As filed with the Securities and Exchange Commission on July  2, 1996
                                         Registration No. 333-4949

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                PRE-EFFECTIVE
                            AMENDMENT NUMBER ONE
                                      TO
                                   FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               CENTURA BANKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

 North Carolina                  6712                     56-1688522
(State or Other           (Primary Standard            (I.R.S. Employer
Jurisdiction of        Industrial Classification      Identification No.)
Incorporation or              Code Number)
Organization)


                             134 North Church Street
                        Rocky Mount, North Carolina 27804
                                 (919) 977-4400

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

       JOSEPH A. SMITH, JR.
       General Counsel and                            ALEXANDER M. DONALDSON
       Corporate Secretary                            Moore & Van Allen, PLLC
       CENTURA BANKS, INC.        with copy to:  One Hannover Square, Suite 1700
     134 North Church Street                         Fayetteville Street Mall
Rocky Mount, North Carolina 27804                 Raleigh, North Carolina 27601
          (919) 977-4400                                 (919) 828-4481

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate  date of  commencement of proposed sale of securities to the public:
As soon as practicable after the merger (the "Merger") described in this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|




This registration statement covers additional shares of the common stock of the Registrant which may be issued to prevent dilution resulting from a stock split, stock dividend or similar transaction involving the common stock of the Registrant, pursuant to Rule 416.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.





                               CENTURA BANKS, INC.

Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K Showing the Location in the Proxy Statement-Prospectus of the Responses to the Items of Part I of Form S-4

Item
Number Caption                                  Caption Or Location In Proxy Statement-Prospectus
A. Information About The Transaction

1.   Forepart of Registration Statement         Outside Front Cover of Proxy Statement;
     and Outside Front Cover Page of            Facing Page of Registration Statement;
     Prospectus                                 Cross-Reference Sheet

2.   Inside Front and Outside Back Cover        Available Information; Documents
     of Prospectus                              Incorporated by Reference; Table of
                                                Contents

3.   Risk Factors, Ratio of Earnings to         Summary; Comparative Market Prices and
     Fixed Charges and Other Information        Dividends; Comparative Per Share Data

4.   Terms of the Transaction                   Summary; Description of Transaction;
                                                Effect of the Merger on Rights of
                                                Stockholders; Description of Centura
                                                Capital Stock

5.   Pro Forma Financial Information            Documents Incorporated by Reference; Pro
                                                Forma Combined Condensed Financial
                                                Information and Capitalization

6.   Material Contacts with the Company         Summary; Description of Transaction
     Being Acquired

7.   Additional Information Required for        Not applicable
     Reoffering by Persons and Parties
     Deemed to be Underwriters

8.   Interest of Named Experts and Counsel      Opinions

9.   Disclosure of Commission Position on       Not applicable
     Indemnification for Securities Act
     Liabilities


B.   Information About the Registrant

10.  Information with Respect to S-3            Available Information; Documents Incorporated by R
     Registrants                                Reference; Summary; Information About Centura

11.  Incorporation of Certain Information       Documents Incorporated by Reference
     by Reference

12.  Information with Respect to S-2 or         Not Applicable
     S-3 Registrants

13. Incorporation of Certain Information        Not Applicable
    by Reference

14.  Information with Respect to                Not Applicable
     Registrants Other Than S-2 or S-3
     Registrants


C.   Information About the Company Being
     Acquired

l5.  Information with Respect to S-3            Not Applicable
     Companies

16.  Information with Respect to S-2 or         Available Information; Documents
     S-3 Companies                              Incorporated by Reference; Summary;
                                                Information About First Community

17.  Information with Respect to Companies      Not Applicable
     Other Than S-2 or S-3 Companies

D.   Voting and Management Information

18.  Information if Proxies, Consents, or       Documents Incorporated by Reference;
     Authorizations are to be Solicited         Summary; Special Meeting of First
                                                Community Stockholders; Description of
                                                Transaction; Information About First
                                                Community; Information About Centura;
                                                Description of Centura Capital Stock

19.  Information if Proxies, Consents, or       Not Applicable
     Authorizations are not to be
     Solicited or in an Exchange Offer





                          LETTERHEAD OF FIRST COMMUNITY

                                                         July 8,1996
To the Stockholders of
     First Community Bank:

     You are cordially invited to attend a Special Meeting of the Stockholders (the "Special Meeting") of First Community Bank ("First Community") to be held at the Gaston County Public Library, 1555 East Garrison Boulevard, Gastonia, North Carolina, 28054, at 11:00 A.M., local time, on Wednesday, August 7, 1996, notice of which is enclosed.



     At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 4, 1996 (the "Agreement"), which provides for the merger (the "Merger") of First Community with and into Centura Bank, with Centura Bank the surviving corporation resulting from the Merger. Upon consummation of the Merger, each share of First Community common stock issued and outstanding will be exchanged for 0.96 of a share of Centura Banks, Inc. common stock (subject to possible adjustment as described in the accompanying Proxy Statement/Prospectus), with cash being paid in lieu of issuing fractional shares.

     Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement/Prospectus, (iii) Proxy for the Special Meeting, (iv) First Community's Annual Report to Stockholders for the year ended December 31, 1995, and (v) First Community's Quarterly Report on Form F-4 for the three months ended March 31, 1996. The Proxy Statement/Prospectus describes in more detail the Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of First Community stockholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

     The  Board  of  Directors  has  unanimously   approved  the  Agreement  and
consummation of the Merger contemplated thereby, and unanimously recommends that you vote FOR approval of the Agreement.

     It is important to understand that approval of the Agreement will require the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding shares of First Community common stock. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with Centura is a significant step for First Community and your vote on this matter is of great importance.

     On behalf of the Board of Directors, I urge you to vote FOR approval of the Agreement by marking the enclosed proxy card "FOR" item one.

     We look forward to seeing you at the Special Meeting.

                                    Sincerely,



                                    DONALD R. LINEBERGER
                                    Chairman and Chief Executive Officer







                              FIRST COMMUNITY BANK
                           100 EAST GARRISON BOULEVARD
                         Gastonia, North Carolina 28052
                                 (704) 868-4251



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    To be held at 11:00 a.m. on August 7, 1996

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the "Special Meeting") of First Community Bank ("First Community") will be held at the Gaston County Public Library, 1555 East Garrison Boulevard, Gastonia,
North Carolina, 28054, on Wednesday, August 7, 1996, at 11:00 A.M., local time, for the following purposes:



     1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 4, 1996 (the "Agreement"), by and among First Community, Centura Bank and Centura Banks, Inc., a North Carolina corporation ("Centura"), pursuant to which (i) First Community will merge (the "Merger") with and into Centura Bank, (ii) each share of the $4.16 2/3 par value common stock of First Community ("First Community Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for
0.96 of a share of the no par value common stock of Centura, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) Centura will assume the obligations of First Community under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Agreement is set forth in Appendix A to the accompanying Proxy Statement/Prospectus and is hereby incorporated by reference herein.

     2. Other Business. To transact such other business as may come properly before the Special Meeting or any adjournments or postponements of the Special Meeting.

     Notice of Appraisal Rights. If Proposal 1 above is approved and the Merger contemplated thereby is consummated, each holder of shares of First Community Common Stock would have the right to demand appraisal of such holder's shares of First Community Common Stock and would be entitled to the rights and remedies of
Article 13 of the North Carolina Business Corporation Act ("NCBCA"). The right of any such stockholder to any such rights and remedies is contingent upon consummation of the Merger. In addition, the right of any such stockholder to such rights and remedies is contingent upon strict compliance with the requirements set forth in Article 13 of the NCBCA, the full text of which is attached as Appendix B to the accompanying Proxy Statement/Prospectus. For a summary of the requirements of Article 13 of the NCBCA, see "DESCRIPTION OF THE TRANSACTION - Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.



     Only stockholders of record at the close of business on June 28, 1996, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Agreement requires the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of First Community Common Stock.



     THE BOARD OF DIRECTORS OF FIRST COMMUNITY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Robert S. Pearson
                                       President



Gastonia, North Carolina
July 8, 1996



     Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed form of proxy and return it promptly in the enclosed postage paid return envelope in order to ensure that your shares will be represented at the Special Meeting.






                                   PROSPECTUS
                           [CENTURA BANKS, INC. LOGO]

                           An Estimated 838,553 Shares
                           Common Stock, no par value

                                 PROXY STATEMENT

                     For Special Meeting of Stockholders of
                              FIRST COMMUNITY BANK

     This Prospectus of Centura Banks, Inc., a bank holding company organized and existing under the laws of the State of North Carolina ("Centura"), relates to up to 838,553 shares of common stock, no par value, of Centura ("Centura Common Stock"), including shares to be subject to assumed options and grants, which are issuable to the stockholders of First Community Bank, a bank corporation organized and existing under the laws of the State of North Carolina ("First Community"), upon consummation of the proposed merger (the "Merger") described herein by which First Community will merge with and into Centura Bank, a wholly-owned subsidiary of Centura, pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of April 4, 1996 (the "Agreement"), by and among First Community, Centura Bank and Centura. The full text of the Agreement is attached as Appendix A hereto.



     At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock par value $4.16 2/3 per share, of First Community ("First Community Common Stock") will be converted into and exchanged for 0.96 of a share of Centura Common Stock, subject to certain possible adjustments described herein. In the event that the "Average Closing Price" (defined in the Agreement as the average of the daily last sale prices of Centura Common Stock quoted on the NYSE - Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source as selected by Centura) for the ten consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the trading day immediately preceding the Special Meeting (the "Determination Date") is less than $31.50, the parties shall calculate (i) the quotient obtained by dividing the Average Closing Price by $35.00 (the "Centura Ratio") and (ii) the quotient obtained by dividing the average of the "Index Price" (as defined below) for the ten full trading days immediately preceding the Determination Date by the Index Price on March 20, 1996 (the "Index Ratio"). If the Index Ratio is greater than the Centura Ratio, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Ratio by the Average Closing Price (rounded up to two decimal places). If the Index Ratio is less than the Centura Ratio, then the Exchange Rate shall be 0.96. The "Index Price" is the weighted average of the closing prices of the companies composing the NYSE Bank Stock Index compiled by SNL Securities. The SNL NYSE Bank Stock Index was chosen as the reference point for the market for bank stocks in general because Centura Stock is traded on the NYSE and, as such, the Index would more accurately reflect banks and bank holding companies comparable to Centura in size and liquidity. In addition, the Index is one of three indices against which Centura measures the performance of Centura Stock in Centura's proxy materials. In the event that the Average Closing Price is greater than $38.50, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Rate by the Average Closing Price (rounded up to two decimal places). The Exchange Rate could be greater or less than 0.96, depending on the Average Closing Price, the Centura Ratio and the Index Ratio. The Average Closing
Price was $ 37.00 on June 28, 1996. Therefore, no adjustment to the Exchange Rate would be necessary as of that date. See "DESCRIPTION OF TRANSACTION--Possible Adjustment of Exchange Rate".

     This Prospectus also serves as a Proxy Statement of First Community, and is being furnished to the stockholders of First Community in connection with the solicitation of proxies by the Board of Directors of First Community for use at its special meeting of stockholders (including any adjournment or postponement thereof, the "Special Meeting"), to be held on August 7, 1996, to consider and vote upon the Agreement. This Proxy Statement/Prospectus ("Proxy Statement") and related materials enclosed herewith are being mailed to stockholders of First Community on or about July 9, 1996.

     Each holder of shares of First Community Common Stock has the right to dissent from the Merger and to demand appraisal and payment of the fair value of such holder's shares of First Community Common Stock if the Merger is approved and consummated. The right of any such stockholder to such rights and remedies is contingent upon strict compliance with the requirements set forth in Article 13 of the North Carolina Business Corporation Act ("NCBCA"), the full text of which is attached as Appendix B hereto. A stockholder of First Community who wishes to dissent from the Merger must not vote any shares of First Community Common Stock in favor of the Merger. See "DESCRIPTION OF TRANSACTION-- Dissenters' Rights."



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY.



             The date of this Proxy Statement is July 8, 1996.








                              AVAILABLE INFORMATION

     Centura is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The shares of Centura Common Stock are listed on the New York Stock Exchange (the "NYSE"), and reports, proxy and information statements, and other information concerning Centura also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     First Community also is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Federal Deposit Insurance Corporation ("FDIC"). Such reports, proxy statements and other information filed by First Community may be obtained from the FDIC at prescribed rates by written requests for such copies to the FDIC, Registration and Disclosure Section, 550 17th Street, N.W., Room F-643, Washington, D.C. 20429. In addition, such documents are exhibits to the Registration Statement and may be inspected and copied at the public reference facilities maintained by the SEC at the addresses set forth above.

     This Proxy Statement constitutes part of the Registration Statement on Form S-4 of Centura (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Centura and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

     All information contained in this Proxy Statement or incorporated herein by reference with respect to Centura was supplied by Centura and all information contained in this Proxy Statement or incorporated herein by reference with respect to First Community was supplied by First Community.

     No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement nor any distribution of the securities being offered pursuant to this Proxy Statement shall, under any circumstances, create an implication that there has been no change in the affairs of Centura or First Community or the information set forth or incorporated by reference herein since the date of this Proxy Statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed with the SEC by Centura pursuant to the Exchange Act are hereby incorporated by reference herein:

         (a) Centura's Annual Report on Form 10-K for the year ended December 31, 1995, (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement);

         (b) Centura's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

         (c) Centura's Current Reports on Form 8-K dated January 8, February 28, March 12, March 20, April 3, April 16, April 18, May 17,
              May 24, June 14, and July 2, 1996; and

         (d) The description of Centura Common Stock contained in Centura's Registration Statement on Form 8-A filed October 9, 1990, under the Exchange Act and any other amendment or report filed for the purpose of updating such description.

     The following documents previously filed with the FDIC by First Community pursuant to the Exchange Act are hereby incorporated by reference herein:

         (a) First Community's Annual Report on Form F-2 for the fiscal year ended December 31, 1995;

         (b) First Community's Quarterly Report on Form F-4 for the quarterly period ended March 31, 1996;

         (c)  First  Community's  Current  Report on Form F-3,  dated  March 26,
              1996.

     All documents filed by Centura pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to final adjournment of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.



     Centura will provide without charge, upon the written or oral request of any person including any beneficial owner, to whom this Proxy Statement is delivered a copy of any and all information (excluding certain exhibits) relating to Centura that has been incorporated by reference in the Registration Statement. Such requests should be directed to Frank L. Pattillo, Chief Financial Officer, Centura Banks, Inc., 134 North Church Street, Rocky Mount, North Carolina 27804 (telephone (919) 977-4400). First Community will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Proxy Statement is delivered, a copy of any and all information (excluding certain exhibits) relating to First Community that has been incorporated by reference in the Registration Statement of which this Proxy Statement is a part. Such requests should be directed to Will Weill, III, Secretary, First Community Bank, 100 East Garrison Boulevard, Gastonia, North Carolina 28052 (telephone (704) 868-4251). In order to ensure timely delivery of the documents, any request should be made by July 26, 1996.



     FIRST COMMUNITY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AND FIRST COMMUNITY'S QUARTERLY REPORT ON FORM F-4 FOR THE FISCAL QUARTER ENDED MARCH 31, 1996, ACCOMPANY THIS PROXY STATEMENT.





SUMMARY..........................................................
  The Parties....................................................
  Meeting of Stockholders........................................
  The Merger.....................................................
  Comparative Per Share Data.....................................
  Selected Financial Data........................................

SPECIAL MEETING OF FIRST
COMMUNITY STOCKHOLDERS...........................................
  Date, Place, Time, and Purpose.................................
  Record Dates, Voting Rights, Required Votes, and
  Revocability of Proxies........................................
  Solicitation of Proxies........................................
  Recommendation.................................................

DESCRIPTION OF TRANSACTION.......................................
  General........................................................
  Possible Adjustment of Exchange Rate...........................
  Effect of the Merger on Stock Options..........................
  Background of and Reasons for the Merger.......................
  Opinion of First Community's Financial Advisor.................
  Effective Time of the Merger...................................
  Distribution of Centura Stock Certificates.....................
  Conditions to Consummation of the Merger.......................
  Regulatory Approvals...........................................
  Waiver, Amendment, and Termination.............................
  Dissenters' Rights.............................................
  Conduct of Business Pending the Merger.........................
  Management and Operations After the Merger.....................
  Interests of Certain Persons in the Merger.....................
  Certain Federal Income Tax Consequences........................
  Accounting Treatment...........................................
  Expenses and Fees..............................................
  Resales of Centura Common Stock................................

EFFECT OF THE MERGER ON RIGHTS
OF STOCKHOLDERS..................................................
  Anti-Takeover Provisions Generally.............................
  Authorized Capital Stock.......................................
  Amendment of Articles of Incorporation and Bylaws..............
  Classified Board of Directors and Absence of
  Cumulative Voting..............................................
  Removal of Directors...........................................
  Limitations on Director Liability..............................
  Indemnification................................................
  Special Meeting of Stockholders................................
  Constituency and Stakeholder Provisions........................
  Actions by Stockholders Without a Meeting......................
  Stockholder Nominations and Proposals..........................
  Fair Price Provision...........................................
  Business Combinations..........................................
  Dissenters' Rights of Appraisal................................
  Stockholders' Rights to Examine Books and Records..............
  Dividends......................................................

INFORMATION ABOUT FIRST
COMMUNITY........................................................
  General........................................................
  Security Ownership of Management...............................

INFORMATION ABOUT CENTURA........................................
  General........................................................
  Recent Developments............................................
  Stock Ownership of Management..................................

CERTAIN REGULATORY
CONSIDERATIONS...................................................
  General........................................................
  Community Reinvestment.........................................
  Payment of Dividends...........................................
  Capital Adequacy...............................................
  Support of Subsidiary Banks....................................
  Prompt Corrective Action.......................................
  FDIC Insurance Assessments.....................................
  Safety and Soundness Standards.................................
  Depositor Preference...........................................

DESCRIPTION OF CENTURA
CAPITAL STOCK....................................................

OTHER MATTERS....................................................

EXPERTS..........................................................

OPINIONS.........................................................
  APPENDIX A.....................................................
  APPENDIX B.....................................................
  APPENDIX C.....................................................




                                     SUMMARY

     The following is a summary of certain information contained in this Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement. Stockholders are urged to read carefully the entire Proxy Statement, including the Appendices. As used in this Proxy Statement, the terms "Centura" and "First Community" refer to those entities, respectively, and, where the context requires, to Centura and its subsidiaries.

The Parties

     First Community. First Community is a North Carolina bank corporation that operates five banking offices in the Gastonia, North Carolina area and offers a broad range of banking and banking-related services. As of March 31, 1996, First Community had total assets of approximately $125 million, total deposits of approximately $105 million, and total stockholders' equity of approximately $12 million. The principal executive offices of First Community are located at 100 East Garrison Boulevard , Gastonia, North Carolina 28052, and its telephone number at such address is (704) 868-4251. Additional information with respect to First Community is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "INFORMATION ABOUT FIRST COMMUNITY."

     Centura. Centura, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act (the "BHC Act"). Centura owns all of the outstanding shares of Centura Bank, a North Carolina bank corporation. Centura, through Centura Bank and its subsidiaries, offers a full range of financial services through 154 offices located in 94 communities throughout North Carolina and through a variety of alternative delivery channels. As of March 31, 1996, Centura had total consolidated assets of approximately $5.5 billion, total consolidated deposits of approximately $4.2 billion, and total consolidated stockholders' equity of approximately $410 million.

     During the first quarter of 1996, Centura completed a merger with of one financial institution and announced its agreement to (i) merge with FirstSouth Bank, a bank headquartered in Burlington, North Carolina, and (ii) acquire $77 million in North Carolina deposits from a Virginia-based institution (the "Recent Acquisitions"). Information with respect to the Recent Acquisitions is included under "INFORMATION ABOUT CENTURA --Recent Developments" and in certain of the documents incorporated by reference in this Proxy Statement. See "DOCUMENTS INCORPORATED BY REFERENCE."

     The principal executive offices of Centura and Centura Bank are located at 134 North Church Street, Rocky Mount, North Carolina 27804, and its telephone number at such address is (919) 977-4400. Additional information with respect to Centura and its subsidiary is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "INFORMATION ABOUT CENTURA."

Meeting of Stockholders



     This Proxy Statement is being furnished to the holders of First Community Common Stock in connection with the solicitation by the First Community Board of Directors of proxies for use at the Special Meeting at which First Community stockholders will be asked to vote upon (i) a proposal to approve the Agreement and (ii) such other business as may properly come before the meeting. The Special Meeting will be held at the Gaston County Public Library, 1555 East Garrison Avenue, Gastonia, North Carolina 28054, at 11:00 A.M. local time, on
Wednesday, August 7,  1996.  See  "SPECIAL   MEETING  OF  FIRST  COMMUNITY
STOCKHOLDERS --Date, Place, Time, and Purpose."

     First Community's Board of Directors has fixed the close of business on June 28, 1996, as the record date (the "First Community Record Date") for determination of the stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of First Community Common Stock on the First Community Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of First Community Common Stock is entitled to one vote. Stockholders who execute proxies retain the right to revoke them at any time prior to being voted at the Special Meeting. On the First Community Record Date, there were 781,493 shares of First Community Common Stock issued and outstanding. See "SPECIAL MEETING OF FIRST COMMUNITY STOCKHOLDERS --Record Dates, Voting Rights, Required Votes, and Revocability of Proxies.



     Approval of the Agreement requires the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding shares of First Community Common Stock. Directors and executive officers of First Community and their affiliates were entitled to vote 151,386 shares or approximately 19% of the outstanding shares of First Community Common Stock. See "SPECIAL MEETING OF STOCKHOLDERS --Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

The Merger

     General. The Agreement provides for the acquisition of First Community by Centura pursuant to the merger of First Community with and into Centura Bank. At the Effective Time, each share of First Community Common Stock then issued and outstanding will be converted into and exchanged for 0.96 of a share of Centura Common Stock, subject to possible adjustment as described below (the "Exchange Rate"). The Exchange Rate is subject to adjustment in the circumstances described in the following two paragraphs.



     In the event that the "Average Closing Price" (defined in the Agreement as the average of the daily last sale prices of Centura Common Stock quoted on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as selected by Centura) for the ten consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the trading day immediately preceding the Special Meeting (the "Determination Date") is less than $31.50, the parties shall calculate (i) the quotient obtained by dividing the Average Closing Price by $35.00 (the "Centura Ratio") and (ii) the quotient obtained by dividing the average of the "Index Price" (defined below) for the 10 full trading days immediately preceding the Determination Date by the Index Price on March 20, 1996 (the "Index Ratio"). If the Index Ratio is greater than the Centura Ratio, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 (the equivalent per share price of First Community Common Stock under the Exchange Rate at the time the Merger was first publicly announced) multiplied by the Index Ratio by the Average Closing Price (rounded up to two decimal places). If the Index Ratio is less than the Centura Ratio, then the Exchange Rate shall be 0.96. The "Index Price" is the weighted average of the closing prices of the companies composing the NYSE Bank Stock Index compiled by SNL Securities. The SNL NYSE Bank Stock Index was chosen as the reference point for the market for bank stocks in general because Centura Stock is traded on the NYSE and, as such, the Index would more accurately reflect banks and bank holding companies comparable to Centura in size and liquidity. In addition, the Index is one of three indices against which Centura measures the performance of Centura Stock in Centura's proxy materials.



     In the event that the Average Closing Price is greater than $38.50, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Ratio by the Average Closing Price (rounded up to two decimal places).



     The Exchange Rate could be greater or less than 0.96, depending on the Average Closing Price, the Centura Ratio and the Index Ratio. The Average Closing Price was $ 37.00 on June 28 , 1996, and therefore no adjustment to the Exchange Rate would be required if such date had been the Determination Date.

     There is no "floor" or "ceiling" to the Exchange Rate and, therefore, the Exchange Rate could adjust significantly above or below 0.96 with the result that the dollar value to First Community shareholders could adjust significantly above or below the per share equivalent price of First Community Stock contemplated by the parties at the execution of the Agreement ($33.60). See "DESCRIPTION OF TRANSACTION--Adjustment of Exchange Ratio."
In the event the Exchange Rate were adjusted and the adjustment caused the dollar value per share to be received by First Community shareholders to be materially different than $33.60, First Community would resolicit its shareholders if the adjusted value could be supported by the Fairness Opinion.
A condition precedent to the closing of the Merger is the receipt by First Community of an update to the Fairness Opinion. If on the Determination Date the Exchange Rate and the resultant dollar value have decreased to the point where Scott & Stringfellow could not confirm that the Exchange Rate, as adjusted, was still fair to the shareholders of First Community, from a financial viewpoint, then First Community can either terminate the Merger or renegotiate the Exchange Rate with Centura. If the Exchange Rate were renegotiated, First Community would resolicit its shareholders and obtain from Scott & Stringfellow a new fairness opinion or an update to the existing Fairness Opinion.



     No fractional shares of Centura Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any First Community stockholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the market value of one share of Centura Common Stock at the Effective Time. The market value of one share of Centura Common Stock at the Effective Time shall be the Average Closing Price . See "DESCRIPTION OF TRANSACTION --General."

       The Agreement also contemplates that at the Effective Time, each option acquire shares of First Community Common Stock pursuant to stock options ("First Community Options") granted by First Community under the First Community Stock Plans, as that term is defined in the Agreement, which are outstanding at the Effective Time, whether or not exercisable, will be converted into and become rights with respect to Centura Common Stock on a basis adjusted to reflect the Exchange Rate. See "DESCRIPTION OF TRANSACTION --Effect of the Merger on Stock Options."

     Centura's Board has approved the repurchase in the open market of shares of Centura Common Stock equal in number to up to all of the shares to be issued in connection with the Merger and up to 9.9% (approximately 101,000 shares) of the shares of Centura Common Stock to be issued in the merger with FirstSouth Bank. See "INFORMATION ABOUT CENTURA - Recent Developments." Under rules promulgated by the SEC under the Exchange Act, Centura will not be permitted to purchase shares of Centura Common Stock in the open market during the period commencing two business days prior to the mailing of this Proxy Statement and ending immediately following the Special Meeting.

     As of the First Community Record Date, First Community had 781,493 shares of First Community Common Stock issued and outstanding and 92,000 additional shares of First Community Common Stock subject to options issued and outstanding under the First Community Stock Plans. Assuming an Exchange Rate of 0.96 of a share of Centura Common Stock for each share of First Community Common Stock, it is anticipated that upon consummation of the Merger, Centura would issue approximately 838,553 shares of Centura Common Stock, including shares subject to assumed options or grants. Accordingly, Centura would then have issued and outstanding approximately 23,713,603 shares of Centura Common Stock based on the number of shares of Centura Common Stock issued and outstanding on March 31, 1996, and excluding the effect of any shares repurchased by Centura since such time.

     Reasons for the Merger and Recommendation of the Board of Directors of First Community. The Board of Directors of First Community believes that the Agreement and the Merger are in the best interests of First Community and its stockholders. The First Community directors unanimously recommend that First Community stockholders vote FOR approval of the Agreement. The Board of Directors of First Community believes that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of First Community and Centura will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF TRANSACTION --Background of and Reasons for the Merger."

     In unanimously approving the Agreement, First Community's directors considered, among other things, First Community's and Centura's financial condition, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, legal advice concerning the proposed Merger, the views of Scott & Stringfellow, Inc. ("Scott & Stringfellow") as to the fairness of the Exchange Rate, from a financial point of view, to the stockholders of First Community, and in general the fairness of the terms of the Merger to First Community stockholders. See "DESCRIPTION OF TRANSACTION --Background of and Reasons for the Merger."

     Opinion of Financial Advisor. Scott & Stringfellow has rendered an opinion to First Community that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the Exchange Rate is fair, from a financial point of view, to the stockholders of First Community. The opinion of Scott & Stringfellow dated as of the date of this Proxy Statement is attached as Appendix C to this Proxy Statement. First Community stockholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "DESCRIPTION OF TRANSACTION -- Opinion of First Community's Financial Advisor."

     Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Articles of Merger become effective with the North Carolina Secretary of State. Unless otherwise agreed upon by First Community and Centura and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur as soon as practicable following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger and (ii) the date on which the stockholders of First Community approve the matters relating to the Agreement required to be approved by such stockholders by applicable law. See "DESCRIPTION OF TRANSACTION --Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment, and Termination."

     No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that the other conditions precedent to the Merger can or will be satisfied. First Community and Centura anticipate that all conditions to the consummation of the Merger will be satisfied so that the Merger can be consummated during the third quarter of 1996. However, delays in the consummation of the Merger could occur.

     Exchange of Stock Certificates. Promptly after the Effective Time, Centura will cause Registrar and Transfer Company, Cranford, New Jersey, acting in its capacity as exchange agent for Centura (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of First Community Common Stock, a letter of transmittal and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of Centura Common Stock. Cash will be paid to the holders of First Community Common Stock in lieu of the issuance of any fractional shares of Centura Common Stock. In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be paid to such holder, and in no event will First Community, Centura, or the Exchange Agent be liable to any holder of First Community Common Stock for any Centura Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     Regulatory Approvals and Other Conditions. The Merger is subject to approval by the Federal Reserve and the North Carolina Commissioner of Banks (the "Commissioner"). Applications have been filed with each of these agencies for the requisite approvals. There can be no assurance that such regulatory approval will be obtained or as to the timing of any such approvals. There also can be no assurance that any such approval will not impose conditions that are deemed by First Community or Centura to materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement.

     Consummation of the Merger is subject to various other conditions, including receipt of the required approval of First Community stockholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, and certain other conditions. See "DESCRIPTION OF TRANSACTION
- --Regulatory Approvals" and "--Conditions to Consummation of the Merger."

     Waiver, Amendment, and Termination. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual action of the Boards of Directors of First Community and Centura, or by the action of the Board of Directors of either company under certain circumstances, including (i) if the Merger is not consummated by December 31, 1996, unless the failure to consummate by such time is due to a breach of the Agreement by the party seeking to terminate or (ii) in certain circumstances, by either of the parties in the event that the other defaults in the performance of its representations, warranties and agreements contained in the Agreement. If for any reason the Merger is not consummated, First Community shall continue to operate as a bank under its present management. To the extent permitted by law, the Agreement may be amended upon the written agreement of Centura and First Community without the approval of stockholders; provided, however, that the provisions of the Agreement relating to the manner or basis in which shares of Centura Common Stock will be exchanged for First Community Common Stock may not be amended after the Special Meeting without the requisite approval of the holders of the issued and outstanding shares of First Community Common Stock entitled to vote thereon. See "DESCRIPTION OF TRANSACTION --Possible Adjustment of Exchange Rate" and "--Waiver, Amendment, and Termination."

     Dissenters' Rights. Pursuant to Article 13 of the NCBCA, the holders of First Community Common Stock have dissenters' rights with respect to the Merger. Any First Community stockholder who does not vote in favor of the proposal to approve the Agreement and the Merger contemplated thereby and who complies with certain requirements of the applicable provisions of the NCBCA may have the right to an appraisal and payment for such person's shares of First Community Common Stock.

     To perfect dissenters' rights of appraisal, a holder of First Community Common Stock must strictly comply with the applicable statutory provisions, a copy of which provisions is attached to this Proxy Statement as Appendix B. Any holder of First Community Common Stock who returns a signed proxy but who fails to provide voting instructions with respect to the proposal to approve the Agreement will be deemed to have voted in favor of such proposal and will not be entitled to assert dissenters' rights of appraisal. See "DESCRIPTION OF TRANSACTION --Dissenters' Rights."

     Interests of Certain Persons in the Merger. Certain members of First Community's management and Board of Directors have interests in the Merger in addition to their interests as stockholders of First Community generally. Those interests relate to, among other things, employment agreements with Centura and provisions in the Agreement regarding indemnification and eligibility for certain Centura employee benefits. See "DESCRIPTION OF TRANSACTION --Interests of Certain Persons in the Merger."

     Certain Federal Income Tax Consequences of the Merger. It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon receipt by First Community and Centura of an opinion of Poyner & Spruill, L.L.P., substantially to this effect. Accordingly, no gain or loss will be recognized by a First Community stockholder upon the exchange of such stockholder's First Community Common Stock solely for shares of Centura Common Stock. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss will be recognized with respect to cash received in lieu of fractional shares. Gain recognition, if any, will not be in excess of the amount of cash received. Tax consequences of the Merger for individual taxpayers can vary, however, and all First Community stockholders are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local and foreign tax laws. For a further discussion of the federal income tax consequences of the Merger, See "DESCRIPTION OF TRANSACTION --Certain Federal Income Tax Consequences."

     Accounting Treatment. It is intended that the Merger will be accounted for as a purchase for accounting and financial reporting purposes. See "DESCRIPTION OF TRANSACTION --Accounting Treatment."

     Certain Differences in Stockholders' Rights. At the Effective Time, First Community stockholders, whose rights are governed by First Community's Articles of Incorporation and Bylaws will automatically become Centura stockholders, and their rights as Centura stockholders will be determined by Centura's Restated Articles of Incorporation and Bylaws and by the NCBCA.

     The rights of Centura stockholders differ from the rights of First Community stockholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in Centura's governing documents. See "EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS."

     Conduct of Business Pending the Merger. Each party has agreed in the Agreement to, among other things, operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Agreement. In addition, First Community has agreed not to take certain actions relating to the operation of First Community pending consummation of the Merger without the prior written consent of Centura, except as otherwise permitted by the Agreement. See "DESCRIPTION OF TRANSACTION --Conduct of Business Pending the Merger," for a description of these limitations on the conduct of First Community's business.

Comparative Market Prices of Common Stock



         Shares of Centura Common Stock are traded on the NYSE under the symbol "CBC." There is no established public market in which shares of First Community Common Stock are regularly traded. Rather, buyers and sellers of First Community Common Stock are matched by Jackson & Smith Investment Securities, a Gastonia brokerage firm, or by First Community, as an accommodation. The following table sets forth the reported closing prices per share for Centura Common Stock, the last bid quotation for First Community Common Stock and the equivalent per share prices (as explained below) for First Community Common Stock (as reported by Jackson & Smith Investment Securities) on March 19, 1996, the last full business day preceding the public announcement of the intention of the parties to effect the Merger, and on June 28, 1996, the latest practicable date prior to the mailing of this Proxy Statement.


                                    First Community Common
  Market Price Per Share at:                 Stock               Centura Common Stock       Equivalent Per Share Price
  March 19, 1996                            $18.50                         $35.00                     $33.60
  June 28, 1996                             $30.00                         $36.75                     $35.28




The equivalent per share price of a share of First Community Common Stock at each specified date represents the closing sale price of a share of Centura Common Stock on such date multiplied by the Exchange Rate of 0.96. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

There can be no assurance as to what the market price of the Centura Common Stock will be if and when the Merger is consummated.

Comparative Per Share Data

         The following table sets forth certain comparative per share data relating to net income, cash dividends, and book value on (i) an historical basis for Centura and First Community; (ii) a pro forma combined basis per share of Centura Common Stock, giving effect to the Merger; and (iii) a equivalent pro forma basis per share of First Community Common Stock, giving effect to the Merger. The First Community and Centura pro forma combined information and the First Community pro forma equivalent information give effect to the Merger, assuming that the Merger had been effected for the periods presented, on a purchase accounting basis and reflects the Exchange Ratio of 0.96 of a share of Centura Common Stock for each share of First Community Common Stock. See "DESCRIPTION OF TRANSACTION --Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.




     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Centura and First Community, including the respective notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." "--Selected Financial Data," and "INFORMATION ABOUT CENTURA --Recent Developments."



                                                 As of or for the                      As of or for the
                                                Three Months Ended                        Year Ended
                                                  March 31, 1996                       December 31, 1995


NET INCOME PER COMMON SHARE
     Centura Historical (1)
        Primary                                     $ 0.68                                     $ 2.54
        Fully Diluted                                 0.68                                       2.54
     First Community Historical
        Primary                                       0.45                                       1.73
        Fully Diluted                                 0.43                                       1.70

     Centura and First Community Pro Forma

        Combined (2)                                                                             2.55
        Primary                                       0.68
        Fully Diluted                                 0.68                                       2.54

     First Community Pro Forma Equivalent (3)
        Primary                                       0.65                                       2.45
        Fully Diluted                                 0.65                                       2.44


CASH DIVIDENDS PAID PER COMMON SHARE
     Centura Historical (1)                         $ 0.25                                     $ 0.85
     First Community Historical                       0.06                                       0.20

     Centura and First Community Pro
        Forma Combined (4)                            0.25                                       0.85
     First Community Pro Forma Equivalent (5)         0.24                                       0.82

BOOK VALUE PER COMMON SHARE
     Centura Historical (1)                         $17.93                                     $17.69
     First Community Historical                      15.48                                      15.16
     Centura and First Community Pro Forma           17.93                                      17.69
     Combined (2)                                    17.21                                      16.98
     First Community Pro Forma Equivalent(3)


(1) Centura's historical 1995 information has been restated to reflect the merger with First Commercial Holding Corporation, that was consummated on February 27, 1996, and was accounted for as a pooling-of-interests.

(2) Assumes Centura will fully exercise its plan to repurchase shares of its common stock in the open market equal to up to 100 % of the shares issued to effect the Merger.

(3) Represents the Centura and First Community pro forma combined information multiplied by the Exchange Rate of 0.96 of a share of Centura Common Stock for each share of First Community Common Stock.

(4) Represents historical dividends paid per share by Centura as it is assumed that Centura will not change its dividend policy as a result of the Merger.

(5) Represents historical dividends paid per share by Centura multiplied by the Exchange Ratio of 0.96 of a share of Centura Common Stock for each share of First Community Common Stock.

         The foregoing combined and equivalent pro forma per share data reflects an Exchange Rate of 0.96. The First Community pro forma Merger equivalent data would change if the Exchange Rate were adjusted as described under "DESCRIPTION OF TRANSACTION --Possible Adjustment of Exchange Rate."

Selected Financial Data

         The following tables present certain selected historical financial information for Centura and First Community. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning Centura and First Community incorporated by reference in or accompanying this Proxy Statement. Interim unaudited data for the three months ended March 31, 1996 and 1995, of Centura and First Community reflect, in the opinion of the respective management of Centura and First Community, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1996, are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE." The historical Centura financial information has been restated to reflect the merger with First Commercial Holding Corporation that was consummated on February 27, 1996, and accounted for as a pooling-of-interests.








                                         As of and For the
                                        Three Months Ended
                                             March 31,
                                   ---------------------------
                                       1996             1995
                                       ----             ----
SUMMARY OF OPERATIONS
(in thousands, except per share)
Interest income                    $   107,394         86,317
Interest expense                        51,227         36,073

Net interest income                     56,167         50,244
Provision for loan loss (PFLL)           2,000          1,819

Net interest income after PFLL          54,167         48,425
Noninterest income                      18,941         13,624
Noninterest expense                     47,758         39,098

Income before income taxes              25,350         22,951
Income taxes                             9,382          8,364

   Net income                      $    15,968         14,587

Cash dividends paid                $     5,740          3,862

PER COMMON SHARE
Net income - primary               $      0.68           0.65
Net income - fully diluted                0.68           0.65
Book value                               17.93          16.24


SELECTED AVERAGE BALANCES
(in millions)
Assets                             $     5,464          4,399
Earning assets                           5,070          4,060
Loans                                    3,628          3,115
Investment securities                    1,418            930
Core deposits                            3,741          3,222
Total deposits                           4,197          3,516
Shareholders' equity                       412            344

SELECTED PERIOD-END BALANCES
(in millions)
Assets                             $     5,546          4,579
Earning assets                           5,127          4,207
Loans                                    3,686          3,235
Investment securities                    1,426            948
Core deposits                            3,755          3,308
Total deposits                           4,168          3,606
Shareholders' equity                       410            366

SELECTED RATIOS
Dividend payout ratio                    35.95%         26.48%
Return on average assets (1)              1.18           1.34
Return on average equity (1)             15.58           7.18
Average equity to average assets          7.54           7.83
Average loans to average deposits        86.45          88.61

(1) data for the three months ended March 31, 1996 and 1995 is annualized.

                                                        CENTURA BANKS, INC.
                                                      SELECTED FINANCIAL DATA

                                                                         As of and For the
                                                                             Year Ended
                                                                            December 31,
                                            ------------------------------------------------------------------------
                                                1995             1994          1993            1992           1991
                                                ----             ----          ----            ----           ----
SUMMARY OF OPERATIONS
(in thousands, except per share)
Interest income                             $   394,831         305,123        264,188        256,068        271,814
Interest expense                                181,593         114,578        103,553        114,786        149,260

Net interest income                             213,238         190,545        160,635        141,282        122,554
Provision for loan loss (PFLL)                    7,709           7,005          8,841         16,908         22,094

Net interest income after PFLL                  205,529         183,540        151,794        124,374        100,460
Noninterest income                               60,703          50,115         52,459         44,057         32,740
Noninterest expense                             173,184         152,355        138,938        123,342        117,383

Income before income taxes                       93,048          81,300         65,315         45,089         15,817
Income taxes                                     33,334          29,161         22,166         14,659          4,019

   Net income                               $    59,714          52,139         43,149         30,430         11,798

Cash dividends paid                         $    23,581          15,411         12,452          9,862          8,878

PER COMMON SHARE
Net income - primary                        $      2.54            2.31           2.09           1.57           0.64
Net income - fully diluted                         2.54            2.30           2.05           1.54           0.64
Book value                                        17.69           15.42          14.58          11.46          10.62

SHARES
Outstanding                                  23,126,200      22,068,447     22,275,970     19,190,927     19,094,777
Weighted average-primary                     23,548,920      22,614,210     20,696,145     19,405,339     18,500,557
Weighted average-fully diluted               23,595,644      22,678,421     21,203,238     20,323,570     18,500,557

SELECTED AVERAGE BALANCES
(in millions)
Assets                                      $     4,916           4,243          3,729          3,289          3,003
Earning assets                                    4,539           3,919          3,441          3,015          2,740
Loans                                             3,460           2,836          2,500          2,248          2,100
Investment securities                             1,053           1,057            887            697            609
Core deposits                                     3,528           3,337          2,964          2,636          2,362
Total deposits                                    3,898           3,604          3,247          2,892          2,651
Shareholders' equity                                393             333            275            231            212

SELECTED PERIOD-END BALANCES
(in millions)
Assets                                      $     5,503           4,403          4,304          3,447          3,147
Earning assets                                    5,043           4,013          3,913          3,116          2,848
Loans                                             3,710           3,063          2,679          2,329          2,119
Investment securities                             1,293             937          1,181            716            683
Core deposits                                     3,818           3,319          3,460          2,761          2,535
Total deposits                                    4,292           3,607          3,754          3,022          2,801
Shareholders' equity                                409             340            325            241            219

SELECTED RATIOS
Dividend payout ratio                             39.49%          29.56%         28.84%         32.08%         75.25%
Return on average assets (1)                       1.21            1.23           1.16           0.93           0.39
Return on average equity (1)                      15.18           15.67          15.70          13.20           5.56
Average equity to average assets                   8.00            7.84           7.37           7.01           7.06
Average loans to average deposits                 88.76           78.69          76.99          77.73          79.19


(1) data for the three months ended March 31, 1996 and 1995 is annualized.












                                                                                              FIRST COMMUNITY BANK
                                                                                             SELECTED FINANCIAL DATA



                                            As of and For the
                                            Three Months Ended
                                                  March 31,
                                    ----------------------------------
                                             1996               1995
                                             ----               ----
SUMMARY OF OPERATIONS
(in thousands, except per share)
Interest income                      $       2,395              2,073
Interest expense                             1,089                870

Net interest income                          1,306              1,203
Provision for loan loss (PFLL)                  89                 45

Net interest income after PFLL               1,217              1,158
Noninterest income                             221                191
Noninterest expense                            949                863

Income before income taxes                     489                486
Income taxes                                   139                151

   Net income                                  350                335

Cash dividends paid                             47                 38



PER COMMON SHARE
Net income - primary                          0.45               0.44
Net income - fully diluted                    0.43               0.42
Book value                                   15.48              13.63

SELECTED AVERAGE BALANCES
(in millions)
Assets                              $          119                100
Earning assets                                 113                 96
Loans                                           80                 65
Total deposits                                 100                 85
Shareholders' equity                            12                 10

SELECTED PERIOD-END BALANCES
(in millions)
Assets                              $          125                105
Earning assets                                 118                 99
Loans, gross                                    82                 67

Investment securities                           29                 28

Core deposits                                   99                 85

Total deposits                                 105                 90

Shareholders' equity                            12                 10


SELECTED RATIOS
Dividend payout ratio                        13.43%             11.34%
Return on average assets (1)                  1.18               1.35
Return on average equity (1)                 11.73              13.31
Average equity to average assets             10.09              10.18
Average loans to average deposits            80.01              77.13

(1) data for the three months ended March 31, 1996 and 1995 is annualized.

                                                                           As of and For the
                                                                               Year Ended
                                                                               December 31,
                                        ------------------------------------------------------------------------------------
                                                   1995             1994             1993             1992             1991
                                                   ----             ----             ----             ----             ----
SUMMARY OF OPERATIONS
(in thousands, except per share)
Interest income                             $     9,178            6,873            5,635            5,311            5,227
Interest expense                                  4,059            2,709            2,291            2,295            2,872

Net interest income                               5,119            4,164            3,344            3,016            2,355
Provision for loan loss (PFLL)                      577              251              271              201              409

Net interest income after PFLL                    4,542            3,913            3,073            2,815            1,946
Noninterest income                                  762              609              783              625              487
Noninterest expense                               3,418            2,996            2,390            2,139            1,812

Income before income taxes                        1,886            1,526            1,466            1,301              621
Income taxes                                        542              475              513              420              191

   Net income                               $     1,344            1,051              953              881              430

Cash dividends paid                         $       161              129               93              -

                                                                                                                       -

PER COMMON SHARE
Net income - primary                        $      1.73             1.38             1.28             1.20             0.61
Net income - fully diluted                         1.70             1.38             1.28             1.20             0.61
Book value                                        15.16            12.97            12.52            11.43            10.17

SELECTED AVERAGE BALANCES
(in millions)
Assets                                              109               93               79               67               59
Earning assets                                      104               89               76               64               55
Loans                                                72               59               54               46               40
Total deposits                                       93               80               68               58               50
Shareholders' equity                                 11               10                9                8                7

SELECTED PERIOD-END BALANCES
(in millions)
Assets                                     $        118               99               89               76               63
Earning assets                                      111               93               85               72               60
Loans, gross                                                          64               59               50               43
                                                     78
Investment securities                                                 28               20               17               14
                                                     28
Core deposits                                                         80               70               59               50
                                                     93
Total deposits                                                        85               76               66               55
                                                     99
Shareholders' equity                                                  10                9                8                7
                                                     12

SELECTED RATIOS
Dividend payout ratio                             11.98%           12.27%            9.76%             --               --
Return on average assets (1)                       1.23             1.13             1.20             1.31             0.75
Return on average equity (1)                      12.30            10.90            11.09            11.60             6.28
Average equity to average assets                   9.98            10.32            11.83            12.34            12.98
Average loans to average deposits                 77.78            75.03            79.52            80.28            79.19


(1) data for the three months ended March 31, 1996 and 1995 is annualized.





     PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION AND CAPITALIZATION.


The following unaudited pro forma combined condensed balance sheet (the "pro forma balance sheet") as of March 31, 1996, and the unaudited pro forma combined condensed income statements for the three months ended March 31, 1996, and for the year ended December 31, 1995, give effect to the affiliation with Centura of First Community, presented under the purchase method of accounting, which requires that all assets and liabilities be adjusted to their estimated fair value as of the date of the acquisition. The pro forma balance sheet also details the pro forma capitalization of Centura, giving effect to the transaction. In connection with the acquisition of First Community, management anticipates that it will acquire up to 100 percent of the shares to be exchanged in the combination, as approved by Centura's board of directors. The pro forma financial information presented herein gives effect to the possible purchase by Centura of these shares. Pro forma adjustments to the balance sheet are computed as if the transaction occurred at March 31, 1996, while pro forma adjustments to the income statements presented are computed as if the transaction were consummated at January 1, 1995. The above pro forma information does not include the effects of the Recent Acquisitions. Information with respect to the Recent Acquisitions is included under "BUSINESS OF CENTURA--Recent Developments" and in certain of the documents incorporated by reference in this Proxy Statement (see "DOCUMENTS INCORPORATED BY REFERENCE").




CENTURA BANKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of March 31, 1996
(in thousands, except share and per share data)
                                                                                              First              Historical
                                                      Historical                  First     Community             Pro forma
                                                       Centura                  Community  Adjustments            Combined
                                                  ---------------------------------------------------------------------------------
                                                     (1,2)                      (1)         (3)
ASSETS
Cash and due from banks                         $        226,617                   4,121         (750)               202,105
                                                                                              (27,883)
Investment securities:
           Available for sale                          1,144,158                  13,781                           1,157,939
           Held to maturity                              282,030                  14,862                             296,892
Other interest-earning assets                              3,814                   6,800                              10,614
Loans                                                  3,686,316                  82,304                           3,768,620
  Less allowance for loan losses                          54,825                   1,351                              56,176
                                                  ---------------------------------------------------------------------------
  Net loans                                            3,631,491                  80,953            -              3,712,444
Bank premises and equipment                               85,353                   2,579                              87,932
Other assets                                             172,736                   2,118       16,570                191,424
                                                  ===========================================================================
    Total assets                                $      5,546,199                 125,214      (12,063)             5,659,350
                                                  ===========================================================================
LIABILITIES
Deposits:
  Demand, noninterest-bearing                            593,897                  14,326                             608,223
  Interest-bearing                                     3,573,777                  90,669                           3,664,446
                                                  ---------------------------------------------------------------------------
    Total deposits                                     4,167,674                 104,995                           4,272,669
Borrowed funds                                           638,222                   7,313                             645,535
Long-term debt                                           253,342                       -                             253,342
Other liabilities                                         76,725                     843                              77,568
                                                  ---------------------------------------------------------------------------
    Total liabilities                                  5,135,963                 113,151            -              5,249,114
SHAREHOLDERS' EQUITY
Common stock                                             172,986                   3,248       (3,248)               172,986
                                                                                               27,883
                                                                                              (27,883)
Additional paid in capital                                     -                   4,283       (4,283)                     -
Common stock acquired by ESOP                               (503)                      -            -                   (503)
Unrealized securities losses, net                         (2,844)                    (92)          92                 (2,844)
Retained earnings                                        240,597                   4,624       (4,624)               240,597
                                                  ---------------------------------------------------------------------------
    Total shareholders' equity                           410,236                  12,063      (12,063)               410,236
                                                  ---------------------------------------------------------------------------
                                                  ===========================================================================
   Total liabilities and shareholders' equity    $     5,546,199                 125,214      (12,063)             5,659,350
                                                  ===========================================================================

Outstanding common shares                             22,875,050                 779,493                          22,875,050
Book value per share                             $         17.93                   15.48                               17.93

- -------------------------------------------------------------------------------
(1) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

(2) Centura's historical information has been restated for the First Commercial Holding Corp. merger that was consummated February 27, 1996 and was accounted for as a pooling-of-interests.

(3) a) Pro forma adjustments have been computed assuming the transaction was consummated at March 31, 1996. The pro forma adjustments also include the assumption that, simultaneously with the acquisition, Centura will repurchase 100% of the shares to be issued in connection with the acquisition and that there is no price differential between the stock issued and repurchased. Such repurchase program will not in actuality occur simultaneously with the consummation of the acquisition and may result in less than a 100% repurchase. It is assumed that Centura will utilize liquid assets currently available to Centura to fund the repurchase of shares. Centura is authorized to repurchase up to 100% under separate action approved by Centura's board of directors.
         b) The purchase method of accounting requires that all assets and liabilities be adjusted to their fair value as of the date of acquisition. The estimated fair values of FCB's assets and liabilities are not expected to be materially different from their recorded carrying values; therefore, no pro forma valuation adjustments have been made. The calculations of the estimated fair value of the net assets acquired and cost associated with this transaction are:

                                                                                                                           In 000s
              Value for outstanding FCB shares = .96 ER * 779,493 FCB shares * $34.875 price                             $  26,097
           (where ER is exchange ratio; price is Centura's closing price on 3/20/96, the date acquisition was announced)
              Value for outstanding FCB options = (.96 ER*94,000 FCB options)*($34.875-($14.48/.96))                         1,786
           (where the converted exercise price is $14.48/.96 (weighted average exercise price of FCB options/ER))
              Estimate for direct merger expenses                                                                              750
                                                                                                                         ----------
           Estimate of Cost                                                                                                 28,633
                                                                                                                         ----------
           Less estimate for fair value of net assets acquired                                                              12,063
                                                                                                                         ==========
           Estimate of goodwill (i.e. excess of cost over fair value)                                                    $  16,570
                                                                                                                         ==========

CENTURA BANKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
For the Three Months Ended March 31, 1996
(in thousands, except shares and per share)

                                                                                              First                  Historical
                                                   Historical                First          Community                 Pro forma
                                                     Centura               Community       Adjustments                Combined
                                             --------------------------------------------------------------------------------------
                                              (1,2)                   (1)                    (3,4)
Interest income                            $         107,394                  2,395                                     109,789
Interest expense                                      51,227                  1,089                                      52,316
                                             -----------------------------------------------------------------------------------
           Net interest income                        56,167                  1,306                 -                    57,473
Provision for loan losses (PFLL)                       2,000                     89                                       2,089
                                             -----------------------------------------------------------------------------------
           Net interest income after PFLL             54,167                  1,217                 -                    55,384
Noninterest income                                    18,941                    221                                      19,162
Noninterest expense                                   47,758                    949               276                    48,983
                                             -----------------------------------------------------------------------------------
Income before income taxes                            25,350                    489              (276)                   25,563
Income taxes                                           9,382                    139                 -                     9,521
                                             ===================================================================================
           Net income                      $          15,968                    350              (276)                   16,042
                                             ===================================================================================
Earnings per common share:
           Primary                         $            0.68                   0.45                                        0.68
           Fully diluted                                0.68                   0.43                                        0.68
Average common shares:
           Primary                                23,434,371                774,275                                  23,434,371
           Fully diluted                          23,446,960                788,590                                  23,446,960s

- ------------------------------------------------------------------------------

(1) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

(2) Centura's historical information has been restated for the First Commercial Holding Corp. merger that was consummated February 27, 1996 and was accounted for as a pooling-of-interests.

(3) Pro forma adjustments have been computed assuming that the transaction presented was completed January 1, 1995.

(4)        First Community ("FCB"):

         a) The pro forma adjustments assume that, simultaneously with the acquisiton, Centura repurchased or completed its repurchase of 100% of the shares to be issued in connection with the FCB acquisition and that there was no price differential between the stock issued and the stock repurchased. b) Amortization of goodwill of $16,570,000 is over a 15-year period (the period estimated to be benefited) using straight-line method ($1,105,000/year). Such amortization is not deductible for tax purposes; thus, no adjustment is made for tax benefit of this expense. c) Pro forma share and per share data are computed assuming the issuance of the shares noted above at an exchange ratio of .96, less an equivalent number of shares repurchased simultaneously upon consummation.






CENTURA BANKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
For the Year Ended December 31, 1995
(in thousands, except shares and per share)
                                                                          Historical                First
                                              Historical                   First                 Community          Pro forma
                                               Centura                   Community              Adjustments          Combined
                                              -------------------------------------------------------------------------------
                                             (1,2)                  (1)                           (3,4)
Interest income                             $   394,831                  9,178                                        404,009
Interest expense                                181,593                  4,059                                        185,652
                                             ---------------------------------------------------------------------------------
        Net interest income                     213,238                  5,119                       -                218,357
Provision for loan losses (PFLL)                  7,709                    577                                          8,286
                                             ---------------------------------------------------------------------------------
        Net interest income after PFLL          205,529                  4,542                       -                210,071
Noninterest income                               60,703                    762                                         61,465
Noninterest expense                             173,184                  3,418                   1,105                177,707
                                             ---------------------------------------------------------------------------------
Income before income taxes                       93,048                  1,886                  (1,105)                93,829
Income taxes                                     33,334                    542                       -                 33,876
                                             =================================================================================
        Net income                          $    59,714                  1,344                  (1,105)                59,953
                                             =================================================================================
Earnings per common share:
        Primary                             $      2.54                   1.73                                           2.55
        Fully diluted                              2.54                   1.70                                           2.54
Average common shares:
        Primary                              23,548,920                774,741                                     23,548,920
        Fully diluted                        23,595,644                788,590                                     23,595,644

- -----------------------------------------

(1) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

(2) Centura's historical 1995 information has been restated for the First Commercial Holding Corp. merger that was consummated February 27, 1996 and was accounted for as a pooling-of-interests.

(3) Pro forma adjustments have been computed assuming that the transaction presented was completed January 1, 1995.

(4)  First Community ("FCB"):

     a) The pro forma adjustments assume that, simultaneously with the acquisition, Centura repurchased or completed its repurchase of 100% of the shares to be issued in connection with the FCB acquisition and that there was no price differential between the stock issued and the stock repurchased. b) Amortization of goodwill of $16,570,000 is over a 15-year period (the period estimated to be benefited) using a straight-line method ($1,105,000/year). Such amortization is not deductible for tax purposes; thus, no adjustment is made for tax benefit of this expense. c) Pro forma share and per share data are computed assuming the issuance of the shares noted above at an exchange ratio of .96, less an equivalent number of shares repurchased simultaneously upon consummation.






COMPARATIVE MARKET PRICES AND DIVIDENDS



         Centura Common Stock is traded on the NYSE under the symbol "CBC." There is no established public market in which shares of First Community Common Stock are traded regularly. Rather, buyers and sellers of First Community Common Stock are matched by a local brokerage firm, or by First Community, as an accommodation. The following table sets forth, for the indicated periods, (i) the high and low closing prices for Centura Common Stock as reported on the NYSE-Composite Transactions List, (ii) the high and low bid quotations of First Community Common Stock, as reported by Jackson & Smith Investment Securities, and (iii) the cash dividends declared per share of Centura Common Stock and First Community Common Stock for the periods indicated.





                                   CENTURA                                           FIRST COMMUNITY


                                                 Cash Dividends Paid                              Cash Dividends Paid
                             Price Range             Per Share               Price Range              Per share
                         High          Low                                High         Low
1994
First Quarter           $20.500      $18.625           $ 0.18            $16.75      $15.00             $0.04
Second Quarter           21.750       18.000             0.18             16.00       15.00              0.04
Third Quarter            25.000       21.750             0.19             15.00       14.75              0.04
Fourth Quarter           24.375       21.000             0.19             15.50       14.50              0.05


1995
First Quarter           $25.375      $22.500           $ 0.19            $15.50       14.50             $0.05
Second Quarter           27.875       25.000             0.20             15.50       14.50              0.05
Third Quarter            33.375       27.250             0.23             17.00       16.00              0.05
Fourth Quarter           35.500       33.125             0.23             18.50       16.00              0.06




1996
First Quarter           $36.750      $33.875           $ 0.25            $31.00      $17.50             $0.06
Second Quarter            37.50        36.00             0.25(1)          31.00       30.00              0.06(2)







         (1) Declared by the Centura Board of Directors on April 17, 1996, and payable on June 14, 1996, to stockholders of record on May 31, 1996.
         (2) Declared by First Community's Board on June 18, 1996, payable on July 15, 1996, to shareholders of record on June 28, 1996.


         On June 28, 1996, the closing price of Centura Common Stock as reported on the NYSE-Composite Transactions List and the average of the high and low bid quotations of First Community Common Stock (as reported by Jackson & Smith Investment Securities) were $36.75 and $30.00, respectively. On March 19, 1996, the last business day prior to public announcement of the proposed Merger, the closing price of Centura Common Stock as reported on the NYSE-Composite Transactions List and the closing bid price of First Community Common Stock were $35.00 and $18.50, respectively.



         The holders of Centura Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although Centura currently intends to continue to pay quarterly cash dividends on the Centura Common Stock, there can be no assurance that Centura's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. The Agreement prohibits First Community from paying dividends on First Community Common Stock during the pendency of the Merger other than pursuant to its prior practice with regard to dividends.

         Centura and First Community are each legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their subsidiary depository institutions. Centura's and First Community's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS --Payment of Dividends."






                 SPECIAL MEETING OF FIRST COMMUNITY STOCKHOLDERS

Date, Place, Time, and Purpose



         This Proxy Statement is being furnished to the holders of First Community Common Stock in connection with the solicitation by the First Community Board of Directors of proxies for use at the Special Meeting at which First Community stockholders will be asked to vote upon a proposal to approve the Agreement and the Merger contemplated thereby. The Special Meeting will be held at the Gaston County Public Library, 1555 East Garrison Boulevard, Gastonia, North Carolina 28054, at 11:00 A.M., local time, on Wednesday, August 7, 1996. See "DESCRIPTION OF TRANSACTION."

Record Dates, Voting Rights, Required Votes, and Revocability of Proxies

         The close of business on June 28, 1996, has been fixed as the First Community Record Date for determining holders of outstanding shares of First Community Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of First Community Common Stock of record on the books of First Community at the close of business on the First Community Record Date are entitled to notice of and to vote at the Special Meeting. As of the First Community Record Date, there were 781,493 shares of First Community Common Stock issued and outstanding and held by approximately 790 holders of record.



         Holders of First Community Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of First Community Common Stock held of record as of the First Community Record Date. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the shares of First Community Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, with respect to the proposal receiving the most such votes, will be counted. The vote required for the approval of the Agreement and the Merger is two-thirds of the shares of First Community Common Stock entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of First Community Common Stock. Consequently, with respect to the proposal to approve the Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention and a broker non-vote will have the same effect as a vote against such proposal.

         Shares of First Community Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Agreement and the Merger contemplated thereby and, in the discretion of the proxy holder, as to any other matter which may come properly before the Special Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting.

         Failure both to return the proxy card and to vote in person at the Special Meeting will have the effect of a vote cast against approval of the Agreement.

         A First Community stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of First Community, (ii) properly submitting to First Community a duly executed proxy bearing a later date or
(iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: First Community Bank, 100 East Garrison Boulevard, Gastonia, North Carolina 28052; Attention: Will Weill, III , Secretary.



         As of March 31, 1996, the directors and executive officers of First Community and their affiliates were entitled to vote 151,386 shares (or approximately 19% of the issued and outstanding shares) of First Community Common Stock.



Solicitation of Proxies

         Proxies may be solicited by the directors, officers, and employees of First Community by mail, in person, or by telephone or telegraph. Such persons will receive no additional compensation for such services. First Community may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of First Community Common Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. All expenses associated with the solicitation of proxies, other expenses associated with the Special Meeting, and expenses related to the printing and mailing of this Proxy Statement, will be shared by Centura and First Community as provided in the Agreement. See "DESCRIPTION OF THE TRANSACTION --Expenses and Fees."


Recommendation

         The Board of Directors of First Community has unanimously approved the Agreement and the Merger contemplated thereby, believes that the proposal to approve the Agreement is in the best interests of First Community and its stockholders, and unanimously recommends that the First Community stockholders vote FOR approval of the proposal to approve the Agreement and the Merger contemplated thereby.


                           DESCRIPTION OF TRANSACTION

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference. All stockholders are urged to read the Appendices in their entirety.

General

         The Agreement provides for the acquisition of First Community by Centura pursuant to the merger of First Community with and into Centura Bank. At the Effective Time, each share of First Community Common Stock then issued and outstanding (excluding shares held by First Community, Centura, or Centura's subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by stockholders who perfect their statutory rights of appraisal) will be converted into and exchanged for 0.96 of a share of Centura Common Stock, subject to possible adjustment as described below (the "Exchange Rate").

         No fractional shares of Centura Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any First Community stockholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the market value of one share of Centura Common Stock at the Effective Time. The market value of one share of Centura Common Stock at the Effective Time shall be the Average Closing Price (as defined below).


         Centura's Board has approved the repurchase in the open market of shares of Centura Common Stock equal in number to up to all of the shares to be issued in connection with the Merger and up to 9.9% (approximately 101,000 shares) of the shares of Centura Common Stock to be issued in the merger with FirstSouth Bank. See "INFORMATION ABOUT CENTURA - Recent Developments." Under rules promulgated by the SEC under the Exchange Act, Centura will not be permitted to purchase shares of Centura Common Stock in the open market during the period commencing two business days prior to the mailing of this Proxy Statement and ending immediately following the Special Meeting.



       As of the First Community Record Date, First Community had 781,493 shares of First Community Common Stock issued and outstanding and 92,000 additional shares of First Community Common Stock subject to First Community Options. Taking into the account the Exchange Ratio of 0.96 of a share of Centura Common Stock for each share of First Community Common Stock, it is anticipated that
upon consummation of the Merger,  Centura would  issue approximately   838,553
shares of Centura Common Stock, excluding shares subject to assumed options of grants. Accordingly, Centura would then have issued and outstanding approximately 23,713,603 shares of Centura Common Stock based on the number of shares of Centura Common Stock issued and outstanding on March 31, 1996, and excluding the effect of any shares repurchased by Centura since such time.



Possible Adjustment of Exchange Rate

         The  Exchange   Rate  is  subject  to   adjustment   in  the  following
circumstances:



         In the event that the "Average Closing Price" (defined in the Agreement as the average of the daily last sale prices of Centura Common Stock quoted on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as selected by Centura) for the ten consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the trading day immediately preceding the Special Meeting (the "Determination Date") is less than $31.50, the parties shall calculate (i) the quotient obtained by dividing the Average Closing Price by $35.00 (the "Centura Ratio") and (ii) the quotient obtained by dividing the average of the "Index Price" (defined below) for the ten full trading days immediately preceding the Determination Date by the Index Price on March 20, 1996 (the "Index Ratio"). If the Index Ratio is greater than the Centura Ratio, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 (the equivalent per share price of First Community Common Stock under the Exchange Rate at the time the Merger was first publicly announced) multiplied by the Index Ratio by the Average Closing Price (rounded up to two decimal places). If the Index Ratio is less than the Centura Ratio, then the Exchange Rate shall be 0.96. The "Index Price" is the weighted average of the closing prices of the companies composing the NYSE Bank Stock Index compiled by SNL Securities. The SNL NYSE Bank Stock Index was chosen as the reference point for the market for bank stocks in general because Centura Stock is traded on the NYSE and, as such, the Index would more accurately reflect banks and bank holding companies comparable to Centura in size and liquidity. In addition, the Index is one of three indices against which Centura measures the performance of Centura Stock in Centura's proxy materials.



         In the event that the Average Closing Price is greater than $38.50, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Ratio by the Average Closing Price (rounded up to two decimal places).



         The operation of the adjustment mechanism can be illustrated by the scenarios set forth below. (For purposes of the numerical examples, the Exchange Rate is 0.96 and the Index Price on the Commencement Date is $100.)





     (a) The first scenario occurs if the Average Closing Price is not more than $38.50 and not less than $31.50. Under this scenario, regardless of any comparison between the Centura Ratio and the Index Ratio, there would be no adjustment of the Exchange Rate, even though the consideration to be received by First Community stockholders could have increased from a pro forma $33.60 per share to a pro forma $36.96 per share or fallen as low as a pro forma $30.24 per share.

     (b) The second scenario occurs if the Average Closing Price declines to less than $31.50, but the Index Ratio declines by more than the Centura Ratio. Under this scenario, the Exchange Rate would not be adjusted, even though the consideration received by First Community stockholders would have fallen.

         For example, if the Average Closing Price were $28.00 and the average Index Price for the 10 trading days preceding the Determination Date were 78, the Index Ratio (0.78) would have declined more than the Centura Ratio (0.80) and, accordingly, there would be no adjustment in the Exchange Rate, even though the value of the consideration received by First Community shareholders would have declined from pro forma $33.60 per share to pro forma $26.88.


     (c) The third scenario arises where the Average Closing Price declines below $31.50 and the Centura Ratio is below the Index Ratio. Under this scenario, the Exchange Rate would be adjusted by multiplying $33.60 by the Index Ratio and dividing the product by the Average Closing Price. This adjustment can have varying results, based on the relative market performance of Centura Common Stock and the stocks comprising the SNL NYSE Bank Stock Index, as illustrated by the examples below.

         For example, if the Average Closing Price were $28.00, and the ending average of the Index Price for the 10 trading days preceding the Determination Date were $98.00, the Centura Ratio (0.80) would be below the Index Ratio (0.98). The Exchange Rate would be adjusted by multiplying $33.60 by the Index Ratio (0.98) and dividing the product thereof by the Average Closing Price. Based upon the assumed $28.00 Average Closing Price, the adjusted Exchange Rate (1.18) would represent a value to the First Community stockholders of pro forma $32.93 per share.

         If the Average Closing Price were $28.00, and the ending average Index Price were $105, the Centura Ratio (0.80) would be below the Index Ratio (1.05). The Exchange Rate would be adjusted by multiplying $33.60 by the Index Ratio (1.05) and dividing the product thereof by the Average Closing Price. Based upon the assumed $28.00 Average Closing Price, the adjusted Exchange Rate (1.26) would represent a value to the First Community stockholders of pro forma $35.28 per share.

     (d) The fourth scenario occurs if the Average Closing Price exceeds $38.50 . Under this scenario, the Exchange Rate would be adjusted by multiplying $33.60 by the Index Ratio and dividing the product thereof by the Average Closing Price. This adjustment can have varying results, based on the relative market performance of Centura Common Stock and the stocks comprising the SNL NYSE Bank Stock Index, as illustrated by the examples below.



         For example, if the Average Closing Price were $42.00 per share (a 20% increase from the price used to establish the Exchange Rate) and the Index Price for the 10 trading days preceding the Determination Date were $120, then the Index Ratio would be 1.2 and, based upon an Average Closing Price of $42.00 per share, there would be no change in the Exchange Rate, which would remain 0.96 and represent a value to First Community stockholders of $40.32. In the alternative, assuming an Average Closing Price of $42.00: (a) if the Index Ratio were 1.3, the adjusted Exchange Rate (1.04) would represent a value to First Community shareholders of $43.68, or (b) if the Index Ratio were 1.0, the adjusted Exchange Rate (0.80) would represent a value to First Community shareholders of $33.60.

There is no "floor" or "ceiling" to the Exchange Rate and, therefore, the Exchange Rate could adjust significantly above or below 0.96 with the result that the dollar value to First Community shareholders could adjust significantly above or below the per share equivalent price of First Community Stock contemplated by the parties at the execution of the Agreement ($33.60). See "DESCRIPTION OF TRANSACTION--Adjustment of Exchange Ratio." In the event the Exchange Rate were ajusted and the adjustment caused the dollar value per share to be received by First Community shareholders to be materially different than $33.60, First Community would resolicit its shareholders if the adjusted value could be supported by the Fairness Opinion. A condition precedent to the closing of the Merger is the receipt by First Community of an update to the Fairness Opinion. If on the Determination Date the Exchange Rate and the resultant dollar value have decreased to the point where Scott & Stringfellow could not confirm that the Exchange Rate, as adjusted, was still fair to the shareholders of First Community, from a financial viewpoint, then First Community can either terminate the Merger or renegotiate the Exchange Rate with
Centura. If the Exchange Rate   were   renegotiated,   First   Community
would resolicit its shareholders and obtain from Scott & Stringfellow a new fairness opinion or an update to the existing Fairness Opinion.

         The  Average  Closing  Price   was  $37.00  on  June 28, 1996,  and
therefore no adjustment to the Exchange Rate would be required if such date had been the Determination Date.



         First Community stockholders should be aware that the actual market value of a share of Centura Common Stock at the Effective Time and at the time certificates for those shares are delivered following surrender and exchange of certificates for shares of First Community Common Stock may be more or less than the Average Closing Price. First Community stockholders are urged to obtain information on the trading value of Centura Common Stock that is more recent than that provided in this Proxy Statement. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

Effect of the Merger on Stock Options

         The Agreement contemplates that at the Effective Time, each First Community Option granted by First Community under the First Community Stock Plans, as that term is defined in the Agreement, which is outstanding at the Effective Time, whether or not exercisable, will be converted into and become an option with respect to Centura Common Stock, and Centura will assume each First Community Option, in accordance with the terms of the First Community Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time (i) Centura and its Compensation Committee will be substituted for First Community and the Committee of First Community's Board of Directors (including, if applicable, the entire Board of Directors of First Community) administering such First Community Stock Plan, (ii) each First Community Option assumed by Centura may be exercised solely for shares of Centura Common Stock, (iii) the number of shares of Centura Common Stock subject to such First Community Option will be equal to the number of shares of First Community Common Stock subject to such First Community Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (iv) the per share exercise price under each such First Community Option will be adjusted by dividing the per share exercise price under each such First Community Option by the Exchange Rate and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Centura will not be obligated to issue any fraction of a share of Centura Common Stock upon exercise of First Community Options and any fraction of a share of Centura Common Stock that otherwise would be subject to a converted First Community Option will represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Centura Common Stock and the per share exercise price of such Option. The market value of one share of Centura Common Stock will be the closing price of such common stock on the NYSE-Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the Effective Time. In addition, notwithstanding any other term in the Agreement, each First Community Right which is an "incentive stock option" will be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of
Section 424(h) of the Code.

         In addition, Centura has agreed that the First Community Stock Option Plan and the stock option agreements issued thereunder shall be amended at or prior to the Effective Time to ensure that the payment of taxes provided for thereunder shall not exceed the amount owed in respect of options exercised thereunder in respect of all outstanding options as of the Effective Time, in consideration of which Centura shall pay to the holders of such options the amount of such tax payment promptly after the Effective Time.


Background of and Reasons for the Merger

         Background and First Community's Reasons for the Merger. Since its organization in 1987, First Community has operated as a community-oriented "home town" commercial bank serving Gastonia, North Carolina. The community-oriented banking philosophy of First Community generally has allowed it to compete effectively and profitably with the other banking institutions in its local market. During the last several years, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks. This increased competition has created an increase in public demand for a broader range of consumer services from community banking institutions. Providing such services and products to customers requires significant amounts of technology, in terms of equipment and software. Additionally, since 1991, the federal banking agencies have imposed many additional regulations on banks. The increased regulatory oversight has burdened First Community due to its small size relative to many of its competitors.

         The increase in competition has been accelerated in the last few years through the consolidation in the banking industry in North Carolina whereby many smaller financial institutions have been acquired by larger state-wide or regional banks. Given the rapid increase in technology and the greater size of many of First Community's competitors, First Community would have to expend significant amounts of capital to invest in the equipment and software necessary to remain competitive.

         First Community recognized that remaining an independent institution may not best serve the long-term interests of First Community, its shareholders, customers and employees. In recent years, throughout North Carolina, many community financial institutions had been acquired by state-wide banks. Additionally, the increased competition to provide cost-effective services and products is a challenge to First Community which has fewer resources than many of its competitors in its market area. Further, First Community Common Stock is lightly traded, and, therefore, First Community's shareholders have limited ability to sell their First Community Common Stock.

         Given First Community's attractive franchise in Gastonia, various bank holding companies in the recent past had indicated casual interest in acquiring First Community to expand their operations into the Gastonia market. Consequently, First Community determined that it would be wise to determine what type of value the marketplace would place upon First Community if First Community chose to consider being acquired, and proceeded to engage in general discussions with several bank holding companies. After those general discussions, Centura presented such a level of interest, potential value added services, and market and customer "fit" that First Community deemed it appropriate to pursue further discussions with Centura. Although no specific proposal had been presented to First Community, First Community determined it would be wise to engage a financial advisor and hired the investment banking firm of Scott & Stringfellow to estimate the value of First Community and advise First Community on the value of three bank holding companies with whom First Community had communicated.



         On March 19, 1996, the Board of Directors of First Community met with the Chairman, President, and Chief Financial Officer of Centura, at which meeting Centura formally proposed the terms of the Merger. The Board of Directors of First Community believed that Centura's proposal was an attractive offer and that First Community could not create greater shareholder value from independent operations in the foreseeable future. Scott & Stringfellow gave the Board of Directors a written analysis of the estimated value of First Community and the potential values of the suggested proposals. The Board of Directors of First Community also believe that the Merger would give shareholders of First Community the opportunity for growth in a widely-traded stock, improved cash dividend level and ownership in a company with a good history of earnings and cash dividends. Further, Centura's commitment to electronic banking was important to the Board of Directors for the additional services and benefits electronic banking can offer First Communty's customers. Additionally, the Board of Directors considered it important to recognize the contribution of First Community's employees to the profitability of First Community as it is to a great extent the employees who are responsible for the satisfaction and loyalty of First Community's customers, without which First Community could not have prospered. As the acquisition would be a new market for Centura, the Merger would offer the best opportunity to retain as
many of First  Community's  existing   branches  and  employees as possible as
opposed to an acquisition by a bank with existing branches and personnel in First Community's market area which might consolidate overlapping branches and eliminate duplicative employees. Considering all of the factors discussed above, the Board of Directors of First Community determined it to be in the best interest of First Community and its shareholders, customers, employees, and communities to agree to be acquired by Centura. On March 19, 1996, First Community's Board of Directors approved a letter of intent with Centura. On April 4, 1996, the Board of Directors of First Community met to consider the Agreement and the Merger, at which meeting Scott & Stringfellow gave the Board of Directors its written opinion that the Centura proposal was fair, from a financial viewpoint, to First Community's shareholders. At the April 4 meeting, the Board of Directors of First Community approved the Agreement which, in turn was approved by Centura's and Centura Bank's Boards of Directors on April 17, 1996.

         For a discussion of the ownership of First Community Stock by the Board of Directors and executive officers of First Community, see "INFORMATION ABOUT FIRST COMMUNITY--Security Ownership of Management."


         First Community's Board of Directors unanimously recommends that First Community stockholders vote FOR approval of the Agreement and the Merger contemplated thereby.



         Centura's Reasons for the Merger. Although Centura currently is located throughout North Carolina, it is not located or has a limited presence in Gastonia and the other markets served by First Community. Accordingly, the Merger is consistent with Centura's goal to leverage upon its existing market presence and to expand into markets not previously served by it though acquisitions, which expansion Centura believes will increase shareholder value. In approving the Agreement and the Merger, the Centura Board considered a number of additional factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the Centura Board of Directors considered the following additional material factors:

         (a) the information presented to the directors by the management of Centura concerning the business, operations, earnings, asset quality, and financial condition of First Community, including the composition of the earning assets portfolio of First Community;

         (b) the financial terms of the Merger, including the relationship of the value of the consideration usable in the Merger to the market value, tangible book value, and earnings per share of First Community Common Stock;

         (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of First Community Common Stock for Centura Common Stock for federal income tax purposes;

         (d)  the   likelihood  of  the  Merger  being  approved  by  applicable regulatory authorities without undue conditions or delay;

         (e) the opportunity for reducing the noninterest expense of the operations of First Community and the ability of the operations of First Community after the Effective Time to contribute to the earnings of Centura through its existing products and services and additional services offered by Centura;

         (f) the attractiveness of the First Community franchise, the market position of First Community in each of the markets in which it operates, and the compatibility of the franchise of First Community with the operations of Centura in the Gastonia, North Carolina area; and

         (g) the compatibility of the community bank orientation of the operations of First Community to that of Centura.

         The Executive Committee of the Board of Directors of Centura determined that the Merger was in the best interest of Centura and its stockholders and approved the Agreement on March 20, 1996. The Agreement and the transactions contemplated thereby were subsequently ratified and approved by the Boards of Directors of Centura and Centura Bank on April 17, 1996.

Opinion of First Community's Financial Advisor

     General

         The Board of Directors of First Community retained the investment banking firm of Scott & Stringfellow to evaluate the terms of the Merger, and Scott & Stringfellow has rendered its opinion to the First Community Board of Directors that the terms of the Merger are fair from a financial point of view to the First Community stockholders. In developing its opinion, Scott & Stringfellow reviewed and analyzed: (1) the Agreement; (2) First Community's audited financial statements for the three years ended December 31, 1995; (3) First Community's unaudited financial statements for the quarters ended March 31, 1995 and 1996, and other internal information relating to First Community prepared by First Community management; (4) information regarding the trading markets for First Community Common Stock and Centura Common Stock and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, earnings, deposits, and assets in certain bank and bank holding company mergers and acquisitions in North Carolina in recent years; (6) Centura's annual reports to stockholders and its financial statements for the three years ended December 31, 1995; and (7) Centura's unaudited financial statements for the quarters ended March 31, 1995 and 1996 and other internal information relating to Centura prepared by Centura's management. Scott & Stringfellow has discussed with members of First Community's and Centura's management the background of the Merger, the reasons and basis for the Merger, and the business and future prospects of First Community and Centura individually and as a combined entity. No instructions or limitations were given or imposed by First Community in connection with the scope of or the examination or investigations made by Scott & Stringfellow in arriving at is findings. Finally, Scott & Stringfellow has conducted such other studies, analysis and investigations, particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. A copy of Scott & Stringfellow's opinion, which sets forth the assumptions made, matters considered and qualifications made on the review undertaken is attached as Appendix C hereto and should be read in its entirety.

         Scott & Stringfellow evaluated the financial terms of the Merger using standard valuation methods, including discounted cash flow analysis, market comparable analysis, comparable acquisition analysis, and dilution analysis.

         Discounted Cash Flow Analysis. Scott & Stringfellow performed a discounted cash flow analysis under various projections to estimate the fair market value of First Community Common Stock. Among other things, Scott & Stringfellow considered a range of asset and earnings growth for First Community Bank of between 7% and 16% and required equity capital level of 8.00% of assets. A range of discount rates from 10.38% to 12.38% were applied to the cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of First Community's earnings. The discount rate, growth rates and capital levels were chosen based on what Scott & Stringfellow, in its judgment, considered to be appropriate taking into account, among other things, First Community's past and current financial performance and condition, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. The discounted cash flow analysis indicated a reference range of $22.28 to $28.18 per share for First Community Common Stock. These values compare to the value of $35.40 per share of consideration for each share of First Community Common Stock. Accordingly, the present value of First Community Common Stock was calculated at less than the value of the consideration to be received from Centura pursuant to the Agreement.

         Comparable Acquisition Analysis. Scott & Stringfellow compared the relationship of prices paid to relevant financial data such as tangible net worth, assets, deposits and earnings in 14 bank and bank holding company mergers and acquisitions in North Carolina since January 1, 1992, representing all such transactions known to Scott & Stringfellow to have occurred during this period involving banks and bank holding companies, with the proposed Merger and found the consideration to be received from Centura to be within the relevant pricing ranges acceptable for such recent transactions. Specifically, based upon the most recent transactions either closed or announced in North Carolina since January 1, 1992, other than the Merger, the average price to tangible book value in these transactions was 2.22 times, compared with 2.34 times for the Merger, the average price to earnings ratio was 22.23 times, compared to 21.91 times for the Merger, the average premium to deposits was 22.6%, compared with 23.2% for the Merger, and the average premium to assets was 19.8%, compared with 27.4% for the Merger. For purposes of computing the information with respect to the Merger, $35.40 per share of consideration for each share of First Community Common Stock was used.

         Analysis of Centura and Comparable Bank Group. Scott & Stringfellow analyzed the performance and financial condition of Centura relative to the Comparable Bank Group, which includes the following financial institutions: CCB Financial Corporation, Central Fidelity Banks, Inc., Crestar Financial Corporation, F&M National Corporation, First Bancorp, First Citizens BancShares, Inc., First Virginia Banks, Inc., Jefferson Bankshares, Inc., Signet Banking Corporation, Triangle Bancorp, Inc., and United Carolina Bancshares. Among the financial information compared was information relating to equity to assets, loans to deposits, net interest margin, non-performing assets, total assets, non-performing assets and efficiency ratio, as well as a comparison of common stock liquidity. Additional information compared for the 12-month period ended December 31, 1995, was (i) price to tangible book value ratio which was 2.36x for Centura, compared to an average of 1.75x for the Comparable Bank Group, (ii) price to earnings ratio which was 13.9x for Centura, compared to an average of 13.3x for the Comparable Bank Group, (iii) return on assets which was 1.22% for Centura, compared to an average of 1.14% for the Comparable Bank Group, and (iv) return on equity which was 15.44% for Centura, compared to an average of 13.01% for the Comparable Bank Group. Overall, in the opinion of Scott & Stringfellow, Centura's operating performance, financial condition, and liquidity for its Common Stock were comparable to the Comparable Bank Group average and Centura's market value was reasonable when compared to the Comparable Bank Group. Accordingly, First Community stockholders shall receive Centura Common Stock that is reasonably valued when compared to the Comparable Bank Group.

         Dilution Analysis. Based upon publicly available financial information on First Community and Centura, Scott & Stringfellow considered the effect of the Merger on the book value, earnings, and market value of First Community and Centura. The immediate effect on Centura -- assuming cost savings of $900,000 -- was to decrease earnings by $0.00 per share or 0.000% and to dilute book value by $0.08 or 0.43%. The effect on First Community under the same assumptions is to increase earnings $0.83 per share or 48.47%, to increase book value by $2.17 per share or 14.31%, to increase dividends by $0.72 or 300.00% and to increase the market value of First Community of $18.00 per share to $35.40 per share. This dilution analysis does not take into account the longer term benefits for the combined companies resulting from the combination. Scott & Stringfellow concluded from this analysis that the transaction would have a significant positive effect on First Community and the First Community stockholders in that historical dividends per share, net income per share and book value per share of Centura Common Stock to be received by the First Community stockholders, after giving effect to the Exchange Rate, would represent a substantial increase in the historical dividends per share, net income per share, and book value per share of First Community Common Stock, although there can be no assurance that pro forma amounts are indicative of future results. See "Comparative Per Share Information."

         The summary set forth above includes the material factors considered, but does not purport to be a complete description of the presentation by Scott & Stringfellow to the First Community Board or of the analyses performed by Scott & Stringfellow. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized  above,  Scott &  Stringfellow  believes  that its  analysis  must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses an factors, would create an incomplete view of the process underlying the preparation of its opinion. As a whole, these various analyses, contributed to Scott & Stringfellow's opinion that the terms of the Merger Agreement are fair from a financial point of view to First Community stockholders.

         Scott & Stringfellow is a full service investment banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with financial institutions in Maryland, North Carolina, Virginia and the District of Columbia, and West Virginia on these and other matters. As part of its investment banking practice, it is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, and secondary distribution of listed an unlisted securities. Scott & Stringfellow was selected by the First Community Board based upon its expertise and reputation in providing valuation and merger and acquisition and advisory services to financial institutions.


Compensation of Scott & Stringfellow

         Pursuant to an  engagement  letter dated April 4, 1996,  between  First
Community and Scott & Stringfellow, First Community agreed to pay Scott & Stringfellow a $20,000 fairness opinion fee. First Community has also agreed to indemnify and hold harmless Scott & Stringfellow and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Scott & Stringfellow.


         A written opinion to the First Community Board of Directors reflecting Scott & Stringfellow's opinion has been delivered and dated as of the date of this Proxy Statement to the effect that, as of such date, the Exchange Rate is fair, from a financial point of view, to the stockholders of First Community.

         The full text of Scott & Stringfellow's opinion as of the date of this Proxy Statement, which sets forth certain assumptions made, matters considered, and limitations on review undertaken is attached as Appendix C to this Proxy Statement, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement. The summary of the opinion of Scott & Stringfellow set forth in this Proxy Statement is qualified in its entirety by reference to the opinion. Scott & Stringfellow's opinion is directed only to the fairness, from a financial point of view, of the Exchange Rate to the stockholders of First Community and does not constitute a recommendation to any stockholder of First Community or Centura as to how such stockholder should vote on the Agreement or the Merger contemplated thereby.

Effective Time of the Merger

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Articles of Merger relating to the Merger become effective with the North
Carolina Secretary of State. Unless otherwise agreed upon by Centura and First Community, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur as soon as practical following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger and (ii) the date on which the stockholders of First Community approve the matters relating to this Agreement required to be approved by such stockholders by applicable law.

         No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. First Community and Centura anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the third quarter of 1996.
However, delays in the consummation of the Merger could occur.

         The Board of Directors of either First Community or Centura generally may terminate the Agreement if the Merger is not consummated by December 31, 1996, unless the failure to consummate by that date is the result of a breach of the Agreement by the party seeking termination. See "--Conditions to Consummation of the Merger" and "--Waiver, Amendment, and Termination."

Distribution of Centura Stock Certificates

         Promptly after the Effective Time, Centura will cause Registrar and Transfer Company, acting in its capacity as Exchange Agent, to mail a letter of transmittal, together with instructions for the exchange of the Certificates representing shares of First Community Common Stock for certificates representing shares of Centura Common Stock, to the former stockholders of First Community.

         First Community stockholders should NOT send in their certificates until they receive the letter of transmittal and instructions.

         Upon  surrender  to  the  Exchange  Agent  of  certificates  for  First
Community Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of First Community Common Stock surrendering such items a certificate or certificates representing the number of shares of Centura Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon). After the Effective Time, to the extent permitted by law, First Community stockholders of record as of the Effective Time will be entitled to vote at any meeting of Centura stockholders the number of whole shares of Centura Common Stock into which their shares of First Community Common Stock have been converted, regardless of whether such stockholders have surrendered their First Community Common Stock certificates. Whenever a dividend or other distribution is declared by Centura on Centura Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Agreement, but, beginning 30 days after the Effective Time, no dividend or other distribution payable after the Effective Time with respect to Centura Common Stock will be paid to the holder of any unsurrendered First Community Common Stock certificate until the holder duly surrenders such certificate. Upon surrender of such First Community Common Stock certificate, however, both the Centura Common Stock certificate, together with all
undelivered  dividends  or  other  distributions   (without  interest)  and  any
undeliverd cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such certificate.

         After the Effective Time, there will be no transfers of shares of First Community Common Stock on First Community's stock transfer books. If Certificates representing shares of First Community Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of Centura Common Stock and a check for the amount due in lieu of fractional shares and undelivered dividends, if any, deliverable in respect thereof.

Conditions to Consummation of the Merger

         Consummation of the Merger is subject to various conditions,  including
(i) receipt of the approval of the Agreement by the stockholders of First Community as required by the NCBCA, (ii) receipt of certain regulatory approvals required for consummation of the Merger, (iii) receipt of a favorable opinion of Poyner & Spruill that the transaction is described under Section 368 of the Internal Revenue Code, (iv) receipt of approval of the shares of Centura Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance, (v) the Registration Statement being declared effective and all necessary SEC and state approvals relating to the issuance or trading of the shares of Centura Common stock issuable pursuant to the Merger shall have been received, (vi) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of First Community and Centura as set forth in the Agreement, (vii) the performance of all agreements and the compliance with all covenants of First Community and Centura as set forth in the Agreement, (viii) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect; (ix) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transaction; (x) receipt of the fairness opinion of Scott & Stringfellow; and
(xi) satisfaction of certain other conditions, including the receipt of agreements of affiliates of First Community, certain legal opinions and various certificates from the officers of First Community and Centura. See "-Regulatory Approvals" and "--Waiver, Amendment, and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before December 31, 1996, the Agreement may be terminated and the Merger abandoned by a vote of a majority of the Board of Directors of either First Community or Centura. See "--Waiver, Amendment, and Termination."

Regulatory Approvals

         The Merger may not proceed in the absence of receipt of the requisite regulatory approvals. Application for the approvals described below have been submitted to the appropriate regulatory agencies. There can be no assurance that such regulatory approvals will be obtained or as to the timing of any such approvals. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Centura or First Community would so materially adversely impact the economic or business benefits of the transactions contemplated by the Agreement that, had such condition or requirement been known, such party would not in its reasonable judgment have entered into the Agreement.

         First Community and Centura are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger will require the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of Centura, Centura Bank and First Community and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until 30 days (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise.

         The Merger also is subject to the approval of the Commissioner and the North Carolina State Banking Commission. In its evaluations, this state agency will take into account considerations similar to those applied by the Federal Reserve.

Waiver, Amendment, and Termination

         To the extent permitted by applicable law, First Community and Centura, with the approval of their respective Boards of Directors, may amend the Agreement by written agreement at any time before or after approval of the Agreement by the First Community stockholders; provided, however, that after the Special Meeting, no amendment may alter the manner or basis in which shares of First Community Common Stock will be exchanged for Centura Common Stock without the requisite approval of the holders of the issued and outstanding shares of First Community Common Stock entitled to vote thereon. In addition, prior to or at the Effective Time, either First Community or Centura, or both, acting through their respective Boards of Directors or chief executive officers or other authorized officers may waive any default in the performance of any term of the Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement, and may waive any of the conditions precedent to the obligations of such party under the Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless executed by a duly authorized officer of First Community or Centura, as the case may be.

         The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of First Community and Centura; (ii) by the Board of Directors of First Community or Centura (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (b) in the event of a mutual breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (c) if the Merger is not consummated by December 31, 1996, provided that the failure to consummate is not due to the breach by the party electing to terminate, (d) if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the stockholders of First Community fail to vote their approval of the matters submitted for the approval by such stockholders at the Special Meeting, or (e) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled, or waived by the appropriate party by December 31, 1996 (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement).

         Additionally, the Agreement may be terminated and the Merger abandoned prior to the Effective Time by Centura if Centura believes the amount of expenses or liability which First Community could incur or for which First Community could become responsible or liable on account of any and all remediation, corrective action or monetary damages resulting from environmental violations exceeds an aggregate of $750,000.

         If the Merger is terminated as described above, the Agreement will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses, maintain the confidentiality of certain information obtained, and return all documents obtained from the other party under the Agreement, will survive. In addition, termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. See "--Expenses and Fees" and "--Option Agreement."

Dissenters' Rights

         Under the provisions of Article 13 of the NCBCA, any shareholder of First Community who (i) gives First Community notice of his intent to demand payment for his shares if the Merger is effectuated, which notice is actually received by First Community before the vote is taken at the Special Meeting and
(ii) does not vote his shares at the Special Meeting in favor of the proposal to approve the Agreement and the Merger contemplated thereby, shall be entitled, if the Agreement is approved and the Merger effectuated, to receive payment of the fair value of his shares upon compliance with the the procedural requirements of the Article. A stockholder of First Community who does not satisfy such requirements is not entitled to payment for his shares under Article 13 of the NCBCA.

         Specifically, Section 55-13-22 of the NCBCA provides that if proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, a corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all stockholders who satisfied the requirements set forth above. The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must supply a form for demanding payment, state where the payment demand must be sent and where and when certificates for certificated shares must be deposited, and set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is mailed. Under Section 55-13-23 of the NCBCA, a stockholder sent a dissenters' notice must demand payment and deposit his share certificates in accordance with the terms of the notice. A stockholder who demands payment and deposits his share certificates in accordance with the terms of the notice retains all other rights of a stockholder until such rights are canceled or modified by the taking of the proposed corporate action. A stockholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares.

         As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenting stockholder who complied with the requirements of Section 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenting stockholder who agrees in writing to accept it in full satisfaction of his demand. However, pursuant to Section 55-13-28 of the NCBCA, a dissenting stockholder may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of such estimate, or reject the corporation's offer and demand payment of the fair value of his shares and interest due, if:

         (i) the dissenting stockholder believes that the amount offered by the corporation is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (ii)     the  corporation   fails  to  make  payment  to  a  dissenting
                  stockholder who accepts the corporation's offer within 30 days after the dissenting stockholders' acceptance; or

         (iii) the corporation, having failed to take the proposed action, does not return the deposited certificates within 60 days after the date set for demanding payment.

         A dissenting stockholder waives his right to demand payment unless he notifies the corporation of his demand in writing under subparagraph (i) above within 30 days after the corporation offered payment for his shares or under subparagraphs (ii) or (iii) above within 30 days after the corporation has failed to perform its required actions in a timely fashion. A dissenting stockholder who fails to notify the corporation of his demand under subparagraph
(i) above within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

         If a demand for payment remains unsettled, the dissenting stockholder may commence a proceeding within 60 days after the date of his payment demand and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenting stockholder the amount previously offered by the corporation. If the dissenting stockholder does not commence the proceeding within the 60-day period, the dissenting stockholder shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation, upon which acceptance the corporation shall pay such amount to the dissenting stockholder in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting stockholder. A dissenting stockholder who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

         A record stockholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of such partial dissenting stockholder are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         A beneficial stockholder may assert dissenters' rights as to shares held on his behalf only if:

         (i) he submits to the corporation the record stockholder's written consent to dissent not later than the time the beneficial stockholder asserts dissenters' rights; and

         (ii) he does so with respect to all shares of which he is the beneficial stockholder.

         A failure to vote against approval of the Agreement will not constitute a waiver of a stockholder's appraisal rights, provided that notice in writing of the stockholder's intent to demand payment for his shares if the Merger is effectuated is given to the corporation, which notice is actually received by the corporation before the vote is taken at the Special Meeting. Voting against approval of the Agreement will not entitled a stockholder to receive cash for his shares unless such stockholder complies with all of the procedural requirements discussed above. Any holder of First Community Common Stock who returns a signed proxy but who fails to provide voting instructions with respect to the proposal to approve the Agreement will be deemed to have voted in favor of the Agreement and the Merger contemplated thereby and will not be entitled to assert dissenters' rights of appraisal.

         THE FOREGOING IS ONLY A SUMMARY OF THE RIGHTS OF DISSENTING HOLDERS OF FIRST COMMUNITY COMMON STOCK. ANY HOLDER OF FIRST COMMUNITY COMMON STOCK WHO INTENDS TO DISSENT SHOULD CAREFULLY REVIEW THE TEXT OF THE NORTH CAROLINA STATUTORY LAW SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT AND SHOULD ALSO CONSULT WITH HIS OR HER ATTORNEY. THE FAILURE OF A FIRST COMMUNITY STOCKHOLDER TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT MAY RESULT IN LOSS OF APPRAISAL RIGHTS. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO APPRAISAL RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO HOLDERS OF FIRST COMMUNITY COMMON STOCK, EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY
LAW.

         In general, any dissenting stockholder who perfects such holder's right to be paid the "fair value" of such holder's First Community Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See "--Certain Federal Income Tax Consequences."

Conduct of Business Pending the Merger

         Pursuant to the Agreement, First Community has agreed that unless the prior written consent of Centura has been obtained, and except as otherwise expressly contemplated in the Agreement, First Community will (i) preserve and protect its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors correspondents, suppliers, and others having business relationships with it; (ii) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted; (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis; (iv) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business; (v) continue to maintain in force insurance and to not modify any bonds or policies of insurance in effect as of the date of the Agreement unless the same, as modified, provides substantially equivalent coverage, and to not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and (vi) promptly provide to Centura such information about First Community and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as Centura reasonably may request.

         In addition, First Community has agreed that, prior to the earlier of the Effective Time or termination of the Agreement, First Community will not, except with the prior written consent of the President of Centura or as expressly contemplated or permitted by the Agreement, agree or commit to do, any of the following: (i) amend its Articles of Incorporation or Bylaws; (ii) except for the issuance of stock pursuant to First Community Options, not make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities other than the issuance of shares upon the exercise of First Community capital stock options; (iii) not issue any options, warrants, calls, puts or other rights of any kind relating to the purchase of its capital stock or any other securities; (iv) not declare or pay any dividends or make any other distributions on its shares of capital stock or otherwise to its shareholders, except in accordance with its current cash dividend policy at current dividend levels and declaration and payment dates; (v) except as required by law and except as allowed under the First Community Stock Plans, not enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by First Community without cost or other liability on no more than 30 days' notice, or adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, stock option, stock purchase, pension, retirement, insurance or similar contract or agreement or plan with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants, or enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group; (vi) except for annual merit increases in the salary of its employees, or other payments made to the employees or directors in connection with existing compensation or benefit plans, and except for bonus payments under First Community's Executive Bonus Plan and Executive Officer Plan, not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of First Community's directors, officers, employees, or consultants; (vii) not make any changes in its accounting methods, practices or procedures; (viii) not directly or indirectly acquire or merge with or acquire any branch or all or any significant part of the assets of any other entity, open any new branch or enter into or become bound by any contract in furtherance thereof, provided that First Community shall be allowed to open its proposed branch at 701 South Main Street, Mt. Holly, North Carolina; (ix) except as may be required by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or the Agreement, First Community will not change in any material respect the nature of its business or the manner in which it conducts its business, discontinue any material portion or line of its business, or change in any material respect its lending, investment, asset liability management, or other material banking or business policies; (x) not encourage, solicit or attempt to negotiate with any entity relating to a merger or other acquisition of First Community or a significant part of its assets;
(xi) not sell or lease (as lessor) or enter into or become bound by any contract or agreement relating to the sale, lease (as lessor) or other disposition of real estate or other property, purchase or lease (as lessee) or enter into or become bound by any contract relating to the purchase, lease (as lessee) or other acquisition of any real property or other property, or sell or dispose of or enter into a contract for the sale or disposal of any other asset of First Community; (xii) except in the ordinary course of its business consistent with past practices, incur any debt or assume, guarantee, or endorse or otherwise become responsible or liable for any obligation of any other person or entity;
(xiii) mortgage, pledge or subject any of its assets to any lien or any other encumbrance other than in the ordinary course of business consistent with its past practice; (xiv) not waive, release or compromise any material rights in its favor except in good faith for fair value; and (xv) not enter into or become bound by any contracts or agreements or understandings with respect to charitable contributions, any governmental or regulatory agency or authority, or enter into any contract, agreement, commitment or understanding which would obligate or commit First Community to make expenditures for more than $75,000 (other than in the ordinary course of First Community's lending operations).

         The Agreement also provides that Centura may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions and their subsidiaries, and the assets and liabilities of such entities prior to the Effective Time, provided, however, that in the event that any such acquisition should cause a condition precedent to the consummation of the Merger as provided in the Agreement to fail to be satisfied on or before December 31, 1996, any such failure shall be deemed a termination of the Agreement by Centura and would be deemed to be a willful breach of the Agreement by Centura.

Management and Operations After the Merger

         Consummation of the Merger will not alter the present management team or Board of Directors of Centura. Information concerning the management of Centura is included in the documents incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE." For additional information regarding the interests of certain persons in the Merger, see "--Interests of Certain Persons in the Merger."

         Centura Bank will be the surviving corporation resulting from the Merger and shall continue to be governed by the laws of the State of North Carolina and operate in accordance with its Articles of Incorporation ("Articles") and Bylaws as in effect on the date of the Agreement until otherwise amended or repealed after the Effective Time. First Community will cease to be a separate entity.

Interests of Certain Persons in the Merger

         General. Certain members of First Community management and of the First Community Board of Directors have interests in the Merger that are in addition to any interests they may have as stockholders of First Community generally. These interests include, among other things, provisions in the Agreement relating to indemnification of First Community directors and officers, and certain severance and other employee benefits, as described below.

         Indemnification and Insurance. The Agreement provides that Centura will indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of First Community against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Agreement) to the fullest extent permitted under law. The Agreement also provides that First Community will be allowed to purchase at reasonable cost "tail" coverage for not less than three years under and in the same amount of coverage as is provided by First Community's current directors' and officers' liability insurance policy.

         First Community Executive Arrangements. In connection with the Merger, Centura has proposed to enter into employment agreements with Messrs. Donald R. Lineberger, Chairman and Chief Executive Officer of First Community; Donald S. Pearson, President of First Community; Will Weill III, Senior Vice President and Secretary of First Community; David L. Lawing, Vice President of First Community; and Holt D. Robinson, Senior Vice President of First Community (as described below, the "Centura Employment Agreements").

         The Centura Employment Agreements will generally provide for the employment of Messrs. Lineberger, Pearson, Weill, Lawing and Robinson as follows. Mr. Lineberger would serve as Senior Market Officer-Gaston County for a term of five years at a base salary of $135,000 per year, plus a target bonus for 1997 under Centura's executive incentive program of 15% of base salary, and retirement income of $35,000 per year for the ten years following his completion of the initial five year term. Mr. Lineberger would also receive comparable benefits to other Centura executives, a car, club dues and assumption by Centura of the obligation to fund existing split-dollar insurance policies with an aggregate face value of $75,000. Mr. Pearson would serve as a Financial Services Officer for a term of five years at a base salary of $100,000, plus inclusion in Centura's sales tracking incentive program, subject to his right to terminate his employment and receive compensation at the rate of $50,000 per year for the remainder of the term of the agreement. Mr. Pearson would also receive compensation and benefits similar to other similarly situated Centura executives, and the assumption by Centura of the obligation to pay premiums on a split-dollar insurance policy in the face amount of $100,000. Mr. Weill's Centura Employment Agreement would be for a term of three years and would provide that he would serve as Region Market Manager -- Gaston County at a base salary of $75,000, with compensation under Centura's executive incentive program comparable to other comparable Centura executives. Messrs. Lawing and Robinson would each serve as a Financial Services Officer for a term of three years at their current base compensation level plus inclusion in Centura's sales tracking incentive program. The Centura Employment Agreements for Messrs. Weill, Lawing and Robinson provide that each executive's compensation is subject to review and increase in the same manner as comparable Centura executives and that each executive would be eligible for the Centura benefits granted to comparably situated executives. In addition, Centura agrees to assume the obligation to pay premiums with respect to split-dollar insurance policies covering Messrs. Weill and Robinson.



         Director and Officer Stock Options. First Community has granted stock options to Messrs. Lineberger and Pearson and certain other officers and directors under the First Community Bank Stock Option Plan and First Community Bank Omnibus Stock Option Plan of 1994 (collectively, the "First Community Option Plans"). The following table sets forth with respect to Messrs. Lineberger and Pearson, all officers as a group (collectively, the "Officer Group") and all outside directors as a group: (i) the number of shares covered by options held by such persons, (ii) the weighted average exercise price of all such options held by such persons, and (iii) the aggregate value (i.e., stock price less option exercise price) of all such options based upon the per share equivalent price of First Community Common Stock as negotiated by the parties ($33.60). Of the First Community Options set forth below, 44,500 are currently excercisable and 34,000 become excercisable at August 16, 1996.


                                                                  Weighted Average Exercise
                                         Options Held                 Price Per Option           Aggregate Value of Options (1)
Donald R. Lineberger                         12,600                        $13.64                          $251,496

Robert S. Pearson                            10,400                         13.66                           207,376

Executive Officer Group                      50,400                         14.48                           963,648
(6 persons)

Outside Directors (12  persons)              23,000                         13.26                           467,820
Total                                        96,400                        $13.99                        $1,890,404

(1) Based on the closing sale price of Centura Stock ($36.75) as listed on the NYSE on June 28, 1996, and assuming the Exchange Rate is 0.96, the aggregate value of the options to Mr. Lineberger, Mr. Pearson, the six executive officers as a group, the 12 outside directors as a group and all individuals as a group would be $272,644, $224,840, $1,048,481, $506,515, and $2,052,626, respectively.



         Other Matters Relating to First Community Employee Benefit Plans. The Agreement also provides that, after the Effective Time, Centura will provide generally to officers and employees of First Community who, at or after the Effective Time, become officers or employees of a Centura company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Centura Common Stock, except as set forth in the Agreement) on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the Centura companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of First Community prior to the Effective Time shall be treated as service with a Centura company participating in such employee benefit plans. In addition, any employee of First Community who, following the Merger and at Centura's discretion, is terminated by Centura for reasons other than the employee's misconduct within one year following the Effective Time shall be eligible for salary continuation as a result of such termination. Salary continuation will consist of an amount equal to two week's salary for each 12 months of active service with First Community prior to the Merger.

Certain Federal Income Tax Consequences

         The following is a summary of certain anticipated federal income tax consequences of the Merger to First Community stockholders. This summary is based on the federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes to such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to First Community stockholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, insurance companies, and corporations, among others). Nor does this summary address any consequences of the Merger under any state, local, estate, or foreign tax laws. FIRST COMMUNITY STOCKHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

         The Merger is intended to constitute a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended ("the Code"), with First Community, Centura, and Centura Banks each intended to qualify as a "party to a reorganization" under section 368(b) the Code, in which case the following tax consequences will generally result (subject to the limitations and qualifications referred to herein):

           (a) No gain or loss will be recognized by the First Community stockholders upon the receipt of Centura Common Stock solely in exchange for their shares of First Community Common Stock.

           (b) The basis of the Centura Common Stock to be received by First Community stockholders will be the same as the basis of the First Community Common Stock surrendered in the exchange.

           (c) The holding period of the Centura Common Stock to be received by First Community stockholders will include the holding period of the First Community Common Stock surrendered in exchange therefor, provided that the First Community Common Stock was held as a capital asset on the date of the exchange.

           (d) The payment of cash to First Community stockholders in lieu of issuing fractional share interests in Centura will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Centura. These cash payments will be treated as having been received as a distributions in full payment in exchange for the stock redeemed as provided in section 302(a) of the Code. If the redemption meets on of the four tests set forth in section 302, any gain or loss recognized will be a capital gain or loss. If none of the four tests provided in section 302 is met, the redemption will be treated as payment of a dividend.

         A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Poyner & Spruill, L.L.P., special counsel to Centura, will render an opinion to First Community and Centura concerning certain federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumption the Merger is consummated in accordance with North Carolina law and in conformity with the representations made by the management of First Community and Centura, the transaction will constitute a "reorganization" within the meaning of section 368(a) of the Code ("Tax Opinion"). The Tax Opinion addresses the tax consequences of the Merger under North Carolina law, but does not address any other state, local, or other tax consequences of the Merger. The Tax Opinion does not bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by the management of First Community and Centura, as to, among other things, the fact that there is no plan or intention by any of the stockholders of First Community who own one percent (1%) or more of the outstanding First Community Common Stock, and to the best of the knowledge of the management of First Community, the remaining First Community stockholders have no plan or intention, to sell, exchange, or otherwise dispose of a number of shares of Centura Common Stock that they will receive in the Merger that will reduce on the part of the First Community stockholders such stockholders' ownership of Centura Common Stock to a number of shares having an aggregate value as of the date of the Merger of less than fifty percent (50%) of the aggregate value of all of the stock of First Community outstanding immediately prior to the Merger.

         A successful IRS challenge to the "reorganization" status of the Merger would result in a First Community stockholder recognizing gain or loss with respect to each share of First Community Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Centura Common Stock received in exchange therefor. In such event, a First Community stockholder's aggregate basis in the Centura Common Stock received would equal its fair market value and his or her holding period for such stock would begin the day after the Merger.

Accounting Treatment

         The Merger will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price paid by Centura is allocated to the identifiable individual assets acquired and the liabilities assumed based on their relative fair values at the date of the acquisition. The difference between the purchase price and the sum of the fair values of tangible and identifiable assets less liabilities assumed is recorded as goodwill. The goodwill is amortized on a straight-line basis over the period estimated to be benefited, which period may not exceed the estimated remaining life of the long-term interest-earning assets acquired. The income of the combined company includes the results of operations of the acquired company from the date of acquisition.

Expenses and Fees

         The Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of Centura and First Community will bear and pay one-half of the printing costs in connection with the Registration Statement and this Proxy Statement. Additionally, in the event either party willfully breaches the Agreement or intentionally fails to perform or violates any of its obligations, agreements, or covenants contained in the Agreement, the breaching party shall be obligated to pay all expenses of the other party incurred in connection with the Merger, together with other damages recoverable at law or in equity. Further, if the Merger is not consummated on or before December 31, 1996, by reason of the failure of Centura to receive any regulatory approval and such event is the consequence of the failure of Centura or Centura Bank to satisfy their respective obligations under the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Fair Housing Act, and/ or any regulations promulgated thereunder, Centura shall reimburse First Community for one-half of First Community's costs and expenses up to a total reimbursement amount of $125,000.

Resales of Centura Common Stock

         Centura Common Stock to be issued to stockholders of First Community in connection with the Merger will be registered under the Securities Act. All shares of Centura Common Stock received by holders of First Community Common Stock and all shares of Centura Common Stock issued and outstanding immediately prior to the Effective Time, upon consummation of the Merger will be freely transferable by those stockholders of First Community not deemed to be "Affiliates" of First Community or Centura. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with First Community or Centura at the time of the Special Meeting (generally, executive officers and directors).

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of Centura Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, Affiliates of First Community or Centura may resell publicly the Centura Common Stock received by them in the Merger within certain limitations as to the amount of Centura Common Stock sold in any three-month period and as to the manner of sale. After the two-year period, such Affiliates of First Community who are not affiliates of Centura may resell their shares without restriction. The ability of Affiliates to resell shares of Centura Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Centura's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell Centura Common Stock received in the Merger. Affiliates also would be permitted to resell Centura Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement does not cover any resales of Centura Common Stock received by persons who may be deemed to be Affiliates of First Community or Centura.

         First Community has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of First Community to execute and deliver to Centura prior to the Effective Time, an agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any Centura Common Stock obtained as a result of the Merger except in compliance with the Securities Act and the rules and regulations of the SEC thereunder. Certificates representing shares of First Community Common Stock surrendered for exchange by any person who is an Affiliate of First Community for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of Centura Common Stock until Centura has received such a written agreement from such person. The stock certificates representing Centura Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "--Conditions to Consummation of the Merger."

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

         As a result of the Merger, holders of First Community Common Stock will be exchanging their shares of First Community Common Stock for shares of Centura Common Stock. Centura is a North Carolina corporation governed by the NCBCA and Centura's Articles of Incorporation and Bylaws. Certain significant differences exist between the rights of First Community stockholders and those of Centura stockholders. The differences deemed material by First Community and Centura are summarized below. In particular, Centura's Articles and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of Centura unless the potential acquirer has obtained the approval of Centura's Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the NCBCA as well as to Centura's Articles and Bylaws and First Community's Articles of Incorporation and Bylaws.

Anti-Takeover Provisions Generally

         The provisions of Centura's Articles and Bylaws described below under the headings "--Authorized Capital Stock," "--Amendment of Articles of Incorporation and Bylaws," "--Classified Board of Directors and Absence of Cumulative Voting," "--Removal of Directors," "--Director Exculpation," "--Special Meeting of Stockholders," "--Actions by Stockholders Without a Meeting," "--Stockholder Nominations and Proposals," "--Fair Price Provisions" and "--Business Combinations" are referred to herein as the "Protective Provisions." In general, the Protective Provisions make it more likely that Centura's Board of Directors will play a central role if any group or person attempts to acquire control of Centura, so that the Board can further the interests of Centura and its stockholders as appropriate under the circumstances. For example, if the Board determines that a sale of control of Centura is in the best interests of Centura and its shareholders, the Protective Provisions enhance the Board's ability to maximize the value to be received by the stockholders upon such a sale.

         Although Centura's management believes the Protective Provisions are beneficial to Centura's stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, Centura's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, Centura may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of Centura Common Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of Centura Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Centura through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for Centura's stockholders to replace the Board of Directors or management, even if a majority of the stockholders believe such replacement is in the best interests of Centura. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management of Centura.


Authorized Capital Stock

         Centura. Centura's Articles authorize issuance of up to (i) 50,000,000 shares of Centura Common Stock, of which 22,875,050 shares were issued and outstanding as of March 31, 1996, and (ii) 25,000,000 of no par value preferred stock ("Centura Preferred Stock"), of which no shares are issued. Centura's Board of Directors may authorize the issuance of additional shares of Centura Common Stock without further action by Centura's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which Centura's capital stock may be listed. Centura's stockholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Centura Common Stock or any option or warrant for the purchase thereof.

         Similarly, Centura's Board of Directors may issue, without any further action by the stockholders, shares of Centura Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights as the board may specify. In establishing and issuing shares of Centura Preferred Stock, Centura's Board of Directors may designate that Centura Preferred Stock will have voting rights in excess of one vote per share or will vote as a separate class on any or all matters, thus diluting the voting power of the Centura Common Stock. The board also may designate that Centura Preferred Stock will have dividend rights that are cumulative and that receive preferential treatment compared to Centura Common Stock, and that Centura Preferred Stock will have liquidation rights with priority over Centura Common Stock in the event of Centura's liquidation.

         Subject to the rights of stockholders who perfect dissenters' rights of appraisal and the payment of cash in lieu of fractional shares, Centura will issue an estimated 838,553 shares of Centura Common Stock in connection with the Merger, including shares to be subject to assumed options and grants. Based on the number of shares of Centura Common Stock outstanding on March 31, 1996, it is anticipated that, following the consummation of the Merger, a total of approximately 23,713,603 shares of Centura Common Stock will be outstanding, excluding the effect of any shares which may be repurchased by Centura after March 31, 1996.

         The authority to issue additional shares of Centura Common Stock provides Centura with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of Centura Common Stock will be issuable from time to time for any corporate purpose, including. without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Centura. In addition, the sale of a substantial number of shares of Centura Common Stock to persons who have an understanding with Centura concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Centura Common Stock (or the right to receive Centura Common Stock) to Centura stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Centura.

         First Community. First Community's Articles authorize the issuance of up to (i) 2,400,000 shares of First Community Common Stock, of which shares were issued and outstanding as of the First Community Record Date. First Community's Board of Directors may authorize the issuance of additional authorized shares of First Community Common Stock without further action by First Community's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which First Community's capital stock may be listed. First Community's stockholders do not have preemptive right to purchase or subscribe to any unissued unauthorized shares of First Community Common Stock or any option ir warrant for the purchase thereof.

         Subject to certain provisions of the NCBCA, First Community's Board of Directors may issue, without any further action by the stockholders, shares of First Community Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights as the board may specify. In establishing and issuing shares of First Community Preferred Stock, First Community's Board of Directors may designate that First Community Preferred Stock will have voting rights in excess of one vote per share or will vote as a separate class on any or all matters, thus diluting the voting power of the First Community Common Stock. The board also may designate that First Community Preferred Stock will have dividend rights that are cumulative and that receive preferential treatment compared to First Community Common Stock, and that such First Community Preferred Stock will have liquidation rights with priority aver First Community Common Stock in the event of First Community's liquidation.


Amendment of Articles of Incorporation and Bylaws

         Centura. The Articles of Centura provide that amendments thereto may be adopted only upon receiving the affirmative vote of the holders of at least two thirds of all the shares of capital stock of Centura issued and outstanding and entitled to vote thereon. However, if such amendment has received the prior approval by an affirmative vote of a majority of "Disinterested Directors," as defined therein, then the affirmative vote of the holders of at least a majority of all the shares of capital stock of Centura issued and outstanding and entitled to vote, or such greater percentage approval as is required by North Carolina law, is sufficient to amend the Articles. A "Disinterested Director" is defined in the Articles as any member of the Board of Directors who is unaffiliated with, and not a nominee of, a Control Person, as defined therein, and who was a member of the Board of Directors prior to the time a Control Person became such, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, a Control Person who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors. A "Control Person" is defined in the Articles as any corporation, person, group, or other entity, which together with its affiliates, prior to a Business Combination (as defined herein) beneficially owns 10% or more of the shares of any class of equity or convertible securities of Centura, and any affiliate of any such corporation, person, group, or other entity.

         Subject to certain restrictions set forth below, either the Board of Directors or the stockholders of Centura may amend Centura's Bylaws. The Board of Directors may amend the Bylaws and adopt new Bylaws except that: (i) a bylaw adopted or amended by the stockholders may not be readopted, amended, or repealed by the Board of Directors if neither the Articles nor a bylaw adopted by the stockholders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw; (ii) a bylaw that fixes a greater quorum or voting requirement for the Board of Directors may not be adopted by the Board of Directors by a vote of less than a majority of the directors then in office and may not itself be amended by a quorum or vote of directors less than the quorum or vote therein prescribed by a bylaw adopted or amended by the stockholders; and (iii) if a bylaw fixing a greater quorum or voting requirement for the Board of Directors is originally adopted by the stockholders, it may be amended or repealed only by the stockholders, unless the Bylaws permit amendment or repeal by the Board of Directors. The stockholders of Centura generally may adopt, amend, or repeal the Bylaws upon the affirmative vote of two-thirds of the stockholders entitled to vote thereon.

         First Community. The Articles of First Community do not provide any provisions governing amendments to the Articles. Under North Carolina law, the Articles may be amended by action of the Board of Directors of First Community and without shareholder action only for minor technical revisions. Any other amendment must be approved by a majority of the shares voting except that if the proposed amendment creates dissenters' rights, the vote required is a majority of the total votes entitled to be cast.

         The Board of Directors of First Community may amend First Community's Bylaws and adopt new Bylaws, without shareholder approval, except as provided in the Bylaws. The Bylaws provide that the shareholders of First Community must approve amendments to the Bylaws (i) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a simple majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law, (ii) increasing or decreasing the number of directors , (iii) classifying and staggering the election of directors, and (iv) providing for the management of First Community otherwise than by the Board of Directors or its executive committee. In addition, no bylaw adopted or amended by the shareholders of First Community shall be altered or repealed by the Board of Directors of First Community. Additionally, the affirmative vote of two-thirds of the total number of shares of First Community Common Stock outstanding are required to amend the provision in the Bylaws providing for the removal of directors by shareholders or the provision of the Bylaws requiring the Board of Directors of First Community, when evaluating any offer of another party to acquire First Community, to give due consideration to all relevant factors, including, without limitation the social and economic effects on the employees, customers and other constituents of First Community and the communities in which First Community operates and is located.

Classified Board of Directors and Absence of Cumulative Voting

         Centura. The Articles of Centura provide that Centura's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of Centura's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for Centura's stockholders to change a majority of the members of the Board. The purpose of dividing Centura's Board of Directors into classes is to facilitate continuity and stability of leadership of Centura by ensuring that experienced personnel familiar with Centura will be represented on Centura's Board at all times, and to permit Centura's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of the Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the Bylaws, each stockholder generally is entitled to one vote for each share of Centura Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of Centura Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining Centura Common Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of Centura Common Stock to obtain representation on Centura's Board of Directors.

         First Community. The Bylaws of First Community provide that First Community's Board of Directors shall consist of not less than five nor more than 25 individuals, the exact number of directors to be elected being determined at each annual meeting of shareholders of First Community. Each director holds office for one year. Pursuant to the Bylaws, each stockholder is entitled to one vote for each share of First Community Common Stock held except in the election of directors, for which shareholders have cumulative voting rights, as discussed above.

Removal of Directors

         Centura. Centura's Articles provide that (i) a director may be removed by the stockholders only upon the affirmative vote of the holders of two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors and (ii) vacancies on the Board of Directors may be filled only by the Board of Directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impeding efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in Centura Common Stock. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

         First Community. First Community's Bylaws provide that a director may be removed at any time by a vote of the stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. Consequently, it would be more difficult to remove directors representing minority stockholders.

Limitations on Director Liability

         Centura. Centura's Articles provide for the elimination of the personal liability of each director arising out of an action by Centura or otherwise for monetary damages for breach of his duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Centura,
(ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit.

         Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of his duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefited Centura and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

         First Community. Neither First Community's Articles nor its Bylaws contain any provisions limiting director liability.

Indemnification

         Centura. Under the NCBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he is or was a director, against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         In addition and separate and apart from the indemnification rights discussed above, the NCBCA further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         Centura's Bylaws provide for the mandatory indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Centura, or, at the request of Centura, is or was serving as a director, officer, agent, partner, trustee, administrator, or employee of another entity in the event such person is made or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of Centura, seeking to hold such person liable by reason of the fact that such person is or was acting in such capacity. The indemnification provision in the Centura Bylaws covers reasonable expenses, including without limitation, all attorneys' fees actually and necessarily incurred by such person in connection with any such action, suit or proceeding, all reasonable payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such person may have become liable in such action, suit, or proceeding, and all reasonable expenses incurred in enforcing the indemnification rights. Furthermore, Centura may advance to such person his reasonable expenses incurred in connection with any such action, suit or proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any Bylaw upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by Centura against such expenses.

         Centura's Bylaws further provide that Centura may, but is not required to, indemnify any agent, employee, or other person as the Board of Directors deems appropriate. The Centura Board of Directors must take all such action as may be necessary and appropriate to authorize Centura to pay the indemnification required by the indemnification provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity to such claimant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Centura pursuant to the foregoing provisions, Centura has been informed that, in the opinion of the , such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         First Community. First Community's Articles do not provide for indemnification of directors and officers of First Community. Under the NCBCA, directors and officers of First Community would have the same rights to indemnification as directors and officers of Centura. Additionally, the Bylaws of First Community provide that any person who serves as a director or officer of First Community shall have the right to be indemnified by First Community to the fullest extent permitted by law against expenses, including attorney's fees, actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of First Community, and payments made by such person in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. Furthermore, First Community may advance to such person his reasonable expenses incurred in connection with any such action, suit or proceeding as authorized by the Board of Directors of First Community in the specific case upon the receipt of an undertaking from the person to repay such expenses if it is ultimately determined that such person is not entitled to be indemnified by First Community against such expenses. First Community's Bylaws further provide that the Board of Directors of First Community must take all such action as may be necessary and appropriate to authorize First Community to pay the indemnification required by the indemnification provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the amount of indemnity due such claimant.

Special Meeting of Stockholders

         Centura. Centura's Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board, or the President. Holders of Centura Common Stock do not have the right to call a special meeting or to require that Centura's Board of Directors call such a meeting. As a result, this provision taken together with the restriction on the removal of directors, would prevent a substantial stockholder from compelling stockholder consideration of any proposal (such as a proposal for a Business Combination) over the opposition of Centura's Board of Directors by calling a special meeting of stockholders at which such stockholder could replace the entire Board of Directors with nominees who were in favor of such proposal.

         First Community. First Community's Bylaws provide that special meetings of stockholders may be called by the President, the Board of Directors, or at the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

Constituency and Stakeholder Provisions

         Centura. Centura's Articles expressly authorize the Board of Directors of Centura, any committee of the Board of Directors, or any individual director, in determining what is in the best interest of Centura and its stockholders, to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter to be considered on Centura and its subsidiaries, their employees, depositors, customers, creditors, and the communities in which Centura and its subsidiaries operate or are located. When evaluating a Business Combination or a proposal by another person to make a Business Combination or a tender offer or any other proposal relating to a potential change in control of Centura, the Board of Directors may consider such matters as the business and financial condition and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person, and the possible effect of such conditions upon Centura and its subsidiaries and the communities in which Centura and its subsidiaries operate or are located, the competence, experience, and integrity of the acquiring person and its management, and the prospects for successful conclusion of the Business Combination, offer, or proposal. The consideration of any of the above factors is completely discretionary with the Centura Board of Directors and does not give any constituency other than stockholders the right to be so considered.

         The constituency provision of the Articles of Centura may discourage or make more difficult certain acquisition proposals or Business Combinations and, therefore, may adversely affect the ability of stockholders to benefit from certain transactions opposed by the Centura Board of Directors. The constituency provision would allow the Centura Board of Directors to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effects in determining whether to accept or reject such proposal.

         First Community. First Community's Bylaws provide that the Board of Directors of First Community, when evaluating any offer of another party to make a tender or exchange offer for any equity securities of First Community, to merge or consolidate First Community with another corporation, or to purchase or otherwise acquire all or substantially all of the properties and assets of First Community, shall, in connection with the exercise of its judgment in determining what is in the best interests of First Community and its stockholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers and other constituents of First Community and on the communities in which First Community operates or is located. This constituency provision of the Bylaws of First Community may discourage or make more difficult certain acquisition proposals and, therefore, may adversely affect the ability of stockholders to benefit from certain transactions opposed by the First Community Board of Directors. The constituency provision would allow the First Community Board of Directors to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effects in determining whether to accept or reject such proposal.

Actions by Stockholders Without a Meeting

         Centura. The Bylaws of Centura provide that any action required or permitted to be taken by Centura stockholders at a duly called meeting of stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.

         First Community. First Community's Bylaws provide that any action which may be taken at a meeting of the stockholders of First Community may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the persons who would be entitled to vote upon such action at a meeting.


Stockholder Nominations and Proposals

         Centura. Centura's Articles and Bylaws provide that no stockholder may nominate individuals for election to the Board of Directors.

         First Community. First Community's Bylaws require stockholder nominations to the Board of Directors to be submitted in writing to First Community not less than seven nor more than 50 days prior to any meeting called for the election of directors.


Fair Price Provision

         Centura. The fair price provision of the Articles applies to Business Combinations that have not received the approval of two-thirds of the full Board of Directors and is available only to stockholders who vote against such Business Combinations and who elect to sell their shares to Centura for cash at the fair price of such shares. The fair price provisions requires that the consideration for such shares be paid in cash by Centura and that the price per share be at least equal to the of the following:

           (a) the highest price per share paid for Centura Common Stock during the four years immediately preceding the Business Combination vote by any stockholder who beneficially owned 5.0% or more of Centura Common Stock and who votes in favor of the Business Combination;

           (b) the cash value of the highest price per share previously offered pursuant to a tender offer to the stockholders of Centura within the four years immediately preceding the Business Combination vote;

           (c) the aggregate earnings per share of Centura Common Stock during the four fiscal quarters immediately preceding the Business Combination vote multiplied by the highest price/earnings ratio of Centura Common Stock at any time during the four fiscal quarters or up to the date the Business Combination vote occurs;

           (d) the highest price per share, including commissions and fees, paid by a Control Person in acquiring any of its holdings of Centura Common Stock; or

           (e) the fair value per share of Centura Common Stock as determined by an investment banking or appraisal firm chosen by a majority of the members of the Board of Directors voting against the Business Combination, such fair value not taking into consideration the fact that the shares are held by a majority of the Centura stockholders.

         The fair price provision is designed primarily to discourage attempts to acquire Centura in transactions utilizing two-tier pricing tactics, but the provision may affect and potentially discourage other transactions that are not two-tier structured. Transactions utilizing two-tier pricing tactics typically involve the accumulation of a substantial block of a target corporation's stock followed by a merger or other reorganization of the acquired corporation on terms determined by the purchaser. In such two-tiered takeover attempts, the purchaser generally pays cash to acquire a controlling interest in a corporation and acquires the remaining interest by paying the remaining stockholders a price lower than that paid to acquire the controlling interest. The Board of Directors believes that the fair price provision may prevent some of the potential inequities of two-tiered takeover attempts by encouraging persons interested in acquiring Centura to negotiate in advance with the Board of Directors since, if two thirds of the full Board of Directors approves certain Business Combinations, the fair price provision would be avoided. The Board of Directors believes that the interests of the stockholders of Centura would be best served by such negotiation based on careful consideration of all relevant factors.
Despite this belief, however, some stockholders may find the fair price provision disadvantageous to the extent it discourages changes in control in which stockholders might receive, for at least some of their shares, a substantial premium above the market price paid to stockholders who vote against the Business Combination and then elect to sell their shares to Centura for cash. Furthermore, the provision may encourage stockholders to vote against a Business Combination, which has been approved by a majority of a quorum but less than two-thirds of the full Board of Directors. In addition, assets of Centura could be used to reacquire shares, possibly at a substantial premium, from stockholders who voted against the transaction, which may be to the detriment of stockholders who voted for the transaction. Finally, if the fair price provision has the effect of giving management more bargaining power in negotiation with a potential acquirer, it could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also more favorable terms for management.

         First Community. The Articles and Bylaws of First Community do not contain any fair price provision.

Business Combinations

         Centura. The Articles of Centura provide that, unless more restrictively required by applicable law, any Business Combination, as defined therein, must be approved by a majority of a quorum of the Board of Directors and must receive one of the following levels of stockholder approval: (i) at a special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least a majority of the shares of Centura Common Stock issued and outstanding and entitled to vote thereon, provided that such Business Combination has received the prior approval by a resolution adopted by an affirmative vote of at least two-thirds of the full Board of Directors before such Business Combination is submitted for approval to the stockholders; or (ii) at a special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least two-thirds of the shares of Centura issued and outstanding and entitled to vote thereon provided that such Business Combination has received the prior approval by a resolution adopted by an affirmative vote of at least a majority of a quorum of the Board of Directors (but less than two-thirds of the Board of Directors). In addition, if the Business Combination is approved by an affirmative vote of at least two thirds of the stockholders entitled to vote and by a majority of a quorum of the Board of Directors but less than two-thirds of the full Board of Directors, the Business Combination must grant to stockholders not voting to approve the Business Combination certain fair price rights.

         The Articles of Centura define a "Business Combination" as (i) any merger or consolidation of Centura into any other corporation, person, group, or other entity where Centura is not the surviving or resulting entity; (ii) any merger or consolidation of Centura with or into any "Control Person" (as defined in the Articles) or with any corporation, person, group, or other entity where the merger or consolidation is proposed by or on behalf of a Control Person;
(iii) any sale, lease, exchange, or other disposition of all or substantially all of the assets of Centura; (iv) any sale, lease, exchange, or other disposition of more than 10% of the total assets of Centura (determined as of the end of the most recent fiscal year) to a Control Person; (v) the issuance of any securities of Centura to a Control Person; (vi) the acquisition by Centura of any securities of a Control Person unless such acquisition begins prior to the person becoming a Control Person or is an attempt to prevent the Control Person from obtaining greater control of Centura; (vii) the acquisition by Centura of all or substantially all of the assets of any Control Person or any entity where the acquisition is proposed by or on behalf of a Control Person;
(viii) the adoption of any plan or proposal for the liquidation or dissolution of Centura which is proposed by or on behalf of a Control Person; (ix) any reclassification of securities or recapitalization of Centura which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Centura which is beneficially owned or controlled by a Control Person; (x) any of the above transactions which are between Centura and any of its subsidiaries and which are proposed by or on behalf of any Control Person; or (xi) any agreement, plan, contract, or other arrangement providing for any of the above transactions.

         The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of Centura by allowing a minority of Centura's stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of Centura and their positions with Centura. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with Centura's management by groups or corporations interested in acquiring control of Centura and to reduce the danger of a forced merger or sale of assets.

         The North Carolina Shareholder Protection Act requires, under certain circumstances and subject to certain exceptions, the affirmative vote of at least 95% of the voting shares of a corporation to adopt or authorize certain business combinations with any other entity. The 95% vote requirement does not apply if all of certain fair price and procedural requirements are satisfied. The North Carolina Shareholder Protection Act applies to corporations that have a class of shares registered under Section 12 of the Exchange Act (a "public corporation") and that have not opted out of the provisions of the North Carolina Shareholder Protection Act. Centura's Articles provide that Centura will not be subject to the North Carolina Shareholder Protection Act.

         The North Carolina Control Share Acquisition Act provides that in the event any person or group acting in concert acquires certain designated percentage interests of the total voting power of a corporation, the shares acquired in the acquisition are not entitled to vote unless the right to vote such shares is approved by a majority of all of the outstanding shares of the corporation entitled to vote for the election of directors, excluding certain interested shares, as that term is defined by the statute. If voting rights are granted to the control shares, other stockholders may have their shares redeemed by the corporation at their fair value. The North Carolina Control Share Acquisition Act applies only to a North Carolina public corporation with certain required contracts with North Carolina (a "covered corporation"), the bylaws or articles of incorporation of which do not opt out of the North Carolina Control Share Acquisition Act, and does not apply to acquisitions of stock pursuant to a merger or tender offer approved by the Board of Directors. Centura's Articles provide that Centura will not be subject to the North Carolina Control Share Acquisition Act.

         First Community. First Community is subject to the North Carolina Shareholder Protection Act and the North Carolina Contnrol Share Acquisition Act. The Merger, however, is not subject to the provisions of either Act.

Dissenters' Rights of Appraisal

         Centura. Under the NCBCA, a stockholder is generally entitled to dissent from, and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless either (a) stockholder approval is not required by the NCBCA or (b) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale; (iv) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the NCBCA, or (f) changes the corporation into a nonprofit corporation or cooperative organization; or (v) any corporate action taken pursuant to a stockholder vote, to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. Centura's Articles and Bylaws do not provide for any such additional dissenters' rights.

         First Community. Under the NCBCA, a First Community stockholder is entitled to dissent from, and obtain fair payment of the value of his shares to the same extent discussed above for Centura stockholders. First Community's Articles and Bylaws do not provide for any additional dissenters' rights.

Stockholders' Rights to Examine Books and Records

         Centura. The NCBCA provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

         First Community. First Community stockholders have the same rights as Centura stockholders under the NCBCA to inspect the books and records of First Community upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

Dividends

         Centura. Section 53-87 of the North Carolina General Statutes generally allows Centura to pay cash dividends to stockholders only out of Centura's undivided profits and only if Centura's surplus is equal to at least 50% of its paid-in capital stock. Substantially all of the funds available for the payment of dividends by Centura are derived from its subsidiary depository institutions. There are various statutory limitations on the ability of Centura's subsidiary depository institutions to pay dividends to Centura. See "CERTAIN REGULATORY CONSIDERATIONS --Payment of Dividends."

         First Community. The ability of First Community to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under North Carolina banking laws that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. Federal bank regulatory authorities also have the general authority to limit the dividends paid by insured banks if such payment may be deemed to constitute an unsafe or unsound practice. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


                        INFORMATION ABOUT FIRST COMMUNITY

General

         First Community is a North Carolina-chartered commercial bank headquartered in Gastonia, North Carolina, with five banking offices bank located in Gastonia, North Carolina and surrounding communities. As of March 31, 1996, First Community had total assets of approximately $125 million, total deposits of approximately $12 million, and total stockholders' equity of approximately $105 million. First Community offers a broad range of banking and banking-related services.

         First Community was organized under the laws of the state of North Carolina and commenced operations in 1987. Additional information with respect to First Community is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "CERTAIN REGULATORY CONSIDERATIONS."

Security Ownership of Management

         The following table reflects the only shareholders known to management to own more than 5% of First Community's voting securities as of March 31, 1996:

                                Name and Address         Amount and Nature of            Amount and
      Title of Class           of Beneficial Owner      Beneficial Ownership(1)     Percent of Class (2)
      --------------           -------------------      -----------------------     --------------------
          Common            J. Bynum Carter                      50,000 (3)                 6.40 %
                            P.O. Box 518
                            Gastonia, NC  28053

          Common            Plato Pearson, Jr.                   50,400 (4)                 6.43
                            P.O. Box 2358
                            Gastonia, NC  28053

          Common            C. W. Smith                          45,600                     5.85
                            P.O. Box 932
                            Gastonia, NC  28053

          Common            T. Henry Wilson, Jr.                 39,220                     5.03
                            411 Tremont Circle
                            Lenoir, NC  28645
- -------------------------------

         (1) Except as otherwise noted, the outstanding shares of First Community Common Stock shown as beneficially owned are, the best of First Community management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to such shares.

         (2) The calculation of the percentage of class beneficially owned is based on 779,493 shares issued and outstanding at March 31, 1996, plus the number of shares capable of being issued to an individual (if any) and to the group, respectively, within 60 days upon the exercise of stock options held by each of them.

         (3) The shares of First Community Common Stock beneficially owned by J. Bynum Carter include 12,000 shares held individually of record by Mr. Carter, 12,000 shares held individually of record by his wife and 24,000 shares held by A.B. Carter, Inc., and 2,000 shares for which Mr. Carter has been issued an option. Mr. Carter exercises sole investment and voting power with respect to 36,000 shares but denies possession of voting power with respect to 12,000 shares held of record by his wife.

         (4) The shares of First Community Common Stock beneficially owned by Plato Pearson, Jr. include 17,000 shares held individually of record by Mr. Pearson, 2,400 shares held individually of record by his wife, 21,000 shares held of record by MRSJ Family Limited Partnership and 6,000 shares held by Pearson's, Inc., and 4,000 shares for which Mr. Pearson has been issued an option. Mr. Pearson exercises sole voting power with respect to 38,000 shares, and shared investment and voting power with respect to 6,000 shares, but denies possession of voting power with respect to 2,400 shares held of record by his wife.





         As of March 31, 1996, the beneficial ownership of First Community's voting securities by the directors individually, and by all directors and executive officers as a group, was as follows:

                                Name and Address         Amount and Nature of            Amount and
      Title of Class           of Beneficial Owner      Beneficial Ownership(1)     Percent of Class (2)
      --------------           -------------------      -----------------------     --------------------
          Common            Robert L. Adams, Jr.                   4,140 (16)                   0.53 %
                            Gastonia, NC

          Common            Robert H. Blalock, Jr.                 3,821 (16)                   0.49%
                            Gastonia, NC

          Common            J. C. Carothers, Jr.                  14,280 (3) (16)               1.83%
                            Lake Wylie, SC

          Common            J. Bynum Carter                       50,000 (4) (16)               6.40%
                            Gastonia, NC

          Common            Richard K. Craig                       3,200 (16)                   0.41%
                            Gastonia, NC

          Common            Katherine T. Currence                  1,340 (17)                   0.17%
                            Gastonia, NC

          Common            Titus W. Greene                        4,900 (5) (16)               0.63%
                            Gastonia, NC

          Common            Donald R. Lineberger                   15,695 (6) (7)               1.97%
                            Gastonia, NC

          Common            John K. Long                           5,940 (8)  (16)              0.76%
                            Gastonia, NC

          Common            Eugene R. Matthews, II                 7,900 (9)  (16)              1.01%
                            Gastonia, NC

          Common            Johan T. Newcombe                      7,920 (10) (16)              0.10%
                            Gastonia, NC

          Common            Plato Pearson, Jr.                    50,400 (11) (12)              6.43%
                            Gastonia, NC

          Common            Robert S. Pearson                     23,510 (13)  (14)             2.98%
                            Gastonia, NC

          Common            Edward D. Sadler, Jr.                  3,680 (16)                   0.47%
                            Gastonia, NC

          Common            Lonnie A. Waggoner, Jr.                7,700 (15)  (16)             0.99%
                            Gastonia, NC
                                                              --------------                 ----------
         All Directors and Executive
         Officers as a Group (15 persons)                        201,386                       24.28%

         (1)  Except  as  otherwise  noted,  the  outstanding  shares  of  First
         Community Common Stock shown as beneficially owned are, the best of First Community management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to such shares.

         (2) The calculation of the percentage of class beneficially owned is based on 779,493 shares issued and outstanding at March 31, 1996 plus the number of shares capable of being issued to an individual (if any) and to the group, respectively, within 60 days upon the exercise of stock options held by each of them and by the group, respectively.

         (3) The shares of First Community Common Stock beneficially owned by J.
         C. Carothers, Jr. include 240 shares held individually of record by Mr.
         Carothers, 4,800 shares held by Mr. Carothers and his wife as joint tenants, 4,920 shares held in a retirement account for Mr. Carothers, 2,280 shares held in a retirement account for his wife and 240 shares held by his wife as custodian for their grandchildren. Mr. Carothers exercises sole investment and voting power with respect to 5,160 shares and shared investment and voting power with respect to 4,800 shares but denies possession of voting power with respect to 3,520 shares held of record by his wife.

         (4) The shares of First Community Common Stock beneficially owned by J.
         Bynum Carter include 12,000 shares held  individually  of record by Mr.
         Carter, 12,000 shares held individually of record by his wife and 24,000 shares held by A.B. Carter, Inc. Mr. Carter exercises sole investment and voting power with respect to 36,000 shares but denies possession of voting power with respect to 12,000 shares held of record by his wife.

         (5) The shares of First Community  Common Stock  beneficially  owned by
         Titus W. Greene include 100 shares held individually by Mr. Greene and 1,800 shares held by Mr. Greene and his wife as joint tenants. Mr.
         Greene  exercises sole  investment and voting power with respect to 100 shares and shared voting and investment power with respect to 1,800 shares.

         (6) The shares of First Community  Common Stock  beneficially  owned by
         Donald R. Lineberger include 2,495 shares held individually of record by Mr. Lineberger and 600 shares held of record by his wife. Mr.
         Lineberger exercises sole investment and voting power with respect to 2,945 shares but denies possession of voting power with respect to 600 shares held of record by his wife.

         (7) Mr.  Lineberger has been granted by the Board of Directors of First
         Community  options to purchase 3,600 shares of First  Community  Common
         Stock at 11.46 per share,  3,000 shares of First Community Common Stock at $12.29 per share and 6,000 shares at 15.63 per share.  The option to
         purchase   3,600  shares  of  First   Community   Common  Stock  became
         exercisable on July 19, 1992 and the option to purchase 3,000 shares of
         First Community  Common Stock became  exercisable on June 19, 1994. The option to purchase 6,000 shares of First Community Common Stock becomes exercisable on August 16, 1996.

         (8) The shares of First Community  Common Stock  beneficially  owned by
         John K. Long include  2,240 shares held  individually  of record by Mr.
         Matthews, 1,100 shares held individually of record by his wife and 1,300 shares held by Broad Street Bonded Warehouse, Inc. Mr. Long exercises sold investment and voting power with respect to 3,450 shares but denied possession of voting power with respect to 400 shares held of record by his wife.

         (9) The shares of First Community  Common Stock  beneficially  owned by
         Eugene R. Matthews, II include 2,400 shares held individually of record by Mr. Matthews, 1,100 shares held individually of record by his wife, 1,800 shares held in a retirement account for Mr. Matthews, 240 shares held in a retirement account for his wife and 360 shares held by Mr.
         Matthews as custodian for his children. Mr. Matthews exercises sole investment and voting power with respect to 4,560 shares but denies possession of voting power with respect to 1,340 shares held of record by his wife.

         (10) The shares of First Community Common Stock  beneficially  owned by
         Johan T. Newcombe include 3,720 shares held individually of record by Mrs. Newcombe and 1,200 shares held individually of record by the estate of her husband. Mrs. Newcombe exercises sole investment and voting power with respect to 3,720 shares but denies possession of investment and voting power with respect to 1,200 shares held of record by the estate of her husband.

         (11) The shares of First Community Common Stock  beneficially  owned by
         Plato Pearson, Jr. include 17,000 shares held individually of record by Mr. Pearson, 2,400 shares held individually of record by his wife, 21,000 shares held of record by MRSJ Family Limited Partnership and 6,000 shares held by Pearson's, Inc. Mr. Pearson exercises sole voting power with respect to 38,000 shares, and shared investment and voting power with respect to 6,000 shares, but denies possession of voting power with respect to 2,400 shares held of record by his wife.

         (12) Mr.  Pearson has been  granted by the Board of  Directors of First
         Community  options to purchase 4,000 shares of First  Community  Common
         Stock at $15.63. Such options become exercisable on August 16, 1996.

         (13) The shares of First Community Common Stock  beneficially  owned by
         Robert S. Pearson include 9,150 shares held individually of record by Mr. Pearson, 1,200 shares held individually of record by his wife and 2,760 shares held by Mr. Pearson as custodian for his children. Mr.
         Pearson has sole investment and voting power with respect to 11,910 shares but denies possession of investment and voting power with respect to 1,200 shares held of record by his wife.

         (14) Mr.  Pearson has been  granted by the Board of  Directors of First
         Community  options to purchase 3,000 shares of First  Community  Common
         Stock at $11.46 per share, 2,400 shares of First Community Common Stock at $12.29 per share and 5,000 shares at $15.63 per share. The option to
         purchase   3,000  shares  of  First   Community   Common  Stock  became
         exercisable  on July 19, 1992 and the option to purchase  2,400  shares became  exercisable  on June 19,  1993.  The option to  purchase  5,000 shares of First  Community  Common Stock becomes  exercisable on August
         16, 1996.

         (15) The shares of First Community Common Stock  beneficially  owned by
         Lonnie A. Waggoner, Jr. include 3,500 shares held individually of record by Dr. Waggoner and 1,200 shares held of record by his wife. Dr.
         Waggoner exercises sole investment and voting power with respect to 3,500 shares bud denies possession of investment and voting power with respect to 1,200 shares held by his wife.

         (16) The  respective  director  has been  awarded an option to purchase
         2,000 shares of First Community Common Stock at $13.28 per share pursuant to the terms of the First Community Bank Omnibus Stock Plan of 1994.

         (17) Ms. Currence has been awarded an option to purchase 1,000 shares of First Community Common Stock at $12.75 per share pursuant to the terms of the First Community Bank Stock Plan of 1994.

                            INFORMATION ABOUT CENTURA

General

         Centura, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Centura owns all of the outstanding shares of Centura Bank, a North Carolina bank corporation. Centura, through Centura Bank and its subsidiaries, offers a full range of financial services through 154 offices located in 94 communities throughout North Carolina and through a variety of alternative delivery channels. As of March 31, 1996, Centura had total consolidated assets of approximately $5.5 billion, total consolidated deposits of approximately $4.2 billion, and total consolidated stockholders' equity of approximately $410 million.

         Centura Bank is a North Carolina bank with deposits insured by the Bank
Insurance Fund and the Savings Association Insurance Fund of the Federal Deposit
Insurance Corporation and is a Federal Reserve member bank. Centura Bank, either directly or through its subsidiaries, provides a wide range of financial services, including: full-service commercial and consumer banking services;
retail securities brokerage services; insurance brokerage services covering a full line of personal and commercial lines; and mortgage banking services.
Centura Bank also offers services through alternative delivery channels that include: 211 automated teller machines in 103 communities throughout North
Carolina, including 37 communities not otherwise served by the Centura branch network; a centralized telephone operation offering a full line of financial services; and home banking through a telephone network operated by a third party and connected to the personal computers of customers. In addition, through its Trust Department, Centura Bank acts as trustee, executor, administrator, custodian, guardian and depository for individual estates, and serves as administrator or trustee for various types of employee benefit plans of corporations and other organizations.

         The principal executive offices of Centura and Centura Bank are located at 134 North Church Street, Rocky Mount, North Carolina 27804, and its telephone number at such address is (919) 977-4400. Additional information with respect to Centura and its subsidiaries is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY
REFERENCE," and "CERTAIN REGULATORY CONSIDERATlONS."

Recent Developments

       On  February  27,  1996,  Centura   consummated  its  merger  with  First
Commercial  Holding  Corporation,  a  Delaware  bank  holding  company  with its principal  offices in Asheville,  North Carolina  ("FCHC").  In addition,  First
Commercial Bank, FCHC's  wholly-owned North Carolina state bank subsidiary,  was merged  with and into  Centura  Bank.  The merger was  consummated  through  the issuance of 0.63 share of Centura's  common stock for each share of  outstanding common  stock of FCHC or 1,607,564  shares.  Centura's  board of  directors  has approved  the  repurchase  of up to  9.9  percent  of  the  shares  issued.  The transaction was accounted for as a pooling-of-interests.

       On April 11, 1996, Centura and Essex Savings Bank, FSB, executed an agreement pursuant to which Centura will purchase approximately $77 million in deposits and certain deposit related loans of the branch offices operated by Essex in Greensboro, Raleigh, and Wilmington, North Carolina. Centura will pay a
1% deposit premium for the assumed deposits and is expected to close the transaction during the second quarter of 1996.

       On April 18, 1996  Centura Bank and  FirstSouth  Bank,  headquartered  in
Burlington,  North Carolina, announced an agreement to merge. All of the capital stock of  FirstSouth  Bank will be  exchanged  for  Centura  Common  Stock at an exchange ratio of 0.56 share of its common stock for each issued and outstanding
share  of  stock  of  FirstSouth   Bank,   subject  to  adjustments  in  certain
circumstances.  The transaction will be accounted for as a pooling-of-interests.
Centura's board of directors has approved the repurchase of up to 9.9 percent of the shares  issued.  It is  anticipated  that this merger will occur  during the third or fourth quarter of 1996.

         For additional information with respect to these acquisitions, see information contained in documents referenced under "DOCUMENTS INCORPORATED BY
REFERENCE."

         Centura continually  evaluates business  combination  opportunities and frequently  conducts  due  diligence  activities  in  connection  with  possible business  combinations.  As a result,  business combination  discussions and, in
some  cases,   negotiations,   frequently   take  place,   and  future  business
combinations  involving cash,  debt, or equity  securities can be expected.  Any future  business  combination  or series of business  combinations  that Centura might  undertake  may be material,  in terms of assets  acquired or  liabilities assumed, to Centura's financial condition.  Recent business  combinations in the banking industry have typically  involved the payment of a premium over book and market  values.  This  practice  could  result in dilution of book value and net income per share for the acquirer.

Stock Ownership of Management

         Information regarding the ownership of Cenrtura Common Stock by management of Centura is incorporated herein by reference to Centura's Annual
Report on form 10-K for the year ended December 31, 1995.

                        CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Centura and First Community.

General

         Centura is a bank holding company registered with the Federal Reserve under the BHC Act. As such, Centura and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy which is discussed below.

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (Interstate
Banking Act), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Centura, First Community and any other bank holding company located in North Carolina may now acquire a bank located in any other state, and any bank holding company located outside North Carolina may lawfully acquire any North Carolina-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. North Carolina has enacted "opt in" legislation that permits interstate branching in North Carolina on a reciprocal basis through June 1, 1997, and on an unlimited basis thereafter. Accordingly, the banking subsidiaries of Centura and First Community are currently able to establish and operate branches in other states that have also enacted "opt in" legislation.

         The BHC Act  generally  prohibits  Centura from  engaging in activities other  than  banking  or  managing  or  controlling  banks or other  permissible subsidiaries  and from acquiring or retaining  direct or indirect control of any company engaged in any activities other than those activities  determined by the
Federal  Reserve to be so closely  related to banking or managing or controlling banks as to be a proper incident  thereto.  In determining  whether a particular
activity  is  permissible,   the  Federal  Reserve  must  consider  whether  the
performance of such an activity  reasonably can be expected to produce  benefits to the public, such as greater convenience,  increased competition,  or gains in efficiency,  that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking  practices.  For example,  factoring accounts  receivable,  acquiring or servicing  loans,  leasing personal  property,  conducting  discount  securities brokerage  activities,  performing certain data processing  services,  acting as agent or broker in selling  credit life  insurance  and  certain  other types of insurance  in  connection  with  credit  transactions,  and  performing  certain insurance  underwriting  activities  all have  been  determined  by the  Federal
Reserve to be permissible  activities of bank holding  companies.  Despite prior approval,  the Federal  Reserve has the power to order a holding  company or its subsidiaries  to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable  cause to believe that  continuation of such  activity or such  ownership or control  constitutes  a serious risk to the financial  safety,  soundness,  or stability of any bank subsidiary of that bank holding company.

         Centura  Bank and  First  Community  are both  members  of the  Federal
Deposit Insurance Corporation (the "FDIC"), and as such, their deposits are insured by the FDIC to the maximum extent provided by law. Centura Bank and First Community are both subject to numerous state and federal statutes and regulations that affect their business, activities, and operations. As a North
Carolina-chartered  bank that is a member of the Federal Reserve System, Centura
Bank is  supervised  and examined by the Federal  Reserve and the  Commissioner.
First Community, a North Carolina-chartered bank that is not a member of the Federal Reserve System, is supervised and examined by the FDIC and the Commissioner. The federal banking agencies and the Commissioner regularly examine the operations of Centura Bank and First Community and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions, and to prevent the commencement or continuation of unsafe or unsound banking practices or other violations of law.
The federal banking agencies and the Commissioner regulate and monitor all areas of the operations of Centura Bank and its subsidiaries and First Community, including loans, mortgages, issuances of securities, capital adequacy, loss reserves, and compliance with the Community Reinvestment Act of 1977, as amended
(the "CRA") and other laws and regulations. Interest and certain other charges collected and contracted for by Centura Bank and First Community are also subject to state usury laws and certain federal laws concerning interest rates.

Community Reinvestment

         First Community and Centura are subject to the provisions of the CRA and the federal banking agencies' implementing regulations. Under the CRA, all financial institutions have a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires a depository institution's federal regulator, in connection with its examination of the institution, to assess the institution's record in assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods.
The regulatory agency's assessment of the institution's record is made available to the public. Further, such assessment is required of any institution which has applied to: (i) charter a national bank; (ii) obtain deposit insurance coverage for a newly chartered institution; (iii) establish a new branch office that will accept deposits; (iv) relocate an office; or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application.
Following their most recent CRA compliance examinations,  Centura Bank and First
Community each received a "Satisfactory" CRA rating.

         In April  1995,  the  federal  banking  agencies  adopted  revised  CRA regulations in order to provide clearer  guidance to depository  institutions on the nature and extent of their CRA  obligations  and the  methods by which those obligations would be assessed and enforced. Under the new CRA regulations, which went into  effect on January 1, 1996,  the  evaluation  system  used to judge an institution's  CRA  performance  consists of three  tests:  a lending  test;  an investment  test; and a service test. Each of these tests will be applied by the institution's  federal  regulator in an assessment  context that would take into account  such factors as: (i)  demographic  data about the  community;  (ii) the
institution's   capacity  and  constraints;   (iii)  the  institution's  product
offerings and business  strategy;  and (iv) data on the prior performance of the institution  and  similarly-situated  lenders.  The new lending test -- the most important  of the three  tests for all  institutions  other than  wholesale  and limited  purpose  (e.g.,  credit card) banks -- will  evaluate an  institution's lending  activities as measured by its home mortgage  loans,  small business and farm loans,  community development loans, and, at the option of the institution, its consumer loans. The institution's regulator will weigh each of these lending categories  to reflect its  relative  importance  to the  institution's  overall business and, in the case of community  development  loans, the  characteristics and needs of the institution's service area and the opportunities  available for this type of lending. Assessment criteria for the lending test will include: (i)
geographic  distribution of the institution's  lending; (ii) distribution of the institution's home mortgage and consumer loans among different economic segments of the  community;  (iii) the number and amount of small business and small farm loans  made  by the  institution;  (iv)  the  number  and  amount  of  community development  loans  outstanding,  and (v) the institution's use of innovative or
flexible  lending  practices  to  meet  the  needs  of  low-to-moderate   income
individuals  and  neighborhoods.  At  the  election  of  an  institution,  or if particular circumstances so warrant, the banking agencies will take into account in making their assessments  lending by the institution's  affiliates as well as community  development  loans made by the lending consortia and other lenders in which the institution has invested. As part of the new regulation, all financial institutions  will be required to report data on their small  business and small farm loans as well as their home mortgage loans, which are currently required to be reported under the Home Mortgage Disclosure Act.

         The  focus of the  investment  test  will be the  degree  to which  the institution  is helping to meet the needs of its service area through  qualified investments  that (i)  benefit  low-to-moderate  income  individuals  and  small businesses or farms,  (ii) address  affordable  housing needs,  or (iii) involve donations  of branch  offices to  minority or women's  depository  institutions.
Assessment of an  institution's  performance  under the investment  test will be based upon the dollar amount of the institution's qualified investments, its use
of  innovative  or  complex   techniques   to  support   community   development
initiatives,  and its responsiveness to credit and community  development needs.
The service test will evaluate an  institution's  systems for delivering  retail banking  services,  taking  into  account  such  factors  as (i) the  geographic
distribution   of  the   institution's   branch  offices  and  ATMs,   (ii)  the
institution's  record of opening and closing  branch offices and ATMs, and (iii)
the  availability of alternative  product  delivery systems such as home banking and loan  production  offices  in  low-to-moderate  income  areas.  The  federal regulators also will consider an institution's  community development service as part of the service test. A separate community  development test will be applied to wholesale or limited purpose financial institutions.

         Smaller institutions, those having total assets of less than $250 million, will be evaluated under more streamlined criteria. In addition, a financial institution will have the option of having its CRA performance evaluated based on a strategic plan of up to five years in length that it had developed in cooperation with local community groups. In order to be rated under a strategic plan, the institution will be required to obtain the prior approval of its federal regulator.

         The joint agency CRA regulations provide that an institution  evaluated under a given test will receive one of five ratings for that test:  outstanding,
high  satisfactory,   low  satisfactory,   needs  to  improve,   or  substantial
noncompliance.  An institution  will then receive a certain number of points for its rating on each test,  and the points  will be combined to produce an overall composite  rating of either  outstanding,  satisfactory,  needs to  improve,  or substantial noncompliance. Under the agencies' rating guidelines, an institution that  receives  an  "outstanding"  rating on the  lending  test will  receive an overall rating of at least  "satisfactory",  and no  institution  can receive an overall  rating of  "satisfactory"  unless it receives a rating of at least "low satisfactory" on its lending test. In addition,  evidence of  discriminatory  or other illegal credit practices would adversely  affect an institution's  overall rating. Under the new regulations, an institution's CRA rating would continue to be  taken  into  account  by its  regulator  in  considering  various  types  of applications.

Payment of Dividends

         Centura is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of Centura, including cash flow to pay dividends to its stockholders, is dividends from Centura Bank. There are statutory and regulatory limitations on the payment of such dividends to Centura, as well as by Centura and First Community to their stockholders.

         Centura is not subject to any direct legal or regulatory restrictions on dividends (other than the requirements under the NCBCA that distributions may not be made if, after giving them effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its liabilities). Centura Bank and First Community, as North Carolina-chartered banks, are subject to North
Carolina statutory and regulatory restrictions on the payment of cash dividends, including the requirement that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. If a bank having capital stock of $15,000 or more has surplus of less than 50% of its paid-in capital stock, no cash dividend may be declared until the bank has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage sufficient to raise the bank's surplus to an amount equal to 50% of its paid-in capital stock.

         If, in the opinion of the federal banking  regulator,  a bank under its jurisdiction  is  engaged  in or is about to  engage  in an  unsafe  or  unsound practice  (which,  depending  on  the  financial  condition  of  the  depository institution,  could  include  the  payment of  dividends),  such  authority  may require,  after notice and hearing,  that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository  institution's  capital  base to an  inadequate  level would be an unsafe and  unsound  banking  practice.  Under the  Federal  Deposit
Insurance  Corporation   Improvement  Act  of  1991  ("FDICIA"),   a  depository
institution  may not pay any  dividend  if  payment  would  cause  it to  become undercapitalized or if it already is undercapitalized.  See "--Prompt Corrective
Action."  Moreover,  the federal  agencies  have issued policy  statements  that provide that bank holding  companies and insured banks should generally only pay dividends out of current operating earnings.

         At March 31, 1996, under dividend restrictions imposed under federal and state laws, Centura Bank and First Community, without obtaining governmental approvals, could declare aggregate dividends of approximately $96 million and $2.25 million, respectively.

         The payment of dividends by Centura and First Community may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Capital Adequacy

         Centura, Centura Bank and First Community are required to comply with the capital adequacy standards established by the Federal Reserve in the case of Centura and Centura Bank and the FDIC in the case of First Community. There are two basic measures of capital adequacy for bank holding companies and their banking subsidiaries that have been promulgated by the Federal Reserve and the
FDIC: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company or a bank to be considered in compliance.

         The  risk-based  capital  standards  are  designed  to make  regulatory capital  requirements  more sensitive to differences in risk profile among banks and bank holding companies,  to account for off-balance-sheet  exposure,  and to minimize  disincentives for holding liquid assets.  Assets and off-balance-sheet items are assigned to broad risk categories,  each with appropriate weights. The
resulting   capital   ratios   represent   capital  as  a  percentage  of  total
risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1996, Centura's consolidated
Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 10.92% and 9.67%, respectively, and First Community's Risk-Based Capital and Tier 1 Risk-Based
Capital Ratios were 14.36% and 13.11%, respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating.
All other bank holding  companies  generally are required to maintain a Leverage
Ratio of at least 3.0%,  plus an additional  cushion of 100 to 200 basis points.
Centura's and First Community's respective Leverage Ratios at March 31, 1996, were 6.61 % and 10.22 %. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal
Reserve has indicated that it will consider a "tangible Tier 1 Capital  Leverage
Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         The risk-based and leverage capital requirements adopted by the Federal
Reserve and the FDIC for Centura Bank and First Community, respectively, are substantially similar to those adopted by the Federal Reserve for bank holding companies. Both Centura Bank and First Community were in compliance with applicable minimum capital requirements as of March 31, 1996. Neither Centura, Centura Bank, nor First Community has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt
Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the federal banking agencies have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

Support of Subsidiary Banks

         Under Federal Reserve policy, Centura is expected to act as sources of financial strength for, and to commit resources to support, Centura Bank. This support may be required at times when, absent such Federal Reserve policy, Centura may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Prompt Corrective Action

         FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed.
Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules  implementing the prompt corrective action provisions,  an  institution  that (i) has a Risk-Based  Capital Ratio of 10% or greater,  a Tier 1 Risk-Based  Capital Ratio of 6.0% or greater,  and a Leverage
Ratio of 5.0% or  greater  and (ii) is not  subject  to any  written  agreement, order,  capital  directive,  or prompt corrective action directive issued by the appropriate  federal  banking  agency  is  deemed  to be  well  capitalized.  An institution  with a  Risk-Based  Capital  Ratio  of  8.0% or  greater,  a Tier 1
Risk-Based  Capital  Ratio of 4.0% or greater,  and a Leverage  Ratio of 4.0% or greater is  considered to be adequately  capitalized.  A depository  institution that has a  Risk-Based  Capital  Ratio of less than  8.0%,  a Tier 1  Risk-Based
Capital  Ratio of less  than  4.0%,  or a  Leverage  Ratio of less  than 4.0% is
considered  to  be  undercapitalized.   A  depository  institution  that  has  a
Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%,  or a  Leverage  Ratio of less than 3.0%.  is  considered  to be significantly  undercapitalized,  and an institution  that has a tangible equity capital to assets  ratio  equal to or less than 2.0% is deemed to be  critically undercapitalized.  For purposes of the  regulation,  the term "tangible  equity"
includes  core  capital  elements  counted as Tier 1 Capital for purposes of the
risk-based  capital  standards,   plus  the  amount  of  outstanding  cumulative
perpetual  preferred stock  (including  related  surplus),  minus all intangible assets with certain exceptions.  A depository institution may be deemed to be in a capitalization  category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as  undercapitalized,  significantly undercapitalized,  or  critically  undercapitalized  is  required  to  submit an acceptable capital  restoration plan to its appropriate  federal banking agency.
Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital  restoration plan, subject to certain  limitations.
The  obligation  of a  controlling  bank holding  company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized
subsidiary's   assets  or  the  amount  required  to  meet  regulatory   capital
requirements.  An undercapitalized institution is also generally prohibited from increasing  its average  total assets,  making  acquisitions,  establishing  any branches, or engaging in any new line of business,  except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the  appropriate  federal  banking agency is given authority with respect to any undercapitalized  depository  institution  to  take  any  of the  actions  it is required  to or  may  take  with  respect  to a  significantly  undercapitalized institution  as  described  below  if it  determines  "that  those  actions  are necessary to carry out the purpose" of FDICIA.

         For  those  institutions  that are  significantly  undercapitalized  or undercapitalized  and either fail to submit an  acceptable  capital  restoration plan or fail to implement an approved capital  restoration plan, the appropriate federal  banking agency must require the  institution to take one or more of the following  actions:  (i) sell enough shares,  including voting shares, to become adequately capitalized;  (ii) merge with (or be sold to) another institution (or holding  company),  but only if grounds exist for  appointing a  conservator  or receiver;  (iii) restrict certain transactions with banking affiliates as if the
"sister  bank"  exception  to the  requirements  of Section  23A of the  Federal
Reserve Act did not exist;  (iv) otherwise  restrict  transactions  with bank or non-bank  affiliates;  (v) restrict  interest rates that the institution pays on deposits to  "prevailing  rates" in the  institution's  "region;"  (vi) restrict asset  growth  or  reduce  total  assets;  (vii)  alter,  reduce,  or  terminate activities;  (viii) hold a new election of directors;  (ix) dismiss any director or senior  executive  officer who held office for more than 180 days immediately before the  institution  become  undercapitalized,  provided  that in  requiring dismissal of a director or senior  officer,  the agency must comply with certain procedural  requirements,  including the  opportunity for an appeal in which the director  or officer  will have the  burden of  proving  his or her value to the institution;  (x)  employ  "qualified"  senior  executive  officers;  (xi) cease accepting  deposits from  correspondent  depository  institutions;  (xii) divest certain  non-depository  affiliates which pose a danger to the  institution;  or
(xiii) be divested by a parent holding company.  In addition,  without the prior
approval  of  the   appropriate   federal   banking   agency,   a  significantly
undercapitalized  institution  may not pay any  bonus  to any  senior  executive officer or increase the rate of compensation for such an officer.

         At March 31, 1996, both Centura Bank and First Community had the requisite capital levels to qualify as well capitalized under the regulations implementing the prompt corrective action provisions of FDICIA.


FDIC Insurance Assessments

         FDIC insurance  premiums are based on an assessment  system for insured depository  institutions  that  takes into  account  the risks  attributable  to different  categories and  concentrations of assets and liabilities.  The system assigns an institution to one of three capital categories: (i) well capitalized;
(ii) adequately capitalized; and (iii) undercapitalized.  These three categories are substantially  similar to the prompt corrective action categories  described above,  with  the  undercapitalized  category  including  institutions  that are
undercapitalized,     significantly     undercapitalized,     and     critically
undercapitalized  for prompt corrective action purposes.  An institution is also assigned by the FDIC to one of three  supervisory  subgroups within each capital group. The supervisory  subgroup to which an institution is assigned is based on a  supervisory  evaluation  provided  to the FDIC by the  institution's  primary federal  regulator and  information  which the FDIC determines to be relevant to the  institution's  financial  condition  and  the  risk  posed  to the  deposit insurance funds (which may include, if applicable,  information  provided by the institution's state supervisor).  An institution's  insurance assessment rate is then determined based on the capital category and supervisory  category to which it is assigned.  Under the risk-based assessment systemthere are nine assessment risk  classifications  (i.e.,  combinations  of capital  groups and  supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank  Insurance  Fund  ("BIF") and the  Savings  Association
Insurance  Fund  ("SAIF")  for the first half of 1995,  as they had been  during
1994,  ranged from 23 basis points (0.23% of deposits) for an institution in the highest  category (i.e.,  "well  capitalized"  and "healthy") to 31 basis points
(0.31%  of  deposits)  for  an  institution  in  the  lowest   category   (i.e.,
"undercapitalized"  and  "substantial  supervisory  concern").  These rates were established for both funds to achieve a designated  ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

         Once the designated ratio for the BIF was reached during May 1995, the FDIC was authorized to reduce the minimum assessment rate below 23 basis points and to set future assessment rates at such levels that would maintain the BIF's reserve ratio at the designated level. In August 1995, the FDIC adopted final regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-insured banks, starting with the second half of 1995, paid assessments ranging from 4.0 basis points to 31 basis points, with an average assessment rate of 4.5 basis points. At the same time, the FDIC elected to retain the pre-existing assessment rate of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund. More recently, on November 14, 1995, the FDIC announced that, beginning in 1996, it would further reduce the deposit insurance premiums for BIF members in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size.

         On July 28, 1995 the FDIC, the Treasury Department and the OTS released statements outlining a proposed plan ("Proposed Plan") to recapitalize the SAIF, certain features of which were subsequently agreed upon by members of the Banking Committees of the U.S. House of Representatives and the Senate on November 7, 1995 in negotiations to reconcile differences in bills on the issue that had been introduced or partially adopted by each body. Under the agreement, all SAIF-member institutions will pay a special assessment to the SAIF of approximately 80 basis points (0.80%), the amount that would enable the SAIF to attain its designated reserve ratio of 1.25%. The special assessment would be payable on January 1, 1996, based on the amount of SAIF-insured deposits held as of March 31, 1995. Most BIF-insured institutions holding SAIF-assessed deposits would receive a 20% reduction in the assessment rate and would pay a one-time assessment of approximately 64 basis points on their SAIF-assessed deposits. The agreement also provides that the assessment base for the bonds issued in the late 1980s to recapitalize the now defunct Federal Savings and Loan Insurance
Corporation would be expanded to include the deposits of both BIF- and SAIF-insured institutions, with BIF members paying approximately 75% of the interest on such obligations. The committee members further agreed that the BIF and SAIF should be merged on January 1, 1998, with such merger being conditioned upon the prior elimination of the federal thrift charter. At this time, Centura is not able to predict the timing or exact amount of any SAIF special assessment that might be required. However, if a 64 basis point assessment were levied against the existing SAIF-assessed deposits of Centura Bank as of March 31, 1996, the SAIF special assessment paid by the bank (on a pre-tax basis) would be approximately $8.8 million.


         Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Safety and Soundness Standards

         The FDIA  requires  the federal bank  regulatory  agencies to prescribe
standards,  by  regulations  or  guidelines,   relating  to  internal  controls,
information  systems and internal  audit  systems,  loan  documentation,  credit
underwriting,   interest  rate  risk  exposure,  asset  growth,  asset  quality, earnings,  stock  valuation and  compensation,  fees and benefits and such other operational  and  managerial  standards as the agencies  deem  appropriate.  The federal bank  regulatory  agencies have adopted a set of guidelines  prescribing safety and soundness  standards  pursuant to FDICIA, as amended.  The guidelines establish  general  standards  relating to  internal  controls  and  information systems,  internal  audit  systems,  loan  documentation,  credit  underwriting, interest rate exposure,  asset growth and compensation,  fees, and benefits.  In general,  the guidelines  require,  among other things,  appropriate systems and practices  to  identify  and manage  the risks and  exposures  specified  in the guidelines.  The guidelines  prohibit  excessive  compensation  as an unsafe and unsound  practice and describe  compensation  as excessive when the amounts paid are unreasonable or  disproportionate  to the services performed by an executive officer,  employee,  director,  or principal  stockholders.  The federal banking agencies  determined that stock  valuation  standards were not  appropriate.  In addition,  the agencies adopted regulations that authorize,  but do not require, an agency to order an  institution  that has been given notice by an agency that it is not  satisfying  any of such safety and  soundness  standards  to submit a compliance plan. If, after being so notified,  an institution fails to submit an acceptable  compliance  plan, the agency must issue an order directing action to correct the  deficiency  and may issue an order  directing  other actions of the types to which an  undercapitalized  association  is  subject  under the  prompt correction action provisions of FDICIA. See "--Prompt  Corrective Action." If an
institution  fails to comply with such an order,  the agency may seek to enforce such order in judicial  proceedings  and to impose  civil money  penalties.  The federal bank regulatory  agencies also proposed guidelines for asset quality and earnings standards.

Depositor Preference

         The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution in the "liquidation or other resolution" of such an institution by any receiver.

                      DESCRIPTION OF CENTURA CAPITAL STOCK

         Centura is  authorized  to issue  50,000,000  shares of Centura  Common
Stock, of which 22,875,050 shares were issued and outstanding as of March 31, 1996. Centura is also authorized to issue 25,000,000 shares of Centura no par value preferred stock, none of which is issued and outstanding.

         Holders of Centura  Common Stock are entitled to receive such dividends as may be  declared by the Board of  Directors  out of funds  legally  available therefore. The ability of Centura to pay dividends is affected by the ability of its subsidiary  depository  institution  to pay  dividends,  which is limited by applicable  regulatory  requirements and capital guidelines.  At March 31, 1996,
under  such  requirements  and  guidelines,   Centura's  subsidiary   depository
institution  had $96 million of  undivided  profits  legally  available  for the payment of  dividends.  See  "CERTAIN  REGULATORY  CONSIDERATIONS  --Payment  of
Dividends."

         For a further  description of Centura Common Stock,  See "EFFECT OF THE
MERGER ON RIGHTS OF STOCKHOLDERS."


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of First
Community knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matters shall properly come before the Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                                     EXPERTS

         The consolidated financial statements of Centura Banks, Inc. and subsidiary as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG
Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the consolidated financial statements as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, refers to the fact that on December 31, 1993, Centura Banks, Inc. adopted the provisions of the Financial
Accounting  Standards  Board's Statement of Financial  Accounting  Standards No.
115, "Accounting for Certain Investments in Debt and Equity Securities."

         The financial statements of First Community as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration
Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG
Peat Marwick LLP covering the financial statements as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, refers to the fact that on January 1, 1994, First Community adopted the provisions of the Financial Accounting Standards Board's Statement of Financial
Accounting  Standards No. 115,  "Accounting for Certain  Investments in Debt and
Equity Securities."

                                    OPINIONS

         The legality of the shares of Centura Common Stock to be issued in the Merger will be passed upon by Joseph A. Smith, Jr., Rocky Mount, North Carolina.
Mr. Smith is General Counsel and Secretary of Centura. As of March 31, 1996, Mr.
Smith beneficially owned an aggregate of 1,036 shares of Centura Common Stock and was the holder of options to purchase 4,415 shares of Centura Common Stock.

         Certain tax consequences of the transaction have been passed upon by Poyner & Spruill, L.L.P., Raleigh, North Carolina.

         Certain legal matters will be passed upon for First  Community by Moore
& Van Allen, PLLC, Raleigh, North Carolina.

         Charles T. Lane, a partner of Poyner & Spruill, is a director of Centura and Centura Bank. As of March 31, 1996, Mr. Lane owned beneficially
26,082 shares of Centura Common Stock, and other members of Poyner & Spruill beneficially owned 65,132 shares of Centura Common Stock. No other expert or counsel employed by Centura or First Community had, or is to receive in connection with the Merger, a substantial interest, direct or indirect, in Centura or First Community or is otherwise connected with Centura or First
Community.




                                                                      APPENDIX A





                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER



                                  By and Among


                              FIRST COMMUNITY BANK

                                       and

                                  CENTURA BANK

                                       and

                               CENTURA BANKS, INC.













                                  April 4, 1996




                                TABLE OF CONTENTS
ARTICLE I.  AGREEMENT TO MERGE                                                  2

         1.01.    Names of Merging Corporations
         1.02.    Nature of Transaction
         1.03.    Effect of Merger; Surviving Corporation
         1.04.    Assets and Liabilities of First Community
         1.05.    Conversion and Exchange of Stock
                  a.       Conversion of First Community Stock
                  b.       Exchange Procedures
                  c.       Treatment of Fractional Shares
                  d.       Surrender of Certificates
                  e.       Antidilutive Adjustments
                  f.       Dissenters
                  g.       Lost Certificates
                  h.       Treatment of First Community's Stock Options
                  i.       Outstanding Centura Stock and Bank Stock
         1.06.    Articles, By-Laws and Management
         1.07.    Closing; Plan of Merger; Effective Time

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF FIRST COMMUNITY                  8

         2.01.    Organization; Standing; Power
         2.02.    Capital Stock
         2.03.    Principal Shareholders
         2.04.    Subsidiaries
         2.05.    Convertible Securities, Options, Etc.
         2.06.    Authorization and Validity of Agreement
         2.07.    Validity of Transactions; Absence of Required Consents or Waivers
         2.08.    First Community Books and Records
         2.09.    First Community Reports
         2.10.    First Community Financial Statements
         2.11.    Tax Returns and Other Tax Matters
         2.12.    Absence of Material Adverse Changes or Certain Other Events
         2.13.    Absence of Undisclosed Liabilities
         2.14.    Compliance with Existing Obligations
         2.15.    Litigation and Compliance with Law
         2.16.    Real Properties
         2.17.    Loans, Accounts, Notes and Other Receivables
         2.18.    Securities Portfolio and Investments
         2.19.    Personal Property and Other Assets
         2.20.    Patents and Trademarks
         2.21.    Environmental Matters
         2.22.    Absence of Brokerage or Finders Commissions
         2.23.    Material Contracts
         2.24.    Employment Matters; Employee Relations
         2.25.    Employee Agreements; Employee Benefit Plans
         2.26.    Insurance
         2.27.    Insurance of Deposits
         2.28.    Affiliates
         2.29.    Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment
         2.30.    Disclosure

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF CENTURA AND THE HOLDING COMPANY

         3.01.    Organization; Standing; Power
         3.02.    Capital Stock
         3.03.    Authorization and Validity of Agreement
         3.04.    Validity of Transactions; Absence of Required Consents or Waivers
         3.05     Holding Company Books and Records
         3.06.    Holding Company Reports
         3.07.    Holding Company Financial Statements
         3.08.    Absence of Material Adverse Changes
         3.09.    Litigation and Compliance with Law
         3.10     Absence of Brokerage or Finders Commissions
         3.11.    Obstacles to Regulatory Approval, Accounting
                    Treatment or Tax Treatment
         3.12.    Disclosure

ARTICLE IV.  COVENANTS OF FIRST COMMUNITY

         4.01.    Affirmative Covenants of First Community
                  a.       "Affiliates" of First Community
                  b.       Conduct of Business Prior to Effective Time
                  c.       Periodic Information Regarding Loans
                  d.       Notice of Certain Changes or Events
                  e.       Consents to Assignment of Leases
                  f.       Further Action; Instruments of Transfer, etc
         4.02.    Negative Covenants of First Community
                  a.       Amendments to Articles of Incorporation or Bylaws.
                  b.       Change in Capital Stock
                  c.       Options, Warrants and Rights
                  d.       Dividends
                  e.       Employment, Benefit or Retirement Agreements or Plans
                  f.       Increase in Compensation;
                             Additional Compensation
                  g.       Accounting Practices
                  h.       Acquisitions; Additional Branch Offices
                  i.       Changes in Business Practices
                  j.       Exclusive Merger Agreement
                  k.       Acquisition or Disposition of Assets
                  l.       Debt; Liabilities
                  m.       Liens; Encumbrances
                  n.       Waiver of Rights
                  o.       Other Contracts

ARTICLE V.  COVENANTS OF CENTURA AND THE HOLDING COMPANY

         5.01.    Local Advisory Board
         5.02.    New York Stock Exchange Notification of Listing
                    of Additional Shares of Centura Stock

ARTICLE VI.  MUTUAL AGREEMENTS

         6.01.    Shareholders' Meeting; Registration Statement; Proxy Statement/Prospectus
                  a.  Meeting of Shareholders
                  b.  Preparation and Distribution of Proxy Statement/Prospectus
                  c.  Registration Statement and "Blue Sky" Approvals
                  d.  Recommendation of First Community's Board of Directors
                  e.  Information for Proxy Statement/Prospectus and Registration Statement
         6.02.    Regulatory Approvals
         6.03.    Access
         6.04.    Costs
         6.05.    Announcements
         6.06.    Environmental Studies
         6.07.    Employees; Severance Payments; Employee Benefits
                  a.       Employment Agreements
                  b.       Employment of Other First Community Employees
                  c.       Severance Compensation
                  d.       Employee Benefits
                  e.       Other Agreements
         6.08.    Confidentiality
         6.09.    Reorganization for Tax Purposes
         6.10.    Directors' and Officers' Liability Insurance
         6.11.    Other Permissible Transactions

ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER

         7.01.    Conditions to all Parties' Obligations
                  a.       Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions
                  b.       Adverse Proceedings, Injunction, Etc.
                  c.       Approval by Boards of Directors and Shareholders
                  d.       Fairness Opinion
                  e.       Tax Opinion
                  f.       No Termination or Abandonment
                  g.       New York Stock Exchange Listing
         7.02.    Additional Conditions to First Community's
                             Obligations
                  a.       Material Adverse Change
                  b.       Compliance with Laws
                  c.       The Holding Company's and Centura's  Representations  and Warranties and
                            Performance of Agreements; Officers' Certificate
                  d.       Legal Opinion of the Holding Company and Centura Counsel
                  e.       Other Documents and Information from the Holding Company and Centura
                  f.       Articles of Merger; Other Actions
                  g.       Acceptance by First Community's Counsel
         7.03.    Additional Conditions to the Holding Company's and Centura's Obligations
                  a.       Material Adverse Change
                  b.       Compliance with Laws; Adverse Proceedings, Injunction, Etc.
                  c.       First  Community's Representations and Warranties and Performance of
                            Agreements; Officers' Certificate
                  d.       Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky" Requirements
                  e.       Agreements from First Community Affiliates
                  f.       Legal Opinion of First Community Counsel
                  g.       Other Documents and Information from First Community
                  h.       Consents to Assignment of Real Property Leases
                  i.       Acceptance by the Holding Company's and     Centura's Counsel

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES

         8.01.    Mutual Termination
         8.02.    Unilateral Termination
                  a.       Termination by the Holding Company or Centura
                  b.       Termination by First Community
                  c.       Extension of Expiration Date
         8.03.    Breach; Remedies

ARTICLE IX.  INDEMNIFICATION






         9.01.    Indemnification Following Effective Time
         9.02     Procedure for Claiming Indemnification

ARTICLE X.  MISCELLANEOUS PROVISIONS

         10.01    Previously Disclosed Information
         10.02.   Survival of Representations, Warranties, Indemnification and Other Agreements
                  a.       Representations, Warranties and Other Agreements
                  b.       Indemnification
         10.03.   Waiver
         10.04.   Amendment
         10.05.   Notices
         10.06.   Further Assurance
         10.07.   Headings and Captions
         10.08.   Entire Agreement
         10.09.   Severability of Provisions
         10.10.   Assignment
         10.11.   Counterparts
         10.12.   Governing Law
         10.13.   Inspection



                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  By and Among
                              FIRST COMMUNITY BANK
                                       and
                                  CENTURA BANK
                                       and
                               CENTURA BANKS, INC.


                  THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 4th day of April, 1996, by and among FIRST COMMUNITY BANK ("First Community"), CENTURA BANK ("Centura") and CENTURA BANKS, INC. (the "Holding Company").

                  WHEREAS,   First   Community  is  a  North  Carolina   banking
corporation with its principal office and place of business located in Gastonia, North Carolina; and,

                  WHEREAS, Centura is a North Carolina banking corporation with its principal office and place of business located in Rocky Mount, North Carolina; and,

                  WHEREAS, the Holding Company is a North Carolina business corporation with its principal office and place of business located in Rocky Mount, North Carolina, and is the parent company of Centura; and,

                  WHEREAS, the Holding Company, Centura and First Community have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for First Community to be merged into Centura with the effect that each of the outstanding shares of First Community's common stock will be converted into newly issued shares of the Holding Company' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS, to effectuate the foregoing, the Holding Company, Centura and First Community desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                  WHEREAS, while First Community's Board of Directors has approved this Agreement, First Community has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, the Holding Company's and Centura's Boards of Directors have approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to First Community's shareholders to effectuate such transactions.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company, Centura and First Community hereby adopt and make this Agreement and mutually agree as follows:


                          ARTICLE I. AGREEMENT TO MERGE

         1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are FIRST COMMUNITY BANK ("First Community") and CENTURA BANK ("Centura").

         1.02. Nature of Transaction. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below), First Community shall be merged into and with Centura pursuant to N.C. GEN. STAT. ss. 53-12 (the "Merger").

         1.03. Effect of Merger; Surviving Corporation. At the Effective Time and as provided in N.C. GEN. STAT. ss. 53-13, by reason of the Merger the separate corporate existence of First Community shall cease while the corporate existence of Centura as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Centura shall continue to operate as the wholly-owned banking subsidiary of the Holding Company and, as a North Carolina banking corporation, will continue to conduct its business at the then legally established branches and main offices of Centura and First Community. The duration of the corporate existence of Centura, as the surviving corporation, shall be perpetual and unlimited.

         1.04. Assets and Liabilities of First Community. At the Effective Time and by reason of the Merger, and in accordance with N.C. GEN. STAT. ss.ss. 53-13, 53-17 and 55-11-06, all of First Community's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to First Community, whether tangible or intangible) shall be transferred to and vest in Centura, and Centura shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of First Community, all without any conveyance, assignment or further act or deed; and, Centura shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of First Community as of the Effective Time.

         1.05.    Conversion and Exchange of Stock.

                  a. Conversion of First Community Stock. At the Effective Time, all rights of First Community's shareholders with respect to all then outstanding shares of First Community's common stock ($4.16 2/3 par value) ("First Community Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of First Community Stock (other than any shares held by First Community as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Centura or First Community, into 0.96 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock ("the Centura Stock"). Notwithstanding anything contained herein to the contrary, the Exchange Rate is subject to adjustment in the following circumstances:

                  (i) If the Average Closing Price is less than $31.50 per share, calculate (A) the quotient derived by dividing the Average Closing Price by the Centura Commencement Price (the "Centura Ratio") and (B) the quotient derived by dividing the average of the Index Price for the ten (10) full trading days immediately preceding the Determination Date by the Index Price at the Commencement Date (the "Index Ratio"). If the Index Ratio is greater than the Centura Ratio, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Ratio by the Average Closing Price (rounded up to two (2) decimal places). If the Index Ratio is less than the Centura Ratio, then the Exchange Rate shall be 0.96;

                  (ii) If the Average Closing Price is greater than $38.50, then the Exchange Rate shall be the quotient derived by dividing the product of $33.60 multiplied by the Index Ratio by the Average Closing Price (rounded up to two (2) decimal places).

For purposes of this Paragraph 1.05.a., the following terms shall have the meanings indicated:

         "Average Closing Price" shall mean the average of the daily closing sales prices of Centura Common Stock as reported on the New York Stock Exchange-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) for the ten (10) consecutive full trading days in which such shares are traded on the New York Stock Exchange ("NYSE") ending at the close of trading on the trading day immediately preceeding the Determination Date.

         "Commencement Date" shall mean March 20, 1996.

         "Centura Commencement Price" shall mean $35.00 per share.

         "Determination Date" shall mean the date on which the shareholders of First Community shall have adopted this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by law or by the provisions of any governing instruments.

         "Index Price" on a given date shall mean the weighted average of the closing prices of the companies composing the NYSE Bank Stock Index compiled by SNL Securities.

         At the Effective Time, and without any action by First Community, Centura, the Holding Company or any holder thereof, First Community's stock transfer books shall be closed as to holders of First Community Stock immediately prior to the Effective Time and, thereafter, no transfer of First Community Stock by any such holder may be made or registered; and the holders of shares of First Community Stock shall cease to be, and shall have no further rights as, stockholders of First Community other than as provided herein.
Following the Effective Time, certificates representing shares of First Community Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) certificates for the number of whole shares of the Centura Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  b. Exchange Procedures. As promptly as practicable following the Effective Time, the Holding Company shall cause the exchange agent selected by the Holding Company (the "Exchange Agent") to mail to each former shareholder of First Community of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of First Community of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Centura Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                  c. Treatment of Fractional Shares. No scrip or certificates representing fractional shares of the Centura Stock will be issued to any former shareholder of First Community, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Centura Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of the Centura Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of First Community in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Centura Stock shall be equal to the total of such fractional shares multiplied by the Average Closing Price.

                  d. Surrender of Certificates. Subject to Paragraph 1.05.f. below, no certificate for any shares, or cash for any fractional share, of the Centura Stock shall be delivered to any former shareholder of First Community unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of First Community Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of the Centura Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of the Centura Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Centura, First Community, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding Company, Centura, First Community, nor the Exchange Agent shall be liable to a former holder of First Community Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  e. Antidilutive Adjustments. If, following the date of this Agreement, the Holding Company shall change the number of outstanding shares of the Centura Stock as a result of a dividend payable in shares of the Centura Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment will be made to increase or decrease the number of shares of the Centura Stock to be issued in exchange for each of the shares of First Community Stock.

                  f. Dissenters. Any shareholder of First Community who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of First Community Stock in the manner and pursuant to the procedures provided therein. Shares of First Community Stock held by persons who exercise Dissenters Rights shall not be converted into Centura Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of First Community who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of First Community Stock, at the Holding Company' sole option, shall be deemed to have been converted into the right to receive Centura Stock as of the Effective Time as provided in Paragraph 1.05.a. above.

                  g. Lost Certificates. Any shareholder of First Community whose certificate evidencing shares of First Community Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Centura Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ss. 25-8-405 and N.C. GEN. STAT. ss. 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding Company).

                  h. Treatment of First Community's Stock Options. (i) At the Effective Time, each option or other right to purchase shares of First Community Stock pursuant to stock options ("First Community Options") granted by First Community under the First Community Bank Stock Option Plan and the First
Community Bank Omnibus Stock Option Plan of 1994 (collectively, the "First Community Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock, and Centura shall assume each First Community Option, in accordance with the terms of the First Community Stock Plans and stock option agreement by which it is evidenced, except that from after the Effective Time,
(A) Centura and its Compensation Committee shall be substituted for First Community and the Committee of First Community's Board of Directors (including, if applicable, the entire Board of Directors of First Community) administering such First Community Stock Plans, (B) each First Community Option assumed by Centura may be exercised solely for shares of Centura Common Stock, (C) the number of shares of Centura Common Stock subject to such First Community Option shall be equal to the number of shares of First Community Common Stock subject to such First Community Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (D) the per share exercise price under each such First Community Option shall be adjusted by dividing the per share exercise price under each such First Community Option by the Exchange Rate and rounding up to the nearest cent. Notwithstanding the provisions of clause (C) of the preceding sentence, Centura shall not be obligated to issue any fraction of a share of Centura Common Stock upon exercise of First Community Options and any fraction of a share of Centura Common Stock that otherwise would be subject to a converted First Community Option shall represent the right to receive a cash payment upon exercise of such converted First Community Option equal to the product of such fraction and the difference between the market value of one share of Centura Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Centura Common Stock at the time of exercise of an Option shall be the closing price of Centura Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the date of exercise.

         (ii) As soon as practicable after the Effective Time, Centura shall deliver to the participants in each First Community Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such First Community Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.05.a. after giving effect to the Merger. At or prior to the Effective Time, Centura shall take all corporate action necessary to reserve for issuance sufficient shares of Centura Common Stock for delivery upon exercise of First Community Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, Centura shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Centura Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (iii) All restrictions or limitations on transfer with respect to First Community Common Stock awarded under the First Community Stock Plans or any other plan, program, or arrangement of First Community, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Centura Common Stock into which such restricted stock is converted pursuant to this Agreement.

         (iv) Notwithstanding the foregoing provisions of this Paragraph 1.05.h.: (A) in no event shall options to purchase more than 94,000 shares of First Community Stock be converted into options to purchase Centura Stock in connection with the transactions contemplated by this Agreement; and (B) at or prior to the Effective Date, the First Community Bank Stock Option Plan and agreements thereunder shall be amended to insure that the payments of taxes thereunder shall not exceed the amount owed in respect of option exercises thereunder in respect of all outstanding options as of the Effective Date, in consideration of which Centura shall pay to the holders of such options the amount of such tax payment promptly after the Effective Date. First Community agrees to cooperate with Centura to insure the implementation of this Paragraph 1.05.h., including particularly this clause (iv).

                  i. Outstanding Centura Stock and Bank Stock. The status of the shares of Centura Stock and the shares of the capital stock of Centura which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06. Articles, By-Laws and Management. The Articles of Incorporation and By-Laws of Centura in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of Centura as the surviving corporation. The officers and directors of Centura in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ward and Smith, P.A. in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, the Holding Company, Centura and First Community shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of government and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten (10) days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

          ARTICLE II. REPRESENTATIONS AND WARRANTIES OF FIRST COMMUNITY

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Centura, First Community hereby makes the following representations and warranties to Centura and the Holding Company:

         2.01. Organization; Standing; Power. First Community (i) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on First Community; and, (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on First Community.

         2.02. Capital Stock. First Community's authorized capital stock consists of 2,400,000 shares of common stock, $4.16 2/3 par value per share. As of the date of this Agreement, 779,493 shares of First Community Stock are issued and outstanding, which constitute First Community's only issued and outstanding securities. First Community has reserved 191,000 shares of First Community Stock for issuance under the First Community Stock Plans, pursuant to which options to purchase not more than 94,000 shares of First Community Stock are outstanding.

         Each outstanding share of First Community Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law), (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

         2.03. Principal Shareholders. No person or entity is known to First Community to beneficially own, directly or indirectly, more than 5% of the outstanding shares of First Community Stock.

         2.04. Subsidiaries. First Community does not have any subsidiary (direct or indirect), and does not own any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity.

         2.05. Convertible Securities, Options, Etc.. With the exception of options to purchase an aggregate of 94,000 shares of First Community Stock which have been issued and are outstanding under the First Community Stock Plans, First Community does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Community Stock or any other securities of First Community, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of First Community Stock or any other securities of First Community, or (iii) plan, agreement or other arrangement pursuant to which shares of First Community Stock or any other securities of First Community, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

         2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by First Community's Board of Directors and executed and delivered on First Community's behalf. Subject only to approval of this Agreement by the shareholders of First Community in the manner required by law (as contemplated by Paragraph 6.01.a. below), (i) First Community has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize First Community to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been executed on behalf of First Community and constitutes a valid and binding agreement of First Community enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on First Community, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by First Community with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Community's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Community is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of First Community's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of First Community; or (v) interfere with or otherwise adversely affect First Community's ability to carry on its business as presently conducted.

         No consents, approvals or waivers are required to be obtained from any person or entity in connection with First Community's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of First Community's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below.

         2.08. First Community Books and Records. First Community's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects First Community's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of First Community accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Centura and its representatives.

         2.09. First Community Reports. Since January 1, 1991, and where the failure to file has had or could have a material and adverse effect on First Community, First Community has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the North Carolina Commissioner of Banks (the "Commissioner"), or
(iii) any other governmental or regulatory authorities having jurisdiction over First Community. All such reports, registrations and statements filed by First Community with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "First Community Reports." As of their respective dates, each First Community Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and First Community has not been notified that any such First Community Report was deficient in any material respect as to form or content. Following the date of this Agreement, First Community shall deliver to the Holding Company, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it with the FDIC, the Commissioner or any other such regulatory authority. The First Community Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"); First Community is subject to the periodic reporting requirements of the Exchange Act.

         2.10. First Community Financial Statements. First Community has delivered to Centura a copy of its balance sheets as of December 31, 1994 and December 31, 1995, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, together with notes thereto (the "First Community Financial Statements"); and, following the date of this Agreement, First Community promptly will deliver to Centura all other annual or interim financial statements prepared by or for First Community. The First Community Financial
Statements (including any related notes and schedules thereto) (i) are in accordance with First Community's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects First Community's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The First Community Financial Statements have been audited and certified by First Community's independent certified public accountants, KPMG Peat Marwick LLP.

         2.11. Tax Returns and Other Tax Matters. (i) First Community has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of First Community, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against First Community or its property have been become fully paid, and, with respect to any such taxes to become due from First Community for any period or periods through and including December 31, 1995, adequate provision has been made for the payment of all such taxes and such provision is reflected in the First Community Financial Statements; (iii) First Community's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1991, and First Community has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) First Community has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of First Community have been provided for in the First Community Financial Statements in all material respects.

         2.12. Absence of Material Adverse Changes or Certain Other Events.

                  (i) Since December 31, 1995, First Community has conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of First Community, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of First Community or in its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

                  (ii) Since December 31, 1995, and other than in the ordinary course of its business, including its normal salary review as of January 1, 1996, First Community has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         2.13. Absence of Undisclosed Liabilities. First Community has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due
(including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in First Community Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 1995 and which are not, individually or in the aggregate, material to First Community.

         2.14. Compliance with Existing Obligations. First Community has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which First Community is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

         2.15. Litigation and Compliance with Law.

                  (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of First Community, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of First Community threatened, contemplated or probable of assertion, against, relating to or otherwise affecting First Community or any of its properties or assets which, if determined adversely, could result in liability on the part of First Community for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse effect on First Community's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of First Community to consummate the Merger;

                  (ii) First Community has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of First Community, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                  (iii) First Community is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the
Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against First Community which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of First Community; and First Community has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                  (iv) First Community is not in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by First Community) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material adverse effect on the financial condition of First Community.

         2.16. Real Properties. First Community has Previously Disclosed to Centura a listing of all real property owned or leased by First Community (including First Community's banking facilities and all other real estate or foreclosed properties owned by First Community) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which First Community is a party (the "Real Property Leases"). With respect to all Real Property owned by First Community, First Community has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by First Community or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of First Community's lessor, each such Real Property Lease may be assigned to Centura and the execution and delivery of this Agreement does not constitute an event of default thereunder.

         To the  best  of the  knowledge  and  belief  of  management  of  First
Community, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

         All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed under Paragraph 2.21 hereof, there does not exist any condition which interferes with First Community's use or affects the economic value thereof.

         2.17. Loans, Accounts, Notes and Other Receivables.

                  (i) All loans, accounts, notes and other receivables reflected as assets on First Community's books and records (A) have resulted from bona fide business transactions in the ordinary course of First Community's operations, (B) in all material respects were made in accordance with First Community's standard loan policies and procedures, and (C) are owned by First Community free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                  (ii) All records of First Community regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which First Community's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in First Community's records of such loan.

                  (iii) To the best knowledge of management of First Community, each loan reflected as an asset on First Community's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                  (iv) First Community has Previously Disclosed to Centura a listing of (A) each loan, extension of credit or other asset of First Community which, as of December 31, 1995, is classified by the FDIC, the Commissioner or by First Community as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which First Community has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of First Community which, as of December 31, 1995, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                  (v) To the best knowledge and belief of First Community's management, each of First Community's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of First Community's business in an amount which is not less than the amount at which it is carried on First Community's books and records.

                  (vi) First Community's reserve for possible loan losses (the "Loan Loss Reserve") shown in the First Community Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of First Community's management, is reasonable in view of the size and character of First Community's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in First Community's loan portfolio and other real estate owned.

         2.18. Securities Portfolio and Investments. All securities owned by First Community (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of First Community to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of First Community's business to secure public funds deposits and in connection with repurchase agreements with customers). There are no voting trusts or other agreements or undertakings to which First Community is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which First Community has "purchased" securities under agreement to resell (if any), First Community has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to First Community which is secured by such collateral.

         Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 1995, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of First Community's securities portfolio.

         2.19. Personal Property and Other Assets. All assets of First Community (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of First Community or otherwise used by First Community in the operation of its business) are owned by First Community free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of First Community's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

         2.20. Patents and Trademarks. First Community owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and First Community has not violated, and is not currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

         2.21. Environmental Matters. First Community has Previously Disclosed and provided to Centura copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving First Community.

                  To the best of the knowledge and belief of management of First
Community:

                  (i) there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property;

                  (ii) First Community has not violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation First Community is or may be responsible or liable;

                  (iii) First Community is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by First Community or any other person or entity; and,

                  (iv) no facts, events or conditions relating to the Real Property or any Loan Collateral, or the operations of First Community at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                  (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                  (ii) all contractual agreements, and

                  (iii) all common law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and
Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

         2.22. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by First Community directly with Centura and the Holding Company;
(ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, First Community or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) First Community has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

         2.23. Material Contracts. Except for leases on First Community's branch offices, First Community is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $50,000 (i) which is not to be performed in full prior to December 31, 1996, (ii) which calls for the provision of goods or services to First Community and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to First Community and has not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) which commits First Community to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of First Community's business), (vi) which involves the purchase or sale of any assets of First Community, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of First Community, or (vii) with any director, officer or principal shareholder of First Community (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of First Community's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         First Community is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of First Community.

         2.24. Employment Matters; Employee Relations. First Community (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when First Community has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of First Community, asserted that First Community is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         There is no action, suit or proceeding by any person pending or, to the best knowledge of management of First Community, threatened, against First Community (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

         First Community is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving First Community and any of its employees, or any pending or threatened proceeding in which it is asserted that First Community has committed an unfair labor practice; and First Community is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         2.25. Employment Agreements; Employee Benefit Plans.

                  (i) First Community is not a party to or bound by any employment agreements with any of its directors, officers or employees.

                  (ii) First Community has Previously Disclosed and has delivered or made available to Centura prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by First Community for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "First Community Benefit Plans"). Any of the First Community Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "First Community ERISA Plan." No First Community ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. Neither First Community nor any affiliate of First Community has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

                  (iii) All First Community Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a material adverse effect on First Community. Each First Community ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and First Community is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of First Community, First Community has not engaged in a transaction with respect to any First Community Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject First Community to a tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a material adverse effect on First Community.

                  (iv) First Community has no liability for retiree health and life benefits under any of the First Community Benefit Plans and there are no restrictions on the rights of First Community to amend or terminate any such Plan without incurring any liability thereunder, which liability is reasonably likely to have a material adverse effect on First Community.

                  (v) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of First Community from First Community under any First Community Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any First Community Benefit Plan or otherwise, or (C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a material adverse effect on First Community.

                  (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of First Community and their respective beneficiaries have been fully reflected on the First Community Financial Statements to the extent required by and in accordance with GAAP.

         2.26. Insurance. First Community has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Centura (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in First Community's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of First Community, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for First Community. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and First Community has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. First Community is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and First Community is not aware of any facts which would form the basis of any such claim), and First Community has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

         2.27. Insurance of Deposits. All deposits of First Community are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from First Community to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of First Community's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

         2.28. Affiliates. First Community has Previously Disclosed to Centura a listing of those persons deemed by First Community and its counsel as of the date of this Agreement to be "Affiliates" of First Community (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of First Community.

         2.29. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of management of First Community, there exists no fact or condition (including First Community's record of compliance with the Community Reinvestment Act) relating to First Community that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company, Centura or First Community from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a reorganization under Section
368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to First Community, First Community shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

         2.30. Disclosure. To the best of the knowledge and belief of First Community, no written statement, certificate, schedule, list or other written information furnished by or on behalf of First Community at any time to the Holding Company or Centura in connection with this Agreement (including without limitation information "Previously Disclosed" by First Community), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by First Community to the Holding Company or Centura is or will be a true and complete copy of such document, unmodified except by another document delivered by First Community.

 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CENTURA AND THE HOLDING COMPANY

          Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to First Community, Centura and the Holding Company each hereby makes the following representations and warranties to First Community.

         3.01. Organization; Standing; Power. Centura and the Holding Company each (i) is duly organized and incorporated, validly existing and in good standing (as a banking corporation and a business corporation, respectively) under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

         3.02. Capital Stock. the Holding Company' authorized capital stock consists of 50,000,000 shares of Centura Stock and 25,000,000 shares of no par Preferred Stock. As of December 31, 1995, an aggregate of 22,015,916 shares of Centura Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Centura Stock issued to First Community's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

         All outstanding shares of Centura's common stock ("Bank Stock") have been validly issued and are owned by the Holding Company.

         3.03. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Holding Company's and Centura's Boards of
Directors and executed and delivered on the Holding Company's and Centura's behalf. (i) the Holding Company and Centura each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize the Holding Company and Centura to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of the Holding Company and Centura enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         3.04. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company or Centura with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Centura's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Centura is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Centura's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of the Holding Company or Centura; or (v) interfere with or otherwise adversely affect the Holding Company's or Centura's ability to carry on its business as presently conducted.

         No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Centura's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the approval of the respective Boards of Directors of the Holding Company and Centura as described in Paragraph 7.01.c. below and required approvals of governmental or regulatory authorities described in Paragraph 7.01.a. below.

         3.05. Holding Company Books and Records. The Holding Company's and Centura's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's and Centura's respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The minute books of the Holding Company and Centura accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to First Community and its representatives.

         3.06. Holding Company Reports. Since January 1, 1991, and where the failure to file has had or could have a material and adverse effect on the Holding Company and its subsidiaries considered as one enterprise, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the Securities and Exchange Commission (the "SEC"), (ii) the Board of Governors of the Federal Reserve System (the "FRB"), (iii) the FDIC, (iv) the Commissioner, and (v) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports." As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any such the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to First Community upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or Centura with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

         3.07. Holding Company Financial Statements. The Holding Company has delivered to First Community a copy of the Holding Company's consolidated balance sheets as of December 31, 1994 and December 31, 1995, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1993, December 31, 1994 and December 31, 1995 (the "Holding Company Financial Statements"). The Holding Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and have been audited and certified by the Holding Company' independent accountants, KPMG Peat Marwick LLP, and the Holding Company Financial Statements present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates and for the periods specified therein.

         3.08. Absence of Material Adverse Changes. Since December 31, 1995, there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company or Centura, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

         3.09. Litigation and Compliance with Law.

                  (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of the Holding Company or Centura, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of the Holding Company or Centura, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or Centura or any of their properties or assets which, if determined adversely, could result in liability on the part of the Holding Company or Centura for, or subject it to, monetary damages, fines or penalties, an injunction, and which could have a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company or Centura to consummate the Merger;

                  (ii) the Holding Company and Centura each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of the Holding Company or Centura, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                  (iii)  neither the  Holding  Company nor Centura is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or Centura which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or Centura; and, neither the Holding Company nor Centura has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                  (iv) Neither the Holding Company nor Centura is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Centura) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material effect on the consolidated financial condition of the Holding Company.

         3.10. Absence of Brokerage or Finders Commissions.

(i) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company and Centura directly with First Community; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company or Centura or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and,
(iii) neither the Holding Company nor Centura has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

         3.11. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of the executive officers of the Holding Company and Centura, no fact or condition (including Centura's record of compliance with the Community Reinvestment Act) relating to the Holding Company or Centura exists that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company, Centura or First Community from obtaining the regulatory approvals required in order to consummate the transactions described herein, or (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of the Holding Company or Centura, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the Chairman of First Community.

         3.12. Disclosure. To the best of the knowledge and belief of the Holding Company and Centura, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company or Centura at any time to First Community in connection with this Agreement (including without limitation information "Previously Disclosed" by the Holding Company and Centura), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company or Centura to First Community is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company or Centura.

                    ARTICLE IV. COVENANTS OF FIRST COMMUNITY

         4.01. Affirmative Covenants of First Community. First Community hereby covenants and agrees as follows with the Holding Company and Centura.

                  a. "Affiliates" of First Community. First Community will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of First Community (as defined in Paragraph 2.28 above), to execute and deliver to the Holding Company prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Centura Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Centura Stock issued to Affiliates of First Community shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  b. Conduct of Business Prior to Effective Time. While the parties recognize that the operation of First Community until the Effective Time is the responsibility of First Community and its Board of Directors and officers, First Community agrees that, between the date of this Agreement and the Effective Time, First Community will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, First Community agrees that it will:

                           (i)    preserve    intact   its   present    business
organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                           (ii)  maintain all its  properties  and  equipment in
customary repair, order and condition, ordinary wear and tear excepted;

                           (iii)  maintain  its books of account  and records in
the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                           (iv)  comply  with all laws,  rules  and  regulations
applicable to it, its properties and to the conduct of its business;

                           (v) continue to maintain in force  insurance  such as
is described in Paragraph 2.26. above; will not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, will not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                           (vi)  promptly  provide to the  Holding  Company  and
Centura such  information  about First  Community and its  financial  condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as they reasonably shall request.

                  c. Periodic Information Regarding Loans. All new extensions of credit in excess of $750,000 will be submitted by First Community to Centura on an after-the-fact basis for Centura's review within 10 business days of the date of the extension of credit.

                  Additionally, First Community agrees to make available and provide to the Holding Company and Centura the following information with respect to First Community's loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 1995 and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of First Community's business and to be furnished within twenty (20) days of the end of each month ending after the date hereof:

                                             (i) a list of  Loans  past  due for
                                     sixty (60) days or more as to principal or interest;

                                             (ii) an  analysis  of the Loan Loss
                                     Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

                                             (iii) a list of Loans in nonaccrual
                                     status;

                                             (iv)  a  list  of  all  Loans  over
                                     $50,000 without principal reduction for a period of longer than one year;

                                             (v) a list of all  foreclosed  real
                                     property or other real estate owned and all repossessed personal property;

                                             (vi)  a   list   of   reworked   or
                                     restructured  Loans over  $50,000 and still
                                     outstanding,   including   original  terms,
                                     restructured terms and status; and

                                             (vii)  a  list  of  any  actual  or
                                     threatened  litigation  by or against First
                                     Community   pertaining   to  any  Loans  or
                                     credits,   which  list   shall   contain  a
                                     description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                  d. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, First Community promptly will notify Centura in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of First Community herein, or any information that has been Previously Disclosed by First Community to Centura, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of First Community's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or
7.03. below.

                  e. Consents to Assignment of Leases. First Community will use its best efforts to obtain all required consents of its landlords to the assignment to Centura of First Community's rights and obligations under the Real Property Leases, each of which consents shall be in such form as shall be specified by Centura.

                  f. Further Action; Instruments of Transfer, etc. First Community covenants and agrees with the Holding Company and Centura that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(ii) shall perform all acts and execute and deliver to the Holding Company and Centura all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and, (iii) will cooperate with the Holding Company and Centura in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. Negative Covenants of First Community. First Community hereby covenants and agrees that, between the date hereof and the Effective Time, First Community will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of the Holding Company.

                  a. Amendments to Articles of Incorporation or Bylaws. First Community will not amend its Articles of Incorporation or Bylaws.

                  b. Change in Capital Stock. Except for First Community Stock to be issued under the First Community Option Plans, First Community will not
(i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  c. Options, Warrants and Rights. First Community will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  d. Dividends. First Community will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, except in accordance with its current cash policy, cash dividend level and cash dividend declaration and payment dates.

                  e. Employment, Benefit or Retirement Agreements or Plans. Except as required by law and except as may occur under the First Community Stock Plans (which provide for the immediate exercisability of options if an employee is terminated for other than cause), First Community will not (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by First Community without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  f. Increase in Compensation; Additional Compensation. Except as otherwise provided herein, First Community will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with First Community's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans and provided that if the Merger occurs prior to such compensation or benefit plans' normal anniversary date, payments made pursuant to those compensation or benefit plans shall be made on a pro rata basis for the appropriate portion of the fiscal year prior to the Merger; and provided that First Community shall be allowed to make bonus payments under its Executive Bonus Plan and Executive Officer Bonus Plan without regard to the specific terms of such plans up to the aggregate amount accrued by First Community for such plans immediately prior to the Effective Time (such accruals not to exceed $7,000 per month).

                  g. Accounting Practices. First Community will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

                  h. Acquisitions; Additional Branch Offices. First Community will not directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity,
(ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office; provided that First Community shall be allowed to open a branch at 701 South Main Street, Mount Holly, North Carolina.

                  i. Changes in Business Practices. Except as may be required by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, First Community will not (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  j. Exclusive Merger Agreement. First Community will not, directly nor indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company or Centura) relating to a merger or other acquisition of First Community, or the purchase or acquisition of any First Community Stock, any branch office of First Community or all or any significant part of First Community's assets; or provide assistance to any person in connection with any such offer; (ii) disclose to any person or entity any information not customarily disclosed to the public concerning First Community or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of First Community or all or any significant part of its assets to any other person or entity, or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                  k. Acquisition or Disposition of Assets. First Community will not, without the prior written consent of Centura, which consent shall not be unreasonably withheld:

                           (i)  sell or lease  (as  lessor),  or  enter  into or
become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a value on First Community's books or a fair market value, whichever is greater, of more than $75,000 for any individual item or asset, or more than $150,000 in the aggregate for all such items or assets;

                           (ii) purchase or lease (as lessee),  or enter into or
become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $75,000 for any individual item or asset, or more than $150,000 in the aggregate for all such items or assets;

                           (iii) enter into any purchase commitment for supplies
or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates First Community for a period longer than 12 months;

                           (iv) sell,  purchase or repurchase,  or enter into or
become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable (with the exception of investment securities and residential mortgage loans sold in the ordinary course of First Community's business); or

                           (v) sell or dispose of, or enter into or become bound
by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of First Community (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under First Community's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  l. Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks), First Community will not (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

                  m. Liens; Encumbrances. First Community will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

                  n. Waiver of Rights. First Community will not waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  o. Other Contracts. First Community will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which First Community would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (iv) which is entered into other than in the ordinary course of its business; and (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit First Community to make expenditures of more than $75,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of First Community's lending operations).

             ARTICLE V. COVENANTS OF CENTURA AND THE HOLDING COMPANY

         Centura and the Holding Company each hereby covenants and agrees as follows with First Community.

         5.01. Local Advisory Board. Each of the members of First Community's Board of Directors at the Effective Time (other than directors who also are employees of First Community or who do not desire to serve as such) shall be appointed to serve at Centura's pleasure as members of Centura's Gaston County advisory board. Each such director's service as an advisory director shall be at the pleasure of Centura and shall be subject to Centura's corporate policies relating to the appointment, compensation and service of such directors. Notwithstanding the foregoing, First Community directors who accept appointment as Centura advisory directors (i) shall receive directors' fees through December 31, 1996, at the rate previously paid by First Community and shall receive fees at Centura's customary rate thereafter; and (ii) for one year following the Effective Date, such directors will be exempt from Centura's mandatory retirement policy for directors.

         5.02. New York Stock Exchange Notification of Listing of Additional Shares of Centura Stock. On or before the fifteenth day prior to the Effective Time, the Holding Company shall file with the New York Stock Exchange such notifications and other materials (and shall pay such fees) as shall be required for the listing on the New York Stock Exchange of the shares of Centura Stock to be issued to First Community's shareholders at the Effective Time.

                          ARTICLE VI. MUTUAL AGREEMENTS

         6.01.    Shareholders'   Meeting;    Registration   Statement;    Proxy
Statement/Prospectus.

                  a. Meeting of Shareholders. First Community shall cause a meeting of its shareholders (the "Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than 20 days following the mailing to First Community's shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of First Community's shareholders voting on the approval of the Agreement and the Merger. In connection with the call and conduct of and all other matters relating to the Shareholder Meeting (including the solicitation of proxies), First Community shall fully comply with all provisions of applicable law and regulations and with First Community's Articles of Incorporation and By-laws.

                  b. Preparation and Distribution of Proxy Statement/Prospectus. The Holding Company and First Community jointly will prepare a "Proxy
Statement/Prospectus" for distribution to First Community's shareholders as First Community's proxy statement relating to First Community's solicitation of proxies for use at the Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Centura Stock as described herein. The Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding Company and First Community. The Holding Company shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and, each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC thereon.

                  The Holding Company and First Community will mail the Proxy Statement/Prospectus to First Community's shareholders not less than 20 days prior to the scheduled date of the Shareholder Meeting; provided, however, that no such materials shall be mailed to First Community's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

                  c. Registration Statement and "Blue Sky" Approvals. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the
"Registration Statement") covering the Centura Stock to be issued to shareholders of First Community pursuant to this Agreement. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Centura Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

                  d. Recommendation of First Community's Board of Directors. Unless, due to a material change in circumstances or for any other reason First Community's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to First Community or to its shareholders, First Community's Board of Directors will recommend to and actively encourage First Community's shareholders that they vote their shares of First Community Stock at the Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to First Community's shareholders will so indicate and state that First Community's Board of Directors considers the Merger to be advisable and in the best interests of First Community and its shareholders.

                  e. Information for Proxy Statement/Prospectus and Registration Statement. The Holding Company, Centura and First Community each agrees to respond promptly, and to use its best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. The Holding Company, Centura and First Community each hereby covenants with the others that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to First Community's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.02. Regulatory Approvals. Promptly following the date of this Agreement, Centura, the Holding Company and First Community each shall use their respective best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB, the Commissioner and the North Carolina State Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. Access. Following the date of this Agreement and to and including the Effective Time, First Community shall provide the Holding Company and Centura and their employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company and Centura shall be performed in such a manner as will not interfere unreasonably with First Community's normal operations, or with First Community's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04. Costs. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, First Community, the Holding Company and Centura each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of First Community, all fees owed to Scott & Stringfellow & Company ("Scott & Stringfellow") and the cost of First Community's "Fairness Opinion" described in Paragraph 7.01.d. below, and, in the case of the Holding Company and Centura, the cost of the "Environmental Survey" described in Paragraph 6.06. below). However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by First Community and fifty percent (50%) by the Holding Company; provided, however, that if the Merger is not consummated on or before December 31, 1996 by reason of the failure of the Holding Company or Centura to receive any regulatory approval as described in Paragraph 7.01.a. hereof and such event is a consequence of the failure of the Holding Company or any the Holding Company subsidiary to satisfy its obligations under the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Fair Housing Act and/or the regulations promulgated thereunder, the Holding Company and Centura shall reimburse First Community for one-half of First Community's costs and expenses up to a total reimbursement amount of $125,000.

         6.05. Announcements. First Community, the Holding Company and Centura each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company any such disclosure by the Holding Company or Centura is required by law or otherwise is prudent.

         6.06. Environmental Studies. At its option Centura may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company or Centura shall deem necessary or desirable (collectively, the "Environmental Survey"). Centura shall complete all such Phase I environmental assessments within thirty (30) days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses within thirty (30) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company and Centura. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of their legal counsel or other consultants, the Holding Company or Centura believes that First Community could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that First Community could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, First Community could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, the Holding
Company or Centura believes the amount of expenses or liability which First Community could incur or for which First Community could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $750,000, then the Holding Company or Centura shall give First Community prompt written notice thereof (together with all information in its possession relating thereto) and, at the Holding Company's or Centura's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding Company or Centura may terminate this Agreement without further obligation or liability to First Community or its shareholders.

         6.07. Employees; Severance Payments; Employee Benefits.

                  a. Employment Agreements. Provided he remains employed by First Community at the Effective Time in his current position, then Centura shall enter into an employment agreement with Donald R. Lineberger as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule C to this Agreement.

                  Provided he remains employed by First Community at the Effective Time in his current position, then Centura shall enter into an employment agreement with Robert S. Pearson as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule D to this Agreement.

                  Provided they remain employed by First Community at the Effective Time in their current positions, then Centura shall enter into an employment agreement with each of Will Weill, III, David L. Lawing and Holt D. Robinson as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule E to this Agreement and shall provide for compensation at least equal to their respective salaries as of the date of this Agreement.

                  b. Employment of Other First Community Employees. Provided they remain employed by First Community at the Effective Time, Centura will attempt in good faith, but shall have no obligation, to locate suitable positions for and to offer employment (at an office of Centura located within a reasonable commuting distance from their respective job locations at the Effective Time) to, all other employees of First Community. Any employment so offered by Centura to an employee of First Community shall be in such a position, at such location within Centura's state-wide branch system, and for such rate of compensation as Centura shall determine in its sole discretion. Each such person's employment with Centura shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Centura to employ any such person for any specific period of time or in any specific position or to restrict Centura's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  c. Severance Compensation. An employee of First Community as of the Effective Time who, following the Merger and at Centura's sole discretion, is terminated by Centura for reasons other than the employee's own Misconduct within one (1) year following the Effective Time (a "Terminated Employee") shall be eligible for Salary Continuation as a result of such termination. Any employee of First Community who, following the Merger and at Centura's sole discretion, is employed by Centura (a "New Employee") and who is terminated after such one-year period shall be eligible to receive Salary Continuation and other benefits to the same extent as other similarly situated employees of Centura and, in computing the Salary Continuation and other benefits to be so provided, such persons shall be credited with twelve (12) months of credited service to Centura for each twelve (12) months of Active Service to First Community prior to the Merger. For purposes of this Paragraph 6.07.c., "Salary Continuation" shall be defined to mean a payment to such Terminated Employee in the amount of two (2) weeks (ten (10) working days) Salary for each twelve (12) months of Active Service with First Community prior to the Merger and with Centura following the Merger and prior to such termination. For purposes of this Paragraph 6.07.c., "Misconduct," "Salary," and "Active Service" shall have the same meaning as such terms have in the Centura Banks, Inc. Salary Continuation Policy in effect as of the date of this Agreement, unless and except as otherwise modified herein. To the extent First Community maintains any plan or arrangement for the payment of severance or salary continuation benefits to employees, such plan or arrangement (unless specifically provided to the contrary hereunder) shall be terminated at the Effective Time.

                           Centura shall  consult with First  Community and then
shall determine which of First Community's employees will and will not be offered employment with Centura following the Effective Time and, within ninety (90) days following the date of this Agreement, to notify each of First Community's employees of its determination with respect to that employee and to issue the written requests described above to certain of First Community's employees. Notwithstanding anything contained herein to the contrary, no payment of severance compensation shall be made to any person who does not remain an employee of First Community at the Effective Time.

                  d. Employee Benefits. Except as otherwise provided herein, any New Employee shall become entitled to receive all employee benefits and to participate in all benefit plans provided by Centura on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Centura. Prior to the Effective Time, First Community shall discontinue contributions under and terminate any employee defined contribution plan maintained by First Community. As of the Effective Time, in Holding Company's sole discretion, First Community shall appoint the Holding Company as plan administrator and Centura as trustee of any such plans for the purpose of winding down and liquidating such plans following termination. First Community agrees that it will not cause such plans to make distributions on account of plan termination until it or the Holding Company has received a favorable Internal Revenue Service determination letter with respect to the termination of such plans.

         All New Employees will be eligible to participate in the pension and 401(k) plans of the Holding Company and Centura, as applicable, in accordance with the terms of such plans and will be credited for purposes of vesting and eligibility (but not for purposes of benefit accruals) under such plans with one year of service to Centura for each year of service to First Community prior to the Effective Time.

         The number of days of vacation and sick leave, respectively, which shall be available to any New Employee during 1996 as an employee of Centura shall be reduced by the number of days of vacation or sick leave used by such New Employee during 1996 prior to the Effective Time as an employee of First Community, and, except as provided below, the New Employee shall not be entitled to any credit with Centura for unused vacation leave, sick leave or other paid leave from First Community for 1996 or years prior thereto; provided, however, that no New Employee shall receive in any year less vacation than he or she was receiving from First Community at the Effective Time.

                  e. Other Agreements.At the Effective Time, Centura will assume First Community's obligations under those existing key-man life insurance and split-dollar life insurance policies for Donald R. Lineberger and those existing split-dollar life insurance policies for Robert S. Pearson, Will Weill, III and Holt D. Robinson maintained by First Community. In addition, Centura hereby agrees that, immediately prior to the Effective Time, First Community shall transfer to Robert S. Pearson title to the automobile owned by First Community on the date of this Agreement and being used by Mr. Pearson.

         6.08. Confidentiality. The Holding Company, Centura and First Community each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The  parties'   obligations  of  confidentiality   under  this
Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

         6.09. Reorganization for Tax Purposes. The Holding Company, Centura and First Community each undertakes and agrees to use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

         6.10. Directors' and Officers' Liability Insurance. The Holding Company, Centura and First Community agree that, to the extent the same can be purchased at a reasonable cost, then immediately prior to the Closing Date First Community shall purchase "tail" coverage (for not less than three (3) years) under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy, effective as of the Effective Time.

         6.11. Other Permissible Transactions. The Holding Company, Centura and First Community agree that the Holding Company and Centura may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions and their subsidiaries, and/or the assets and liabilities of such entities (each a "Proposed Acquisition") prior to the Effective Time; provided, however, that in the event a Proposed Acquisition shall cause a condition set forth in Article VII hereof to fail to be satisfied on or before December 31, 1996, any such failure shall be deemed a termination of this Agreement by the Holding Company and Centura as described and with the effects set forth in Section 8.03.b hereof.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

         7.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company or Centura to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement to the Holding Company and Centura as to render it inadvisable for them to consummate the Merger; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  b. Adverse  Proceedings,  Injunction,  Etc. There shall not be
(i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction; or (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit First Community, the Holding Company or Centura from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against First Community, the Holding Company or Centura or any of their officers or directors which shall reasonably be considered by First Community, the Holding Company or Centura to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                  c. Approval by Boards of Directors and Shareholders. The Boards of Directors of First Community, the Holding Company and Centura shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of First Community and Centura shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and By-Laws.

                  d. Fairness Opinion. First Community shall have received from Scott & Stringfellow a written opinion (the "Fairness Opinion"), dated as of a date preceding the mailing of the Proxy Statement/Prospectus to First Community's shareholders in connection with the Shareholder Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to First Community and its shareholders; and Scott & Stringfellow shall have delivered a letter to First Community, dated as of a date within five days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to First Community and its shareholders.

                  e. Tax Opinion. The Holding Company and First Community shall have received, in form and substance satisfactory to them, an opinion of Poyner & Spruill, L.L.P. substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in ss. 368(a)(1)(A) of the Code; (ii) that no taxable gain will be recognized by a shareholder of First Community upon such shareholder's receipt of Centura Stock in exchange for his or her First Community Stock; (iii) that the basis of the Centura Stock received by the shareholder in the Merger will be the same as his or her First Community Stock surrendered in exchange therefor;
(iv) that, if First Community Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Centura Stock received by the shareholder in the Merger will include the holding period of First Community Stock surrendered in exchange therefor; and (v) a shareholder who receives cash in lieu of a fractional share of Centura Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Poyner & Spruill, L.L.P. may rely on representations contained in certificates of officers of the Holding Company, Centura and First Community.

                  f. No Termination or Abandonment. This Agreement shall not have been terminated by any party hereto.

                  g. New York Stock Exchange Listing. The Holding Company shall have satisfied all requirements for the shares of Centura Stock to be issued to the shareholders of First Community in connection with the Merger to be listed on the New York Stock Exchange as of the Effective Time.

         7.02. Additional Conditions to First Community's Obligations. Notwithstanding any other provision of this Agreement to the contrary, First Community's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have been any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws. The Holding Company and Centura shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise.

                  c. The Holding Company's and Centura's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by First Community as provided in Paragraph 10.03. below, each of the respective representations and warranties of the Holding Company and Centura contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and the Holding Company and Centura each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                  First Community shall have received a certificate dated as of the Closing Date and executed by the Holding Company and Centura and their respective Presidents and Chief Financial Officers to the foregoing effect.

                  d. Legal Opinion of the Holding Company and Centura Counsel. First Community shall have received from Joseph A. Smith, Jr., Esq., General Counsel of the Holding Company and Centura, a written opinion dated as of the Closing Date and substantially in the form of Schedule F attached hereto or otherwise in form and substance reasonably satisfactory to First Community.

                  e. Other Documents and Information from the Holding Company and Centura. The Holding Company and Centura shall have provided to First Community correct and complete copies of their respective Bylaws, Articles of Incorporation and board resolutions (all certified by their respective Secretaries), together with certificates of the incumbency of their respective officers and such other closing documents and information as may be reasonably requested by First Community or its counsel.

                  f. Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.07. above shall have been duly executed and delivered by Centura as provided in that Paragraph.

                  g. Acceptance by First Community's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to First Community's legal counsel.

         7.03. Additional Conditions to the Holding Company's and Centura's Obligations. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's and Centura's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Community, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws; Adverse Proceedings, Injunction, Etc. First Community shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Community.

                  c. First Community's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by the Holding Company or Centura as provided in Paragraph 10.03. below, each of the representations and warranties of First Community contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Community, and (ii) as otherwise contemplated by this Agreement; and First Community shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                           The Holding Company and Centura shall have received a
certificate dated as of the Closing Date and executed by First Community and its Chairman and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company and Centura.

                  d. Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky" Requirements. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such other actions, if any, as it shall consider to be required by applicable state securities laws (i) to cause the Centura Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  e. Agreements from First Community Affiliates. The Holding Company shall have received the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of First Community as provided in Paragraph 4.01.a. above.

                  f. Legal Opinion of First Community Counsel. The Holding Company and Centura shall have received from First Community's special counsel, Ward and Smith, P.A., a written opinion, dated as of the Closing Date and substantially in the form of Schedule G attached hereto or otherwise in form and substance reasonably satisfactory to the Holding Company and Centura. In rendering such opinion, Ward and Smith, P.A. may rely upon or provide instead the opinion of local counsel for First Community as to certain matters more appropriately opined on by local counsel.

                  g. Other Documents and Information from First Community. First Community shall have provided to the Holding Company and Centura correct and complete copies of First Community's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by First Community's Secretary), together with certificates of the incumbency of First Community's officers and such other closing documents and information as may be reasonably requested by the Holding Company or Centura or its counsel.

                  h. Consents to Assignment of Real Property Leases. First Community shall have obtained all required consents to the assignment to Centura of its rights and obligations under the Real Property Leases, under the terms, rates and conditions of such Real Property Leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company and Centura; and, each of First Community's lessors shall have confirmed in writing that First Community is not in default under the terms and conditions of the Real Property Lease between such lessor and First Community.

                  i. Acceptance by the Holding Company's and Centura's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's and Centura's legal counsel.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of First Community), this Agreement may be terminated by the mutual agreement of the Holding Company, Centura and First Community. Upon any such mutual termination, all obligations of First Community, the Holding Company and Centura hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02. Unilateral Termination. This Agreement may be terminated by either the Holding Company, Centura or First Community (whether before or after approval hereof by First Community's shareholders) upon written notice to the other parties and under the circumstances described below.

                  a. Termination by the Holding Company or Centura. This Agreement may be terminated by the Holding Company or Centura by action of its respective Board of Directors or Executive Committee:

                           (i) if First  Community shall have violated or failed
to fully perform any of its  obligations,  covenants or agreements  contained in
Article IV or Article VI herein in any material respect;

                           (ii) if the Holding Company or Centura  determines at
any time that any of First Community's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                           (iii)  if,   notwithstanding  the  Holding  Company's
satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, First Community's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting;

                           (iv) under the  circumstances  described in Paragraph
6.06. above; or,

                           (v) if any of the  conditions of the  obligations  of
the Holding Company or Centura (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by the Holding Company and Centura, or if the Merger shall not have become effective, on or before December 31, 1996, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

         However, before the Holding Company or Centura may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to First Community as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by the Holding Company or Centura shall not become effective if, within thirty (30) days following the giving of such notice, First Community shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company and Centura.

                 b. Termination by First Community. This Agreement may be terminated by First Community by action of its Board of Directors:

                           (i) if the  Holding  Company  or  Centura  shall have
violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                           (ii) if First  Community  determines  that any of the
Holding Company's or Centura's respective representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                           (iii) if, subject to First  Community's  satisfaction
of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting; or,

                           (iv) if any of the  conditions of the  obligations of
First Community (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by First Community, or if the Merger shall not have become effective, on or before December 31, 1996, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

         However, before First Community may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company and Centura as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by First Community shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company or Centura shall cure such breach, default or violation or satisfy such condition the reasonable satisfaction of First Community.

                  c. Extension of Expiration Date. Except as otherwise shall be agreed among the parties, in the event the Holding Company, Centura and First Community mutually shall agree to extend the December 31, 1996 expiration date described in Paragraphs 8.02.a.v and 8.02.b.iv above, then, notwithstanding anything contained in this Agreement to the contrary and to the extent permitted by applicable law and regulations, during the period beginning December 31, 1996, and ending at the Effective Time, in the event the Holding Company declares and pays a quarterly dividend, the Exchange Rate will be increased to include the cash dividend declared and paid by the Holding Company multiplied by the Exchange Rate.

         8.03.    Breach; Remedies.

                  a. In the event of a breach by First Community of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's and Centura's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  Likewise, in the event of a breach by the Holding Company or Centura of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then First Community's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  b. Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04., together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

         9.01. Indemnification Following Effective Time. Following the Effective Time, Centura agrees that it will indemnify First Community's former officers and directors to the fullest extent of the law against liabilities arising from actions in their official capacities as officers and directors of First Community.

         9.02. Procedure for Claiming Indemnification. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

         10.01. "Previously Disclosed" Information."Previously Disclosed" shall mean, as to First Community or as to the Holding Company and Centura, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

         Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.

         10.02. Survival of Representations, Warranties, Indemnification and Other Agreements.

                 a. Representations, Warranties and Other Agreements. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX above, and the Holding Company's representations and warranties contained in Paragraph 3.02. above, shall survive the effectiveness of the Merger.

                 b. Indemnification. Centura's indemnification agreements and obligations pursuant to Paragraph 9.1. above shall become effective only at the Effective Time, and Centura shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

         10.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of First Community, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company, Centura and First Community executed in the same manner as this Agreement; provided however, that, except with the further approval of First Community's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of First Community no change may be made in the number of shares of Centura Stock into which each share of First Community Stock will be converted.

         10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:






                  a.       If to First Community, to:

                           First Community Bank
                           710 South Marietta Street
                           Gastonia, North Carolina  28052

                           Attention:  Donald R. Lineberger, Chairman

                             With copy to:  Alexander M. Donaldson, Esq.
                                            Ward and Smith, P.A.
                                            Two Hannover Square, Suite 2400
                                            Raleigh, NC  27601

                  b.       If to either the Holding Company or Centura, to:

                           Centura Banks, Inc.
                           134 North Church Street
                           Post Office Box 1220
                           Rocky Mount, North Carolina  27802

                           Attention:  Joseph A. Smith, Jr., General Counsel

         10.06. Further Assurance. First Community, the Holding Company and Centura each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

         10.07. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

         10.13. Inspection. Any right of the Holding Company, Centura or First Community hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company, Centura or First Community should have conducted any investigation or that such right has been exercised by the Holding Company, Centura, First Community, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company, Centura or First Community or their respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, Centura or First Community in this Agreement.






         IN WITNESS WHEREOF, First Community, the Holding Company and Centura each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.


                                       CENTURA BANK



                                       By:
                                            Robert R. Mauldin
                                            Chairman and Chief Executive Officer
ATTEST:



       Secretary

                                       CENTURA BANKS, INC.



                                       By:
                                           Robert R. Mauldin
                                           Chairman and Chief Executive Officer
ATTEST:



       Secretary

                                       FIRST COMMUNITY BANK



                                       By:
                                           Donald R. Lineberger
                                           Chairman and Chief Executive Officer
ATTEST:



       Secretary















                                   SCHEDULE A
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


                                 Plan of Merger


                                 PLAN OF MERGER
                                       OF
                              FIRST COMMUNITY BANK
                                  WITH AND INTO
                                  CENTURA BANK


         A. Names of Merging Corporations. The names of the corporations proposed to be merged are FIRST COMMUNITY BANK, a North Carolina banking corporation ("First Community") and CENTURA BANK, a North Carolina banking corporation ("Centura").

         B. Nature of Transaction. Subject to the provisions of this Plan of Merger, First Community shall be merged into and with Centura pursuant to N.C. GEN. STAT. ss. 53-12 (the "Merger") and with the effect provided under N.C. GEN. STAT. ss.ss. 55-11-06 and 53-13.

         C. Name of Surviving Corporation. Centura shall be the surviving corporation in the Merger and shall exist under the name "Centura Bank."

         D. Terms and Conditions of the Merger.

                  1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger dated as of April 4, 1996, by and among Centura Banks, Inc. (the "Holding Company"), First Community and Centura (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into Centura, at the effective time of the Merger (the "Effective Time") the separate corporate existence of First Community shall cease and the corporate existence of Centura shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

                  2. At the Effective Time and by reason of the Merger, all of First Community's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to First Community, whether tangible or intangible) shall be transferred to and vest in Centura, and Centura shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of First Community, all without any conveyance, assignment or further act or deed; and, Centura shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of First Community as of the Effective Time.

                  3. The Articles of Incorporation and Bylaws of Centura in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Centura as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time until amended in accordance with applicable laws. The officers and directors of Centura in office at the Effective Time shall continue to hold such offices as the officers and directors of Centura as the surviving corporation until removed as provided by law or until their respective successors have been elected or appointed.

         E. Conversion and Exchange of Shares.

                  1. At the Effective Time, all rights of First Community's shareholders with respect to all then outstanding shares of First Community's common stock ($4.16 2/3 par value) ("First Community Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below), each such outstanding share of First Community Stock (other than any shares held by First Community as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Centura or First Community, into (the "Exchange Rate") of a newly issued share of the Holding Company's no par value common stock ("Centura Stock").

                  2. At the Effective Time, and without any action by First Community, Centura, the Holding Company or any holder thereof, First Community's stock transfer books shall be closed as to holders of First Community Stock immediately prior to the Effective Time and, thereafter, no transfer of First Community Stock by any such holder may be made or registered; and the holders of shares of First Community Stock shall cease to be, and shall have no further rights as, stockholders of First Community other than as provided herein.
Following the Effective Time, certificates representing shares of First Community Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (a) certificates for the number of whole shares of Centura Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (b) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in
Article 13 of the North Carolina Business Corporation Act.

                  3. As promptly as practicable following the Effective Time, the Holding Company shall cause the exchange agent selected by the Holding Company (the "Exchange Agent") to mail to each former shareholder of First Community of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of First Community of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of Centura Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                  4. (i) At the Effective Time, each option or other right to purchase shares of First Community Stock pursuant to stock options ("First Community Options") granted by First Community under the First Community Bank Stock Option Plan and the First Community Bank Employees' Omnibus Stock Option Plan of 1994 (collectively, the "First Community Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock, and Centura shall assume each First Community Option, in accordance with the terms of the First Community Stock Plans and stock option agreement by which it is evidenced, except that from after the Effective Time, (A) Centura and its Compensation Committee shall be substituted for First Community and the Committee of First Community's Board of Directors (including, if applicable, the entire Board of Directors of First Community) administering such First Community Stock Plans, (B) each First Community Option assumed by Centura may be exercised solely for shares of Centura Common Stock, (C) the number of shares of Centura Common Stock subject to such First Community Option shall be equal to the number of shares of First Community Common Stock subject to such First Community Option immediately prior to the Effective Time multiplied by the Exchange Rate, and (D) the per share exercise price under each such First Community Option shall be adjusted by dividing the per share exercise price under each such First Community Option by the Exchange Rate and rounding up to the nearest cent. Notwithstanding the provisions of clause (C) of the preceding sentence, Centura shall not be obligated to issue any fraction of a share of Centura Common Stock upon exercise of First Community Options and any fraction of a share of Centura Common Stock that otherwise would be subject to a converted First Community Option shall represent the right to receive a cash payment upon exercise of such converted First Community Option equal to the product of such fraction and the difference between the market value of one share of Centura Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Centura Common Stock at the time of exercise of an Option shall be the closing price of Centura Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the date of exercise.

         (ii) All restrictions or limitations on transfer with respect to First Community Common Stock awarded under the First Community Stock Plans or any other plan, program, or arrangement of any First Community Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Centura Common Stock into which such restricted stock is converted pursuant to this Agreement.

         (iii)  Notwithstanding the foregoing  provisions of this Paragraph E.4:
(A) in no event shall options to purchase more than 94,000 shares of First Community Stock be converted into options to purchase Centura Stock in connection with the transactions contemplated by this Agreement; and (B) at or prior to the Effective Date, the First Community Bank Option Plan and agreements thereunder shall be amended to insure that the payments of taxes thereunder shall not exceed the amount owed in respect of option exercises thereunder in respect of all outstanding options as of the Effective Date, in consideration of which Centura shall pay to the holders of such options the amount of such tax payment promptly after the Effective Date.

                  5. No scrip or certificates representing fractional shares of Centura Stock will be issued to any former shareholder of First Community, and, except as provided herein, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Centura Stock resulting from the above exchange. In lieu of the issuance of fractional shares of Centura Stock, at the Effective Time the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and, following the Effective Time, the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of First Community in accordance with their respective interests therein. The "aggregate market value" of all fractional shares of Centura Stock shall be equal to the total of such fractional shares multiplied by $ .

                  6. No certificate for any shares, or cash for any fractional share, of Centura Stock shall be delivered to any former shareholder of First Community unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of First Community Stock, together with properly completed transmittal materials in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Centura Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s), the Exchange Agent shall pay to the registered holder of the shares of Centura Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Centura, First Community, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

                  7. Any shareholder of First Community who properly exercises the right of dissent and appraisal with respect to the merger as provided in
Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of First Community Stock in the manner and pursuant to the procedures provided therein. Shares of First Community Stock held by persons who exercise Dissenters Rights shall not be converted into Centura Stock. However, if any shareholder of First Community who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of First Community Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Centura Stock as of the Effective Time as provided above.

                  8. Any shareholder of First Community whose certificate evidencing shares of First Community Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Centura Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ss. 25-8-405 and N.C. GEN. STAT. ss. 25-8-104.

                  9. The status of the shares of Centura Stock and the shares of the capital stock of Centura which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.


         F. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.





                                   SCHEDULE B
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


                               Affiliate's Letter




                                                        _________________, 1996





Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina 27802

Dear Sirs:

Pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger dated April 4, 1996 (the "Agreement") by and among Centura Banks, Inc. (the "Holding Company"), Centura Bank ("Centura") and First Community Bank ("First Community"), (i) First Community will be merged into and with Centura (the "Merger"), and (ii) each outstanding share of First Community's common stock ("Bank Stock") (other than shares held by shareholders who exercise their right of dissent and appraisal under North Carolina law) will be converted into and exchanged for a fraction (determined as provided in the Agreement) of a newly issued share of the Holding Company's no par value common stock ("Centura Stock").

Based upon the list of persons submitted by First Community and approved by the Holding Company, the undersigned "Affiliate" is considered an "affiliate" of First Community as that term is defined and used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As required by the Agreement, this Affiliates' Agreement is being delivered to the Holding Company in connection with and as a condition of its execution and delivery of the Agreement.

The undersigned (jointly and severally if more than one) hereby represents and warrants to the Holding Company as follows:

                  A. The names of all "Persons", if any, having a relationship to the Affiliate as described under the definition of "Person" attached as Exhibit A hereto and who may receive shares of the Centura Stock in connection with the Merger (the Affiliate's "Related Persons") are listed on the signature page hereto and also have signed this letter agreement;

                  B. The Affiliate and each of the Related Persons, if any, have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Centura Stock to be received by them in connection with the Merger, to the extent they deem necessary, with their own legal counsel;

As an inducement for Centura and the Holding Company to enter into the Agreement and to consummate the Merger and for the Holding Company to issue the Centura Stock as provided in the Agreement, the undersigned (jointly and severally if more than one) hereby covenants and agrees with Centura and the Holding Company as follows:

                  A. The Affiliate and each of the Related Persons, if any, has been informed that, since at the time the Merger is to be submitted to a vote of First Community's shareholders the Affiliate and each such Related Person will be considered to be an "affiliate" of First Community, any resale by the Affiliate or a Related Person of any such Centura Stock would require either (i) the registration under the Act of the Centura Stock to be sold, (ii) compliance by the Affiliate or such Related Person with the requirements of Rule 145(d) promulgated under the Act, or (iii) the availability of another exemption from the registration requirements of the Act;

                  B. Neither the Affiliate nor any of the Related Persons, if any, (i) will make any sale, transfer or other disposition of Centura Stock during the 30 days prior to the date of the Merger, or, (ii) following the date of the Merger, will make any sale, transfer or other disposition of Centura Stock acquired by them in connection with the Merger except in compliance with the requirements of the Act and the rules and regulations of the Commission (including Rule 145) promulgated thereunder;

                  C. The Affiliate and each of the Related Persons, if any, understands and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of the Centura Stock for them or on their behalf or to take any other action necessary in order to render available an exemption  from  the  registration  requirements  of the  Act.
                  Therefore, they may be compelled to hold such shares for a period of at least three years after which such shares may be sold, transferred, or otherwise disposed of without restriction, provided that at the time of any such sale, transfer or other disposition they are not considered to be "affiliates" of the Holding Company. However, for the period that the sale, transfer or other disposition of such shares is so restricted, it is understood and agreed that the Holding Company will file on a timely basis with the Commission all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder; and,

                  D. The Holding Company may place stock transfer restrictions on the shares of Centura Stock held by the Affiliate and each of the Related Persons, if any, which are subject to this Agreement, and there will be placed on the certificates evidencing such shares, and any substitutions therefor, a legend stating in substance as follows:

                                            "The  shares   represented  by  this
                           certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Centura) or
                           (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Centura) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Centura that such sale or transfer is otherwise exempt from the registration requirements of such Act."

                           The  legend  may be  removed  from  the  certificates
                  evidencing the Centura Stock to which this letter agreement applies by the delivery of new certificates without such legend in substitution therefor if the holder thereof delivers to the Holding Company an opinion of legal counsel acceptable to the Holding Company, and in form and substance acceptable to the Holding Company, to the effect that the restrictions described above are no longer applicable to such person and that such legend is not or is no longer required for purposes of the Act.








                                    Yours very truly,



                                                     By:






                                            "Related Persons", if any:



(Seal)




(Seal)




(Seal)




(Seal)













                                    EXHIBIT A

Rule 145 of the Securities Act of 1933, as amended, incorporates by reference the definition of "person" set forth under Paragraph (a)(2) of Rule 144, as follows:

         "(2) The term "person" when used with reference to a person for whose account securities are to be sold in reliance upon this rule includes, in addition to such person, all of the following persons:

                           (A) Any relative or spouse of such person, or any relative of such spouse, any of whom has the same home as such person;

                           (B) Any trust or estate in which such person or any of the persons specified in (A) collectively own ten percent (10%) or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and,

                           (C) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in (A) are the beneficial owners collectively of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the equity interest."











         SCHEDULE C
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


             Form of Employment Agreement with Donald R. Lineberger


                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of ________, 1996, among between DONALD R. LINEBERGER ("Executive") and CENTURA BANKS, INC. (the "Company") and CENTURA BANK, a wholly owned bank subsidiary of the Company (the "Bank").

     WHEREAS, the Bank desires to provide for Executive's employment with the Bank and to enter into this Agreement with Executive to set forth the terms of his employment; and

     WHEREAS, Executive has accepted employment with the Bank on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

          1.   EMPLOYMENT.

          During the Employment Term (defined in Section 2), the Bank shall employ Executive as Senior Market Officer - Gaston County, with the duties, responsibilities, and powers of such office as assigned to him as of the date hereinabove set forth and as customarily associated with such office, and Executive shall serve the Bank in such capacity. During the Employment tTerm, Executive shall faithfully and diligently discharge his duties under this Agreement. Notwithstanding the foregoing, it is expressly understood and agreed that on and after May 1, 1998, Executive's daily operating responsibilities under this Agreement shall cease and Executive's responsibilities for the remainder of this Agreement shall thereafter be to serve as a consultant to the Company on matters pertaining to its operations in Gaston County and such other matters as may be mutually agreed.

          During the Additional Term (defined in Section 2), Executive shall no longer be an officer, agent or employee of either the Company or the Bank and shall have no duties hereunder to either corporation, the payments received during the Additional Term being made in consideration of Executive's service during the Employment Term.


          2.   TERM

          Unless sooner terminated as set forth herein, Tthe term of this Agreement shall be five (5) years, commencing on the date hereof as regards Executive's employment by the Bank (the "Employment Term"); thereafter, the term of this Agreement shall extend another ten (10) years (the "Additional Term") as regards the payment to the Executive of Retirement Income (as defined in Section
3) pursuant to Paragraph 3(b) of this Agreement.
          3.   COMPENSATION AND BENEFITS

          (a) Employment Compensation. During the Employment Term, the Company shall pay or shall cause the Bank to pay or provide to Executive the following items as compensation for his services:

          (i) A base salary of $135,000 per year, payable in equal (or nearly equal) monthly installments; and

          (ii) Inclusion in the Company's Economic Value Added Incentive Program during calendar year 1997 with a target bonus of 15% of base salary for achievement of the Company's EVA target for such year.

          The above-stated items of compensation shall not be deemed exclusive nor prevent Executive from receiving any other compensation or benefits provided by the Bank to comparably situated executives. Executive shall be eligible for vacation leave, sick leave, and other leave and participation in any profit-sharing, pension, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan provided by the Company or the Bank to similarly situated executives, subject to the rules prevailing on the effective date of this Agreement or at the time of commencement of the applicable leave policy or plan, as the case may be, and he shall be entitled in any event (either directly or through salary adjustment) to: (i) four weeks paid vacation per year; (ii) monthly club dues for the Gaston Country Club and The City Club of Gastonia (to be paid by salary adjustment, including a one-time adjustment to defer income taxes in respect of such adjustment); (iii) payment of membership dues in the Community Bankers Association and of expenses of attendance by Executive and his spouse at the annual meeting of such association through and including the 1998 annual meeting; and (iv) assumption by Centura of the obligation to pay the premiums on a $25,000 split-dollar life insurance policy issued by New England Mutual Life Insurance Company (Policy No. 8531537) and a $50,000 split-dollar life insurance policy issued by Metropolitan Life Insurance Company (Policy No. 923 206 564
E2), in each case covering Executive; and (v) participate in the Centura Banks, Inc. Deferred Compensation Plan (including the stock option feature thereof). In addition, promptly after the commencement of the term of this Agreement, the Bank shall provide to the Executive (with title in Executive's name) a 1997 Ford Crown Victoria, fully loaded to include cellular telephone, and, during the Employment Term, will reimburse Executive for business related mileage at the maximum amount allowed under then-applicable I.R.S. regulations.

     (b) Retirement Income. During the Additional Term, the Company shall pay or cause the Bank to pay to the Executive Thirty Five Thousand Dollars ($35,000) per year in 120 equal (or nearly equal) monthly installments ("Retirement Income").

          4.   TERMINATION

          Executive's employment under this Agreement shall terminate:

          (a)  Death.  Upon the death of Executive; or

          (b) Disability. Upon notice from the Company to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" as of such time as he terminates his employment on account of "Disability," as defined in the Centura Banks, Inc. 401(k) Plan; or

          (c) Cause. Upon notice from the Company to Executive for cause. For the purpose of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties pursuant to the reasonable directions of the senior executive management and Board of Directors of the Bank (other than due to a disability), or (ii) a material breach by Executive of his duties of loyalty or care to the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or (iv) a conviction of or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty, or (v) a willful violation of any federal or state banking law or other laws or regulations applicable to the Company or the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Company or the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Company, such event shall be deemed cause for termination by the Company or the Bank.

          Any notice of termination of Executive's employment with the Bank Company for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination ("Termination Date"). If the cause alleged by the Company shall be (i), (ii) or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days; or

          (d) Breach. Upon notice from Executive to the Company of the Company's or the Bank's failure to comply with any material provision of this Agreement, provided that the Company and/or the Bank, as applicable, shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Company shall have taken steps to cure the default within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(d); or
          (e)  Improper   Termination  by  the  Company.   Upon  notice  from
Executive to the Company upon a purported termination of Executive's employment by the Company for cause if it shall be ultimately determined that cause did not exist; or

          (f) Expiration of Term. Upon expiration of the term of this Agreement, as set forth in Section 2 above.


          5.   COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

          (a) Upon Executive's death, the Company shall provide such death or insurance benefits as are in effect for Executive in accordance with the regular policy of the Company and pursuant to the terms of any benefit plans or arrangements maintained by the Company which provide death benefits and in which Executive participates at such time. In addition, the Company shall pay or shall cause the Bank to pay to the Executive's spouse or (should Executive's spouse have predeceased him) Executive's estate Executive's base salary through the completion of the Employment Term of this Agreement and the Retirement Income payments for the Additional Term. The Company shall also pay or cause the Bank to pay as aforesaid any bonus owed to the Executive for the year of his death.

          (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Company shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's compensationbase salary shall be reduced by any amounts received by Executive under the Company's long-term disability plan or from any other collateral source payable due to disability, including social security benefits. If Executive shall remain permanently disabled beyond the Employment Term, Executive shall receive during the Additional Term, (i) the Retirement Income payments; and (ii) such amounts, if any, as are payable under the Company's long-term disability plan.

          (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d) or (e), or by the Company for any reason other than for cause as set forth in section 4(c), the Company shall continue to pay, or shall cause the Bank to pay, to Executive or his estate or beneficiaries: (i) his full base salary and benefits in effect as of the Termination Date for the remainder of the Employment Term; (ii) the bonus, if any, otherwise owed to him for the year of his termination; and (iii) the Retirement Income payments for the Additional Term.

          (d) In the event termination is for cause as described in Section 4(c) or is due to the expiration of the term of this Agreement, the Company shall pay Executive his full base salary and other compensation through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, or pension plan of the Company, and the terms of those plans, programs, or arrangements shall govern.

          6.   CONFIDENTIALITY

          (a) Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Company or Bank, any "Company Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Company or its programs or procedures, including without limitation, information received by the Company from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, the Company's computer database, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (b) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a period of two
(2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the term of this Agreement. The term "Customer Information" as used in this Agreement shall mean secret, confidential or proprietary information, including technical and financial information and customer lists received by the Company or Executive from any customer or potential customer of the Company, and shall include any information subject to the provisions of the Federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.
          (c) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the cCompany, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

          (d) The covenants contained in this Section 6 shall inure to the benefit of the Company, any successor of it and every subsidiary of it.

          (e) The restrictions containented in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company and the Bank. For purposes of this Section 6, the term "Company" shall include its wholly-owned subsidiary, the Bank.


          7.   SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Bank regardless of whether such occurrence constitutes a Change in Control and the Company and the Bank shall require any such successor to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executives, administrators, successors, heirs, distributes, divisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legattee or other designee or, if there is not such designee, to Executive's estate.


     8.   MISCELLANEOUS

          (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

            Executive:   Donald R. Lineberger
                         2536 Pinewood Road
                         Gastonia, NC  28054


          Company:       Centura Banks, Inc.
                         P.O. Box 1220
                         Rocky Mount, NC 27802
                         Attn:  President

          (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

          (d) The Company shall withhold, or cause the Bank to withhold, from each payment to Executive hereunder appropriate amounts for social security and withholding taxes, as well as State income taxes, if applicable.

          (e) (i) The Company and the Executive agree that this Agreement supersedes any and all prior employment agreements. This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

               (ii) By his execution hereof, Executive hereby represents and warrants to the Company and the Bank that he does not now have any existing employment agreement with First Community Bank and that this Agreement is the only such agreement to which he is a party.

          (f) The recitals contained in this Agreement are expressly made a part hereof.


          IN WITNESS WHEREOF, the undersigned individual has executed this Agreement under seal by adopting the word "SEAL" beside his name and the undersigned corporations have executed this Agreement under seal through their duly authorized officers as of the day and year first above written.


                         ______________________________(SEAL)
                              Donald R. Lineberger



                         CENTURA BANKS, INC.



                         By:  _____________________________
                              President


ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)


          The undersigned hereby executes this Agreement for the purpose of consenting to the terms contained herein, and accepting and acknowledging its obligations hereunder.

                         CENTURA BANK



                         By: ______________________________
                              President
ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)







                                   SCHEDULE D
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


               Form of Employment Agreement with Robert S. Pearson

                       EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of ________, 1996, amongbetween ROBERT S. PEARSON ("Executive") and CENTURA BANKS, INC. (the "Company") and CENTURA BANK, a wholly owned bank subsidiary of the Company (the "Bank").

     WHEREAS, the Bank desires to provide for Executive's employment with the Bank and to enter into this Agreement with Executive to set forth the terms of his employment; and

     WHEREAS, Executive has accepted employment with the Bank on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

          1.   EMPLOYMENT.

          The Bank shall employ Executive as a Financial Services Officer, with the duties, responsibilities, and powers of such office as assigned to him as of the date hereinabove set forth and as customarily associated with such office, and Executive shall serve the Bank in such capacity during the term of this Agreement. Executive shall faithfully and diligently discharge his duties under this Agreement.


          2.   TERM

          The term of this Agreement shall be five (5) years, commencing on the date hereof, subject to earlier termination as set forth herein.


          3.   COMPENSATION AND BENEFITS

          The Company shall pay or shall cause the Bank to pay or provide to Executive the following items as compensation for his services:

          (i) A base salary of $100,000 per year, payable in equal (or nearly equal) monthly installments; and

          (ii)  Inclusion in the Company's sales tracking incentive program.

          The above-stated items of compensation shall not be deemed exclusive nor prevent Executive from receiving any other compensation or benefits provided by the Bank to comparably situated executives. Executive shall be eligible for vacation leave, sick leave, and other leave and participation in any profit-sharing, pension, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan provided by the Company or the Bank to similarly situated executives, subject to the rules prevailing on the effective date of this Agreement or at the time of commencement of the applicable leave policy or plan, as the case may be. In addition, the Company and the Bank agree that the Company or the Bank will assume the split dollar insurance arrangement currently in place between First Community Bank and youExecutive.


          4.   TERMINATION

          Executive's employment under this Agreement shall terminate:

          (a)  Death.  Upon the death of Executive; or

          (b) Disability. Upon notice from the Company to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" as of such time as he terminates his employment on account of "Disability," as defined in the Centura Banks, Inc. 401(k) Plan; or

          (c) Cause. Upon notice from the Company to Executive for cause. For the purpose of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties pursuant to the reasonable directions of the senior executive management and Board of Directors of Centura Bank (other than due to a disability), or (ii) a material breach by Executive of his duties of loyalty or care to the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or (iv) a conviction of or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty, or (v) a willful violation of any federal or state banking law or other laws or regulations applicable to the Company or the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Company or the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Company or the Bank, such event shall be deemed cause for termination by the Company.

          Any notice of termination of Executive's employment with the Bank Company for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination ("Termination Date"). If the cause alleged by the Company shall be (i), (ii) or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days; or

          (d) Breach. Upon notice from Executive to the Company of the Company's or the Bank's failure to comply with any material provision of this Agreement, provided that Company and/or the Bank, as applicable, shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Company shall have taken steps to cure the default within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(d); or

          (e) Improper Termination by the Company. Upon notice from Executive to the Company upon a purported termination of Executive's employment by the Company for cause if it shall be ultimately determined that cause did not exist; or

          (f) Discretionary Termination at Executive's Option. At any time during the term of this Agreement, at the sole discretion of the Executive, on thirty (30) days written notice of termination to the Company; or

          (g) Expiration of Term. Upon expiration of the term of this Agreement, as set forth in Section 2 above.


          5.   COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

          (a) Upon Executive's death, the Company shall provide such death or insurance benefits as are in effect for Executive in accordance with the regular policy of the Company and pursuant to the terms of any benefit plans or arrangements maintained by the Company which provide death benefits and in which Executive participates at such time. The Company shall pay or shall cause the Bank to pay Executive's estate his base salary through date of death and his bonus for the period including the date of death, pro rated to reflect the portion of such period prior to Executive's death.

          (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Company shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's compensationbase salary shall be reduced by any amounts received by Executive under the Company's long-term disability plan or from any other collateral source payable due to disability, including social security benefits. If Executive shall remain permanently disabled beyond the term of this Agreementperiod set forth in Section 5(c) below, Executive thereafter shall receive only such amounts, if any, as are payable under the Company's long-term disability plan.

          (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d) or (e), or by the Company for any reason other than for cause as set forth in Section 4(c), the Company shall continue to pay, or shall cause the Bank to pay, to Executive or his estate or beneficiaries his full base salary, bonus based on his most recent bonus prior to termination, and benefits in effect as of the Termination Date for the remainder of the term of this Agreement.

          (d) In the event termination is for cause as described in Section 4(c), the Company shall pay Executive his full base salary and other compensation through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, or pension plan of the Company, and the terms of those plans, programs, or arrangements shall govern.



          (e) In the event of termination at the discretion of the Executive under Section 4(f), Executive shall receive for the remainder of the term of this Agreement the sum of $4,6166.66 per month plus an amount equal to the monthly amount paid prior to such termination by the Company or the Bank for Executive's medical insurance (or if such amount is not paid monthly, the pro rata portion of the amount paid annually).


          6.   CONFIDENTIALITY

          (a) Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Company Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Company or its programs or procedures, including without limitation, information received by the Company from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, the Company's computer database, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (b) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a period of two
(2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the term of this Agreement. The term "Customer Information" as used in this Agreement shall mean secret, confidential or proprietary information, including technical and financial information and customer lists received by the Company or Executive from any customer or potential customer of the Company, and shall include any information subject to the provisions of the Federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

          (c) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the cCompany, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

          (d) The covenants contained in this Section 6 shall inure to the benefit of the Company, any successor of it and every subsidiary of it.

          (e) The restrictions containedcontented in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. For purposes of this Section 6, the term "Company" shall include its wholly-owned subsidiary, the Bank.


          7.   SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Bank regardless of whether such occurrence constitutes a Change in Control and the Company and the Bank shall require any such successor to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executives, administrators, successors, heirs, distributes, divisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legattee or other designee or, if there is not such designee, to Executive's estate.




     8.   MISCELLANEOUS

          (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

            Executive:   Robert S. Pearson
                         1308 Dumbarton Road
                         Gastonia, NC  28054

          Company:       Centura Banks, Inc.
                         P.O. Box 1220
                         Rocky Mount, NC  27802
                         Attn:  President

          (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

          (d) The Company shall withhold, or cause the Bank to withhold, from each payment to Executive hereunder appropriate amounts for social security and withholding taxes, as well as State income taxes, if applicable.

          (e) (i) The Company and the Executive agree that this Agreement supersedes any and all prior employment agreements. This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

               (ii) By his execution hereof, Executive hereby represents and warrants to the Company and the Bank that he does not now have any existing employment agreement with First Community Bank and that this Agreement is the only such agreement to which he is a party.

     (f) The recitals contained in this Agreement are expressly made a part hereof.



          IN WITNESS WHEREOF, the undersigned individual has executed this Agreement under seal by adopting the word "SEAL" beside his name and the undersigned corporations have executed this Agreement under seal through their duly authorized officers as of the day and year first above written.



                         ______________________________(SEAL)
                              Robert S. Pearson


                         CENTURA BANKS, INC.



                         By:  _____________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)


          The undersigned hereby executes this Agreement for the purpose of consenting to the terms contained herein, and accepting and acknowledging its obligations hereunder.

                         CENTURA BANK


                         By: ______________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)





                                   SCHEDULE E
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


                        Form of Employment Agreement with
              Will Weill, III, David L. Lawing and Holt D. Robinson

                       EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of ________, 1996, among WILL WEILL III ("Executive") and CENTURA BANKS, INC. (the "Company") and CENTURA BANK, a wholly owned bank subsidiary of the Company (the "Bank").

     WHEREAS, the Bank desires to provide for Executive's employment with the Bank and to enter into this Agreement with Executive to set forth the terms of his employment; and

     WHEREAS, Executive has accepted employment with the Bank on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


          1.   EMPLOYMENT.

          The Bank shall employ Executive as a Region Market Manager Gaston County, with the duties, responsibilities, and powers of such office as assigned to him as of the date hereinabove set forth and as customarily associated with such office, and Executive shall serve the Bank in such capacity during the term of this Agreement. Executive shall faithfully and diligently discharge his duties under this Agreement.


          2.   TERM

          The term of this Agreement shall be three (3) years, commencing on the date hereof.


          3.   COMPENSATION AND BENEFITS

          The Company shall pay or shall cause the Bank to pay or provide to Executive the following items as compensation for his services:

          (i) A base salary of $ _________ per year, payable in equal (or nearly equal) monthly installments in arrears, which amount shall be subject to annual review and increase in the same manner and subject to the same criteria as the base salary of other similarly situated executives of the Bank; and

          (ii)   Inclusion  in  the  Company's  EVA  incentive   program,   with
     performance targets similar to other similarly situated executives.

          The above-stated items of compensation shall not be deemed exclusive nor prevent Executive from receiving any other compensation or benefits provided by the Bank to comparably situated executives. Executive shall be eligible for vacation leave, sick leave, and other leave and participation in any profit-sharing, pension, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan provided by the Company or the Bank to similarly situated executives, subject to the rules prevailing on the effective date of this Agreement or at the time of commencement of the applicable leave policy or plan, as the case may be. In addition, the Company and the Bank agree that the Company or the Bank will assume the split-dollar insurance agreement currently in place between First Community Bank and Executive.


          4.   TERMINATION

          Executive's employment under this Agreement shall terminate:

          (a)  Death.  Upon the death of Executive; or

          (b) Disability. Upon notice from the Company to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" as of such time as he terminates his employment on account of "Disability," as defined in the Centura Banks, Inc. 401(k) Plan; or

          (c) Cause. Upon notice from the Company to Executive for cause. For the purpose of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties pursuant to the reasonable directions of the senior executive management and Board of Directors of Centura Bank (other than due to a disability), or (ii) a material breach by Executive of his duties of loyalty or care to the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or (iv) a conviction of or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty, or (v) a willful violation of any federal or state banking law or other laws or regulations applicable to the Company or the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Company or the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Company or the Bank, such event shall be deemed cause for termination by the Company.

          Any notice of termination of Executive's employment with the BankCompany for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination ("Termination Date"). If the cause alleged by the Company shall be (i), (ii) or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days; or

          (d) Breach. Upon notice from Executive to the Company of the Company's or the Bank's failure to comply with any material provision of this Agreement, provided that Company and/or the Bank, as applicable shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Company shall have taken steps to cure the default within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(d); or

          (e) Improper Termination by the Company. Upon notice from Executive to the Company upon a purported termination of Executive's employment by the Company for cause if it shall be ultimately determined that cause did not exist; or

          (f) Expiration of Term. Upon expiration of the term of this Agreement, as set forth in Section 2 above.


          5.   COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

          (a) Upon Executive's death, the Company shall provide such death or insurance benefits as are in effect for Executive in accordance with the regular policy of the Company and pursuant to the terms of any benefit plans or arrangements maintained by the Company which provide death benefits and in which Executive participates at such time. The Company shall pay or shall cause the Bank to pay Executive's estate his base salary through date of death and his bonus for the period including the date of death, pro rated to reflect the portion of such period prior to Executive's death.

          (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Company shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's compensationbase salary shall be reduced by any amounts received by Executive under the Company's long-term disability plan or from any other collateral source payable due to disability, including social security benefits. If Executive shall remain permanently disabled beyond the term of this Agreementperiod set forth in Section 5(c) below, Executive shall thereafter receive only such amounts, if any, as are payable under the Company's long-term disability plan.

          (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d) or (e), or by the Company for any reason other than for cause as set forth in section 4(c), the Company shall continue to pay, or shall cause the Bank to pay, to Executive or his estate or beneficiaries his full base salary, bonus based on his most recent bonus prior to termination, and benefits in effect as of the Termination Date for the remainder of the term of this Agreement.

          (d) In the event termination is for cause as described in Section 4(c), the Company shall pay Executive his full base salary and other compensation through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, or pension plan of the Company, and the terms of those plans, programs, or arrangements shall govern.


          6.   CONFIDENTIALITY

          (a) Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Company Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Company or its programs or procedures, including without limitation, information received by the Company from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, the Company's computer database, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (b) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a period of two
(2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the term of this Agreement. The term "Customer Information" as used in this Agreement shall mean secret, confidential or proprietary information, including technical and financial information and customer lists received by the Company or Executive from any customer or potential customer of the Company, and shall include any information subject to the provisions of the Federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

          (c) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the cCompany, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

          (d) The covenants contained in this Section 6 shall inure to the benefit of the Company, any successor of it and every subsidiary of it.

          (e) The restrictions containedcontented in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. For purposes of this Section 6, the term "Company" shall include the Company's wholly-owned subsidiary, the Bank.


          7.   SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and or the Bank regardless of whether such occurrence constitutes a Change in Control and the Company and the Bank shall require any such successor to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.
          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executives, administrators, successors, heirs, distributes, divisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legattee or other designee or, if there is not such designee, to Executive's estate.


     8.   MISCELLANEOUS

          (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:


         Executive:      Will Weill III
                         109 Lichenhearth Place
                         Gastonia, NC  28056


          Company:       Centura Banks, Inc.
                         P.O. Box 1220
                         Rocky Mount, NC  27802
                         Attn:  President

          (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

          (d) The Company shall withhold, or cause the Bank to withhold, from each payment to Executive hereunder appropriate amounts for social security and withholding taxes, as well as State income taxes, if applicable.

          (e) (i) The Company and the Executive agree that this Agreement supersedes any and all prior employment agreements. This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

               (ii) By his execution hereof, Executive hereby represents and warrants to the Company and the Bank that he does not now have any existing employment agreement with First Community Bank and that this Agreement is the only such agreement to which he is a party.

     (f) The recitals contained in this Agreement are expressly made a part hereof.

          IN WITNESS WHEREOF, the undersigned individual has executed this Agreement under seal by adopting the word "SEAL" beside his name and the undersigned corporations have executed this Agreement under seal through their duly authorized officers as of the day and year first above written.



                         ______________________________(SEAL)
                              Will Weill III

                         CENTURA BANKS, INC.


                         By:  _____________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)


          The undersigned hereby executes this Agreement for the purpose of consenting to the terms contained herein, and accepting and acknowledging its obligations hereunder.

                         CENTURA BANK


                         By: ______________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)




                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of ________, 1996, among DAVID L. LAWING ("Executive") and CENTURA BANKS, INC. (the "Company") and CENTURA BANK, a wholly owned bank subsidiary of the Company (the "Bank").

     WHEREAS, the Bank desires to provide for Executive's employment with the Bank and to enter into this Agreement with Executive to set forth the terms of his employment; and

     WHEREAS, Executive has accepted employment with the Bank on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


          1.   EMPLOYMENT.

          The Bank shall employ Executive as a Financial Services Officer, with the duties, responsibilities, and powers of such office as assigned to him as of the date hereinabove set forth and as customarily associated with such office, and Executive shall serve the Bank in such capacity during the term of this Agreement. Executive shall faithfully and diligently discharge his duties under this Agreement.


          2.   TERM

          The term of this Agreement shall be three (3) years, commencing on the date hereof.


          3.   COMPENSATION AND BENEFITS

          The Company shall pay or shall cause the Bank to pay or provide to Executive the following items as compensation for his services:

          (i) A base salary of $ _________ per year, payable in equal (or nearly equal) monthly installments in arrears, which amount shall be subject to annual review and increase in the same manner and subject to the same criteria as the base salary of other similarly situated executives of the Bank; and

          (ii)  Inclusion in the Company's sales tracking incentive program.

          The above-stated items of compensation shall not be deemed exclusive nor prevent Executive from receiving any other compensation or benefits provided by the Bank to comparably situated executives. Executive shall be eligible for vacation leave, sick leave, and other leave and participation in any profit-sharing, pension, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan provided by the Company or the Bank to similarly situated executives, subject to the rules prevailing on the effective date of this Agreement or at the time of commencement of the applicable leave policy or plan, as the case may be.


          4.   TERMINATION

          Executive's employment under this Agreement shall terminate:

          (a)  Death.  Upon the death of Executive; or

          (b) Disability. Upon notice from the Company to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" as of such time as he terminates his employment on account of "Disability," as defined in the Centura Banks, Inc. 401(k) Plan; or

          (c) Cause. Upon notice from the Company to Executive for cause. For the purpose of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties pursuant to the reasonable directions of the senior executive management and Board of Directors of Centura Bank (other than due to a disability), or (ii) a material breach by Executive of his duties of loyalty or care to the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or (iv) a conviction of or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty, or (v) a willful violation of any federal or state banking law or other laws or regulations applicable to the Company or the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Company or the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Company or the Bank, such event shall be deemed cause for termination by the Company.

          Any notice of termination of Executive's employment with the BankCompany for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination ("Termination Date"). If the cause alleged by the Company shall be (i), (ii) or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days; or

          (d) Breach. Upon notice from Executive to the Company of the Company's or the Bank's failure to comply with any material provision of this Agreement, provided that Company and/or the Bank, as applicable shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Company shall have taken steps to cure the default within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(d); or

          (e) Improper Termination by the Company. Upon notice from Executive to the Company upon a purported termination of Executive's employment by the Company for cause if it shall be ultimately determined that cause did not exist; or

          (f) Expiration of Term. Upon expiration of the term of this Agreement, as set forth in Section 2 above.


          5.   COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

          (a) Upon Executive's death, the Company shall provide such death or insurance benefits as are in effect for Executive in accordance with the regular policy of the Company and pursuant to the terms of any benefit plans or arrangements maintained by the Company which provide death benefits and in which Executive participates at such time. The Company shall pay or shall cause the Bank to pay Executive's estate his base salary through date of death and his bonus for the period including the date of death, pro rated to reflect the portion of such period prior to Executive's death.

          (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Company shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's compensationbase salary shall be reduced by any amounts received by Executive under the Company's long-term disability plan or from any other collateral source payable due to disability, including social security benefits. If Executive shall remain permanently disabled beyond the term of this Agreementperiod set forth in Section 5(c) below, Executive shall thereafter receive only such amounts, if any, as are payable under the Company's long-term disability plan.

          (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d) or (e), or by the Company for any reason other than for cause as set forth in section 4(c), the Company shall continue to pay, or shall cause the Bank to pay, to Executive or his estate or beneficiaries his full base salary, bonus based on his most recent bonus prior to termination, and benefits in effect as of the Termination Date for the remainder of the term of this Agreement.

          (d) In the event termination is for cause as described in Section 4(c), the Company shall pay Executive his full base salary and other compensation through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, or pension plan of the Company, and the terms of those plans, programs, or arrangements shall govern.


          6.   CONFIDENTIALITY

          (a) Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Company Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Company or its programs or procedures, including without limitation, information received by the Company from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, the Company's computer database, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (b) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a period of two
(2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the term of this Agreement. The term "Customer Information" as used in this Agreement shall mean secret, confidential or proprietary information, including technical and financial information and customer lists received by the Company or Executive from any customer or potential customer of the Company, and shall include any information subject to the provisions of the Federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

          (c) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the cCompany, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

          (d) The covenants contained in this Section 6 shall inure to the benefit of the Company, any successor of it and every subsidiary of it.

          (e) The restrictions containedcontented in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. For purposes of this Section 6, the term "Company" shall include the Company's wholly-owned subsidiary, the Bank.


          7.   SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and or the Bank regardless of whether such occurrence constitutes a Change in Control and the Company and the Bank shall require any such successor to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executives, administrators, successors, heirs, distributes, divisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legattee or other designee or, if there is not such designee, to Executive's estate.


     8.   MISCELLANEOUS

          (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:


          Executive:     David L. Lawing
                         1210 Oakwood Avenue
                         Gastonia, NC  28052


          Company:       Centura Banks, Inc.
                         P.O. Box 1220
                         Rocky Mount, NC  27802
                         Attn:  President

          (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

          (d) The Company shall withhold, or cause the Bank to withhold, from each payment to Executive hereunder appropriate amounts for social security and withholding taxes, as well as State income taxes, if applicable.

          (e) (i) The Company and the Executive agree that this Agreement supersedes any and all prior employment agreements. This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

               (ii) By his execution hereof, Executive hereby represents and warrants to the Company and the Bank that he does not now have any existing employment agreement with First Community Bank and that this Agreement is the only such agreement to which he is a party.

     (f) The recitals contained in this Agreement are expressly made a part hereof.


          IN WITNESS WHEREOF, the undersigned individual has executed this Agreement under seal by adopting the word "SEAL" beside his name and the undersigned corporations have executed this Agreement under seal through their duly authorized officers as of the day and year first above written.



                         ______________________________(SEAL)
                              David L. Lawing

                         CENTURA BANKS, INC.


                         By:  _____________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)


          The undersigned hereby executes this Agreement for the purpose of consenting to the terms contained herein, and accepting and acknowledging its obligations hereunder.

                         CENTURA BANK


                         By: ______________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective as of the ____ day of ________, 1996, among HOLT D. ROBINSON ("Executive") and CENTURA BANKS, INC. (the "Company") and CENTURA BANK, a wholly owned bank subsidiary of the Company (the "Bank").

     WHEREAS, the Bank desires to provide for Executive's employment with the Bank and to enter into this Agreement with Executive to set forth the terms of his employment; and

     WHEREAS, Executive has accepted employment with the Bank on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


          1.   EMPLOYMENT.

          The Bank shall employ Executive as a Financial Services Officer, with the duties, responsibilities, and powers of such office as assigned to him as of the date hereinabove set forth and as customarily associated with such office, and Executive shall serve the Bank in such capacity during the term of this Agreement. Executive shall faithfully and diligently discharge his duties under this Agreement.


          2.   TERM

          The term of this Agreement shall be three (3) years, commencing on the date hereof.


          3.   COMPENSATION AND BENEFITS

          The Company shall pay or shall cause the Bank to pay or provide to Executive the following items as compensation for his services:

          (i) A base salary of $ _________ per year, payable in equal (or nearly equal) monthly installments in arrears, which amount shall be subject to annual review and increase in the same manner and subject to the same criteria as the base salary of other similarly situated executives of the Bank; and

          (ii)  Inclusion in the Company's sales tracking incentive program.

          The above-stated items of compensation shall not be deemed exclusive nor prevent Executive from receiving any other compensation or benefits provided by the Bank to comparably situated executives. Executive shall be eligible for vacation leave, sick leave, and other leave and participation in any profit-sharing, pension, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan provided by the Company or the Bank to similarly situated executives, subject to the rules prevailing on the effective date of this Agreement or at the time of commencement of the applicable leave policy or plan, as the case may be. In addition, the Company and the Bank agree that the Company or the Bank will assume the split-dollar insurance agreement currently in place between First Community Bank and Executive.


          4.   TERMINATION

          Executive's employment under this Agreement shall terminate:

          (a)  Death.  Upon the death of Executive; or

          (b) Disability. Upon notice from the Company to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" as of such time as he terminates his employment on account of "Disability," as defined in the Centura Banks, Inc. 401(k) Plan; or

          (c) Cause. Upon notice from the Company to Executive for cause. For the purpose of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties pursuant to the reasonable directions of the senior executive management and Board of Directors of Centura Bank (other than due to a disability), or (ii) a material breach by Executive of his duties of loyalty or care to the Company, or (iii) a willful violation by Executive of any provision of this Agreement, or (iv) a conviction of or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty, or (v) a willful violation of any federal or state banking law or other laws or regulations applicable to the Company or the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Company or the Bank in accordance with Section 4(d), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Company or the Bank, such event shall be deemed cause for termination by the Company.
          Any notice of termination of Executive's employment with the BankCompany for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination ("Termination Date"). If the cause alleged by the Company shall be (i), (ii) or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days; or

          (d) Breach. Upon notice from Executive to the Company of the Company's or the Bank's failure to comply with any material provision of this Agreement, provided that Company and/or the Bank, as applicable shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Company shall have taken steps to cure the default within the thirty (30) day period, Executive shall have no right to terminate his employment under the provisions of this Section 4(d); or

          (e) Improper Termination by the Company. Upon notice from Executive to the Company upon a purported termination of Executive's employment by the Company for cause if it shall be ultimately determined that cause did not exist; or

          (f) Expiration of Term. Upon expiration of the term of this Agreement, as set forth in Section 2 above.


          5.   COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

          (a) Upon Executive's death, the Company shall provide such death or insurance benefits as are in effect for Executive in accordance with the regular policy of the Company and pursuant to the terms of any benefit plans or arrangements maintained by the Company which provide death benefits and in which Executive participates at such time. The Company shall pay or shall cause the Bank to pay Executive's estate his base salary through date of death and his bonus for the period including the date of death, pro rated to reflect the portion of such period prior to Executive's death.

          (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) above, the Company shall pay to Executive compensation and benefits as set forth in Section 5(c) below, provided that Executive's compensationbase salary shall be reduced by any amounts received by Executive under the Company's long-term disability plan or from any other collateral source payable due to disability, including social security benefits. If Executive shall remain permanently disabled beyond the term of this Agreementperiod set forth in Section 5(c) below, Executive shall thereafter receive only such amounts, if any, as are payable under the Company's long-term disability plan.

          (c) If Executive's employment shall be terminated by Executive pursuant to Sections 4(d) or (e), or by the Company for any reason other than for cause as set forth in section 4(c), the Company shall continue to pay, or shall cause the Bank to pay, to Executive or his estate or beneficiaries his full base salary, bonus based on his most recent bonus prior to termination, and benefits in effect as of the Termination Date for the remainder of the term of this Agreement.

          (d) In the event termination is for cause as described in Section 4(c), the Company shall pay Executive his full base salary and other compensation through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit his vested rights under any other benefit, retirement, or pension plan of the Company, and the terms of those plans, programs, or arrangements shall govern.


          6.   CONFIDENTIALITY

          (a) Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Company Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Company or its programs or procedures, including without limitation, information received by the Company from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, the Company's computer database, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (b) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a period of two
(2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties as required by law or judicial or regulatory proceedings or as authorized by the Company or the Bank, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the term of this Agreement. The term "Customer Information" as used in this Agreement shall mean secret, confidential or proprietary information, including technical and financial information and customer lists received by the Company or Executive from any customer or potential customer of the Company, and shall include any information subject to the provisions of the Federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

          (c) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the cCompany, that the remedy at law for any such violation or threatened violation will be inadequate and that the Company shall be entitled to appropriate equitable relief.

          (d) The covenants contained in this Section 6 shall inure to the benefit of the Company, any successor of it and every subsidiary of it.

          (e) The restrictions containedcontented in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. For purposes of this Section 6, the term "Company" shall include the Company's wholly-owned subsidiary, the Bank.


          7.   SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and or the Bank regardless of whether such occurrence constitutes a Change in Control and the Company and the Bank shall require any such successor to assume expressly and agree to perform this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executives, administrators, successors, heirs, distributes, divisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legattee or other designee or, if there is not such designee, to Executive's estate.


     8.   MISCELLANEOUS

          (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

          Executive:     Holt D. Robinson
                         1552 Prancer Lane
                         Gastonia, NC  28056


          Company:       Centura Banks, Inc.
                         P.O. Box 1220
                         Rocky Mount, NC  27802
                         Attn:  President

          (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

          (d) The Company shall withhold, or cause the Bank to withhold, from each payment to Executive hereunder appropriate amounts for social security and withholding taxes, as well as State income taxes, if applicable.

          (e) (i) The Company and the Executive agree that this Agreement supersedes any and all prior employment agreements. This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

               (ii) By his execution hereof, Executive hereby represents and warrants to the Company and the Bank that he does not now have any existing employment agreement with First Community Bank and that this Agreement is the only such agreement to which he is a party.

     (f) The recitals contained in this Agreement are expressly made a part hereof.

          IN WITNESS WHEREOF, the undersigned individual has executed this Agreement under seal by adopting the word "SEAL" beside his name and the undersigned corporations have executed this Agreement under seal through their duly authorized officers as of the day and year first above written.



                         ______________________________(SEAL)
                              Holt D. Robinson

                         CENTURA BANKS, INC.


                         By:  _____________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)


          The undersigned hereby executes this Agreement for the purpose of consenting to the terms contained herein, and accepting and acknowledging its obligations hereunder.

                         CENTURA BANK


                         By: ______________________________
                              President

ATTEST:


- ------------------------
     Secretary
(CORPORATE SEAL)





                                   SCHEDULE F
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


                    Form of Legal Opinion of Counsel for the
                           Holding Company and Centura



                                                                       , 1996




First Community Bank
710 South Marietta Street
Gastonia, North Carolina  28052

Gentlemen:

         I am General Counsel of Centura Banks, Inc. (the "Holding Company") and its bank subsidiary, Centura Bank ("Centura") and, in such capacity, I have reviewed that certain Agreement and Plan of Reorganization and Merger dated April 4, 1996, by and among First Community Bank ("First Community"), Centura and the Holding Company (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, First Community is proposed to be merged into and with Centura (the "Merger") and the outstanding shares of First Community's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

As counsel to Centura and the Holding Company, I have examined originals or copies of their Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the Registration Statement (No. ) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/Proxy Statement, dated
           , 1996, the corporate minute books of the Holding Company and Centura, certificates and written statements of officers and agents of Centura and the Holding Company, certificates of public officials, and such other documents and records of the Holding Company and Centura as I have deemed necessary for the purpose of giving the opinions hereinafter expressed.

In giving certain of the opinions set forth below, I have relied solely upon certifications and letters provided to me by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, I have relied solely upon (i) certificates and statements of officers, employees and accountants of the Holding Company and Centura, (ii) the representations and warranties of the Holding Company and Centura set forth in the Agreement, and (iii) a letter dated
         , 1996, from The New York Stock Exchange ("NYSE") with respect to approval of the Holding Company's Notification to the NYSE with respect to the listing of shares of Centura Stock to be issued in connection with the Merger. Except as expressly stated herein, I have not independently verified any factual matters in connection with the giving of the opinions set forth below.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that, except as described in the Registration Statement or the Agreement or as Previously Disclosed by the Holding Company or Centura to First
Community:

                  1. Centura and the Holding Company each (i) is duly organized and incorporated and validly existing (as a banking corporation and a business corporation, respectively) under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (iv) to my Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

                  2. The Holding Company's authorized capital stock consists of ____________ shares of Centura Stock and ____________ shares of no par preferred stock. The Holding Company's Board of Directors has reserved and authorized the issuance of the shares of Centura Stock into which the outstanding shares of First Community Stock will be converted in connection with the Merger and which may be purchased upon the exercise of outstanding options which are converted into rights to purchase Centura Stock as provided in the Agreement, and such shares (i) have been approved for listing on the NYSE and, (ii) when issued as described in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  3. (i) The Holding Company and Centura each has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein,
(ii) all corporate proceedings required to be taken to authorize the Holding Company and Centura to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement constitutes the valid and binding agreement of the Holding Company and Centura enforceable in accordance with its terms.

                  4. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by the Holding Company or Centura with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Centura's Articles of Incorporation or Bylaws, or, to my Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Centura is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to my Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Centura's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to my Actual Knowledge, result in the acceleration of any obligation or indebtedness of the Holding Company or Centura.

                  5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Centura's execution and delivery of the Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities ("Regulatory Approvals").

                  6. All Regulatory Approvals required to be obtained by the Holding Company or Centura for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on the Holding Company or Centura in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to my Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by the Holding Company or Centura for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

                  7. (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to my Actual Knowledge, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to my Actual Knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or Centura or any of their properties or assets which, if determined adversely, could result in liability on the part of the Holding Company or Centura for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on the Holding Company's or Centura's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company or Centura to consummate the Merger; and

                       (ii) neither the Holding Company nor Centura is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or Centura which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or Centura; and, to my Actual Knowledge, neither the Holding Company nor Centura has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

                  8. When Articles of Merger have been duly executed by First Community and Centura and have been filed with the Secretary of State of North Carolina in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

Additionally, I have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of the Holding Company and Centura) nothing has come to my attention which would lead me to believe that the Registration Statement at the time it became effective, or the Proxy Statement at the time it was distributed to First Community's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that I make no statement regarding any information included in the Registration Statement regarding First Community or regarding any of the Holding Company's or Centura's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, I have assumed, without independent verification, that:

I. First Community is duly organized, validly existing and in good standing as a commercial bank under the laws of North Carolina and all other applicable laws to which it is subject. First Community has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by First Community in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against First Community;

A. Other than persons executing documents on behalf of the Holding Company or Centura, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

A. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

                  d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

                  e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

                  f. First Community has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over First Community, the Holding Company, Centura and the transactions described in the Agreement.

                  g. All certificates of public officials have been properly given and are accurate and complete; and

                  h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

  I. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

A. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, I have relied with your consent exclusively on certificates of officers of Centura and the Holding Company, certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and I have not conducted any independent investigation in this regard), and that I have no actual conscious awareness of any information to the contrary.

A. My opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

A. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

A. I express no opinion with respect to compliance by the Holding Company or Centura with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

A.               These opinions are delivered to you pursuant to Section 7.02.d.
                 of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on my opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without my prior written consent.

         g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and I undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                                     Yours truly,



                                                     Joseph A. Smith, Jr.
                                                     General Counsel









                                   SCHEDULE G
               to Agreement and Plan of Reorganization and Merger
                               dated April 4, 1996


              Form of Legal Opinion of Counsel for First Community



                                                                       , 1996






Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina  27802

Gentlemen:

         We have acted as special counsel to First Community Bank ("First Community"), a North Carolina banking corporation, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated April 4, 1996, by and among First Community, Centura Bank ("Centura") and Centura Banks, Inc. (the "Holding Company") (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, First Community is proposed to be merged into and with Centura (the "Merger") and the outstanding shares of First Community's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

         As counsel to First Community, we have examined originals or copies of First Community's Articles of Incorporation, By-Laws and corporate minute books, the Agreement, the Registration Statement (No. ) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/Proxy Statement, dated , 1996, certificates and written statements of officers and agents of First Community, certificates of public officials, and such other documents and records of First Community as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

         In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to us by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of First Community, and (ii) the representations and warranties of First Community set forth in the Agreement. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below.

         Subject to the qualifications and limitations set forth herein, and except as set forth in the Registration Statement or the Agreement or as Previously Disclosed by First Community to Centura and the Holding Company in connection therewith, we are of the opinion that:

                  1. First Community (i) is duly organized and incorporated and validly existing as a commercial bank under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on First Community; and (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on First Community.

                  2. First Community's authorized capital stock consists of 2,400,000 shares of common stock, $4.16 2/3 par value per share ("First Community Stock").

                  Each outstanding share of First Community Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent First Community's stock is assessable under North Carolina banking law), (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  3. To our Actual Knowledge, First Community has no subsidiary (direct or indirect).

                  4. Except for options to purchase shares of First Community Stock issued and outstanding under the First Community Stock Plans, First Community has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Community Stock or any other securities of First Community, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of First Community Stock or any other securities of First Community, or (iii) plan, agreement or other arrangement pursuant to which shares of First Community Stock or any other securities of First Community, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                  5. (i) First Community has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings and approvals required to authorize First Community to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and (iii) the Agreement constitutes the valid and binding agreement of First Community enforceable in accordance with its terms.

                  6. Except where the same would not have a material adverse effect on First Community, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by First Community with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Community's Articles of Incorporation or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Community is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of First Community's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of First Community.

                  7. No consents, approvals or waivers are required to be obtained from any person or entity in connection with First Community's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of First Community's Board of Directors and shareholders and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

                  8. The Agreement has been duly and validly approved by First Community's Board of Directors and shareholders to the extent and in the manner required by applicable law, and the Agreement has been executed and delivered on First Community's behalf.

                  9. All Regulatory Approvals required to be obtained by First Community for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on First Community in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such regulatory approvals are in full force and effect; and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by First Community for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

                  10. (i) To our Actual Knowledge, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting First Community or any of its properties or assets which, if determined adversely, could result in liability on the part of First Community for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on First Community's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of First Community to consummate the Merger; and

                           (ii)   First   Community   is  not   subject  to  any
supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against First Community which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of First Community; and, to our Actual Knowledge, First Community has not been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

         Additionally, we have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of First Community) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement at the time it was distributed to First Community's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no statement regarding any information included in the Registration Statement regarding the Holding Company or Centura or regarding any of First Community's financial statements or other financial, accounting or statistical data).
         In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

                  I. Centura and the Holding Company each is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina and all other applicable laws to which it is subject. Centura and the Holding Company each has the full power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Centura and the Holding Company in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Centura and the Holding Company;

                           A. Other than persons  executing  documents on behalf
                  of First Community, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

                           A. All  natural  persons  executing  any  document or
                  instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

                  d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

                  e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

                  f. The  Holding  Company  and  Centura  have  complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over First Community, the Holding Company, Centura and the transactions described in the Agreement;

                  g. All certificates of public officials have been properly given and are accurate and complete; and

                  h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

         In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

                  I. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

                           A. As  used in any  paragraph  of  this  letter,  the
                  phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, we have relied with your consent exclusively on certificates of officers of First Community as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that we have no actual conscious awareness of any information to the contrary.

                           B. Our opinions are limited to the matters  expressly
                  stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

                           C. The enforceability of all or various provisions of
                  the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

                           A. We express no opinion with  respect to  compliance
                  by First Community with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

                  A. These opinions are delivered to you pursuant to Section 7.03.f. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on my opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

         h. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                                     Yours truly,

                                                     WARD AND SMITH, P.A.








                                                                      APPENDIX B

                PROVISIONS OF NORTH CAROLINA BUSINESS CORPORATION
                       ACT RELATING TO DISSENTERS' RIGHTS

                                   ARTICLE 13.

                               Dissenters' Rights.

             Part l. Right to Dissent and Obtain Payment for Shares.

Section 55-13-01.  Definitions.

In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 55-13-02.  Right to Dissent.

         (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporation actions:

                 (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

                 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

                 (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale:

                 (4)  An  amendment  of  the  articles  of  incorporation   that
         materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

                 (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 55-13-03.  Dissent by nominees and beneficial owners.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any other person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                 (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder.

Section 55-13-04 to 55-13-19:  Reserved for future codification purposes.

             Part 2. Procedures for Exercise of Dissenters' Rights.

Section 55-13-20.  Notices of dissenters' rights.

         (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

         (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G. S. 55-13-22.

         (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.





Section 55-13-21.  Notice of intent to demand payment.

         (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

                 (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                 (2)  Must not vote his shares in favor of the proposed action.

         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) is not entitled to payment for his shares under this Article.

Section 55-13-22.  Dissenters' notice.

         (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

         (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

                 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (3)  Supply a form for demanding payment;

                 (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

                 (5)  Be accompanied by a copy of this Article.

Section 55-13-23.  Duty to demand payment.

         (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

Section 55-13-24.  Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 55-13-25.  Offer of payment.

         (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

         (b)  The offer of payment must be accompanied by:

                 (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

                 (2) A statement of the corporation's estimate of the fair value of the shares;

                 (3)  An explanation of how the interest was calculated;

                 (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

                 (5)  A copy of this Article.

Section 55-13-26.  Failure to take action.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

Section 55-13-27:    Reserved for future codification purposes.

Section 55-13-28. Procedure if shareholder dissatisfied with corporation's offer or failure to perform.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

                 (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

                 (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or

                 (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

         Section 55-13-29:  Reserved for future codification purposes.


                      Part 3. Judicial Appraisal of Shares.

         Section 55-13-30.  Court action.

                 (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

                 (a1) If the dissenter does not commence the  proceeding  within
         60-day period, the dissenter shall have an additional 30 days to either
         (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

                 (b)  Reserved for future codification purposes.

                 (c) the court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                 (d) the jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to trial by jury.

                 (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

         Section 55-13-31.  Court costs and counsel fees.

                 (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

                 (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                          (1) Against the corporation and in favor of any or all
                 dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

                          (2) Against either the corporation or a dissenter,  in
                 favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed act arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

                 (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


                                                                    APPENDIX C

                    Letterhead of Scott & Stringfellow, Inc.


                                  May 31, 1996



Board of Directors
First Community Bank
Gastonia, NC 28053

Gentlemen:

        You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of First Community Bank (AFirst Community@) of the terms of an Agreement and Plan of Reorganization and Merger by and among Centura Banks, Inc. (AHolding Company@), Centura Bank (ACentura@) and First Community dated April 4, 1996 (the AMerger Agreement@). The Merger Agreement provides for the merger of First Community with and into Centura (the AMerger@) and further provides that each share of Common Stock of First
Community which is issued and outstanding immediately prior to the Effective Date of the Merger shall be exchanged for 0.96 shares of Holding Company Common Stock (the AExchange Ratio@). The Exchange Ratio is subject to adjustment in certain events.

        In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Merger Agreement; (2) First Community's financial statements for the three years ended December 31, 1995; (3) First Community's unaudited financial statements for the three months ended March 31, 1995 and 1996, and other internal information relating to First Community prepared by First Community's management; (4) information regarding the trading market for the common stocks of First Community and Holding Company and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain bank and bank holding company mergers and acquisitions in North Carolina in recent years; (6) Holding Company's annual reports to shareholders and its financial statements for the three years ended December 31, 1995; and (7) Holding Company's and Centura=s unaudited financial statements for the three months ended March 31, 1995 and 1996, and other internal information relating to Holding Company and Centura prepared by Holding Company's management. We have discussed with members of management of First Community and Holding Company the background to the Merger, reasons and basis for the Merger and the business and future prospects of First Community and Holding Company individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.


Board of Directors
First Community Bank
May 31, 1996
Page 2

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of First Community, Centura and Holding Company. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of First Community, Centura or Holding Company. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

        On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Merger Agreement are fair from a financial point of view to the shareholders of First Community Common Stock.

                          Very truly yours,

                          SCOTT & STRINGFELLOW, INC.



                    By:   /s/ Gary S. Penrose

                          Gary S. Penrose
                          Managing Director, Financial Institutions Group


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the General States of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

         Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director, and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         In addition, and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         As permitted by the North Carolina statutory provisions explained above, Article IX, Section 4 of the Bylaws of the Registrant provides as follows:

                  Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for other employees and agents of the Corporation as it deems appropriate.

                  The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorney's fee's actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit, or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

                  Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the bylaws or by any applicable resolution or contracts upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that be is entitled to be indemnified by the Corporation against such expenses.

                  The board of directors of the Corporation  shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnify acted and of the reasonable amount of indemnity due him.

                  Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

                  The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. 55-8-51 (or its successor).

         As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy that will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

         The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.








ITEM 21.  EXHIBITS

The following exhibits are filed herein or have been, as noted, previously filed:

Exhibit No.                        Description



 2.1         Agreement and Plan of Reorganization and Merger, dated as of April 4, 1996, by and among First Community
             Bank and Centura Bank and Centura Banks, Inc. (included as Appendix A to Prospectus/Proxy
             Statement contained in Part I)
 5.1         Opinion of Joseph A. Smith, Jr. as to the validity of the shares of Centura Common Stock.*
 8.1         Opinion of Poyner & Spruill, L.L.P. as to federal income tax consequences.*
13.1         First Community Bank Annual Report on Form F-2 for the fiscal year ended December 31, 1995.*
13.2         First Community Bank Quarterly Report on Form F-4 for the quarterly period ended March 31, 1996.*
13.3         First Community Bank Current Report on Form F-3, dated March 26 1996.*
23.1         Consent of KPMG Peat Marwick LLP, independent certified public accountants for Centura Banks, Inc.*
23.2         Consent of KPMG Peat Marwick LLP, independent certified public accountants for First Community Bank.*
23.3         Consent of Joseph A. Smith, Jr. (Contained in Exhibit 5.1)
23.4         Consent of Poyner & Spruill, L.L.P.*
23.5         Consent of Scott & Stringfellow, Inc.*
24.1         Power of Attorney.*
99.1         Form of proxy of First Community Bank.




* Previously filed.


ITEM 22. UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. (l) The undersigned Registrant hereby undertakes as follows: that prior to any public reoccurring of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rocky Mount, State of North Carolina on this the 1st day of July, 1996.

                                        REGISTRANT

                                        CENTURA BANKS, INC.

                                        By:  /s/ Robert R. Mauldin
                                                 Robert R. Mauldin
                                                 Chairman of the Board and Chief
                                                 Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 1, 1996.

Signature                                                              Title


/s/ Robert R. Mauldin                                         Chairman of the Board, Director
       Robert R. Mauldin                                      and Chief Executive Officer


          *                                                   Director, President, and Chief
       Cecil W. Sewell, Jr.                                   Operating Officer


          *                                                   Director, Group Executive Officer
       Frank L. Pattillo                                      and Chief Financial Officer


          *                                      Director and Group Executive Officer
       William H. Wilkerson



Signature                                                     Title


          *                                                 Treasurer/Controller
       Michael R Hilton


           *                                                  Director
       Richard H. Barnhardt


           *                                                  Director
       C. Wood Beasley


           *                                                 Director
       Thomas A. Betts, Jr.


           *                                                 Director
       H. Tate Bowers


           *                                                 Director
       Ernest L. Evans


           *                                                 Director
       J. Richard Futrell, Jr.


           *                                                 Director
        John H. High


           *                                                 Director
        William D. Hoover


           *                                                 Director
        Robert L. Hubbard


           *                                                  Director
        William H. Kincheloe


           *                                                   Director
       Charles T. Lane



Signature                                                     Title


            *                                             Director
       Jack A. Moody


            *                                             Director
       Clifton H. Moore


             *                                            Director
       Joseph H. Nelson


            *                                             Director
       O. Tracy Parks III


            *                                             Director
       William H. Redding, Jr.


            *                                             Director
       Charles M. Reeves III


            *                                              Director
       George T. Stronach III


            *                                             Director
       Alexander P. Thorpe III


             *                                             Director
       Joseph L. Wallace, Jr.


            *                                              Director
       Charles P. Wilkins


     By: /s/ Joseph A. Smith, Jr.
             Joseph A. Smith, Jr., as attonery-in-fact
                                   pursuant to power of attorneys


                                  EXHIBIT INDEX

                                                                                                                Sequentially
                                                                                                                   Numbered
Exhibit No.      Description                                                                                         Page



5.l          Opinion of Joseph A. Smith, Jr. as to the validity of the shares of Centura Common Stock*

8.1          Opinion of Poyner & Spruill, L.L.P. as to federal income tax consequences*

13.1         First Community Bank Annual Report on Form F-2 for the fiscal year ended December 31, 1995.*

13.2         First Community Bank Quarterly Report on Form F-4 for the quarterly period ended March 31, 1996.*

13.3         First Community Bank Current Report on Form F-3, dated March 26 1996.*

23.1          Consent of KPMG Peat Marwick LLP, independent certified public accountants for Centura
              Banks, Inc.*

23.2          Consent of KPMG Peat Marwick, LLP independent certified public accountants for First
              Community Bank*

23.4          Consent of Poyner & Spruill*

23.5          Consent of Scott & Stringfellow, Inc.*

99.1          Form of proxy of First Community Bank




* Previously filed.